Exhibit 10.1
Managed Services Agreement
between
MetroPCS Wireless, Inc.
and
Amdocs Software Systems Limited
and
Amdocs, Inc.
September 15, 2008

***	Where this marking appears throughout this Exhibit 10.1, information has been omitted pursuant to a request for confidential treatment and such information has been filed with the Securities and Exchange Commission separately.

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Schedules and Exhibits

Schedule 1	MetroPCS-Owned Deliverables
Schedule 2	Amdocs Systems
Schedule 3	File Format for VeriSign System Data Extraction
Schedule 4	Amdocs Third Party Software
Schedule 5	Envelope and Storage Parameters
Schedule 6	Implementation and Migration Services
Schedule 7	MetroPCS’ Current Legacy Systems
Schedule 8	Fees
Schedule 9	Product Documentation
Schedule 10	Roles and Responsibilities Document
Schedule 11	Creditable Performance Specifications
Schedule 12	Outsourcing Services
Schedule 13-A	System Procedures Manual
Schedule 13-B	Disaster Recovery Plan
Schedule 14	Project Plan
Schedule 15	Specifications
Schedule 16	Steering Committee and Key Personnel
Schedule 17	Change Management Procedures
Schedule 18	Amdocs Maintenance
Schedule 19	Data Privacy and Security
Schedule 20	Insurance
Schedule 21	Master Preferred Agreement and Amendment
Attachment 1	Master Preferred Agreement
Attachment 2	First Amendment to Master Preferred Agreement
Schedule 22	Control Objectives
Schedule 23	Amdocs Competitors
Schedule 24	MetroPCS Competitors
Schedule 25	Background Checks
Schedule 26	MetroPCS Equipment, MetroPCS Owned Software and MetroPCS Third Party Software

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Managed Services Agreement
THIS MANAGED SERVICES AGREEMENT is effective as of the 8th day of April, 2008 (the “Effective Date”) by and between MetroPCS Wireless, Inc., a company incorporated under the laws of Delaware, having its principal offices at 2250 Lakeside Boulevard, Richardson, Texas 75082, and Amdocs Software Systems Limited, a company incorporated under the laws of Ireland, having its principal offices at First Floor, Block S, East Point Business Park, Dublin 3, Ireland, and Amdocs, Inc., a company incorporated under the laws of the State of Delaware, having its principal offices at 1390 Timberlake Manor Parkway, Chesterfield, Missouri 63017.
RECITALS
WHEREAS, MetroPCS is a provider of various types of wireless communications services, and Amdocs develops, distributes, implements, supports, operates and maintains software systems and solutions and provides related managed services to, among others, wireless communications providers; and
WHEREAS, MetroPCS desires to procure from ASSL, and ASSL desires to provide to MetroPCS: (i) ASSL’s proprietary software products that will replace certain of MetroPCS’ current billing and operational support systems; (ii) support, design, coding, customization, implementation and integration Services for the development of necessary modifications to the Amdocs Systems and Amdocs Third Party Software to create the functionality of MetroPCS’ current billing and operational support systems, including the Legacy Systems as detailed in the MetroPCS requirements set forth in the RFI and ASSL’s response thereto, as the same have been discussed by the Parties and reflected herein; (iii) such further, other and additional Services as may be mutually agreed upon by the Parties in writing from time to time pursuant to the terms and conditions set forth herein; and
WHEREAS, MetroPCS desires to procure from Amdocs and Amdocs desires to provide to MetroPCS: (i) services for the migration of MetroPCS’ existing subscriber base from MetroPCS’ current billing and operational support systems, including the Legacy Systems, to the System; (ii) ongoing services and equipment for the implementation, operation, support and maintenance of the System including, without limitation, hosting and operating the System for MetroPCS; (iii) disaster recovery services; and (iv) such further, other and additional Services as may be mutually agreed upon by the Parties in writing from time to time pursuant to the terms and conditions set forth herein; and
WHEREAS, as further described herein and pursuant to the terms and conditions set forth herein, and as Additional Services, MetroPCS may request to have Amdocs host the VeriSign billing and operational support platform used by MetroPCS as of the Signing Date (the “VeriSign System”); and
WHEREAS, the Agreement sets forth the terms and conditions under which MetroPCS will procure Services from Amdocs, and Amdocs will provide such Services to MetroPCS.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MetroPCS and Amdocs, intending to be legally bound, hereby agree to the foregoing and as follows:
1.	DEFINITIONS
1.1	General. For purposes of the Agreement, all capitalized terms used herein shall have the meanings given to them in Section 1.2 or in the context in which they are defined. A term defined in the singular shall include the plural and vice versa when the context so indicates, and words connoting gender shall include all genders. The term “including” means “including, without limitation.” Unless specified otherwise, references to Sections and Schedules in the Agreement are to sections and schedules of and to the Agreement, except in any Schedule, when references to Sections and Schedules are to sections and schedules of and to the relevant Schedule, and except in any Order, when references to Sections and Schedules are to sections and schedules of and to the relevant Order.

1.2	Definitions.

“Active Subscriber” means a MetroPCS customer whose account is maintained on the System and who has active service on the MetroPCS network.

“Additional Services” means the services and equipment (if any) to be provided by Amdocs, and the software (if any) to be licensed to MetroPCS, described in an Order. Without limiting the generality of the foregoing, Additional Services includes future Enhancements contemplated under the terms of Section 2.5.2.

“Affiliate” means, as to a Party, any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Party, where “control” means to own or control more than fifty percent (50%) of the voting interests or voting securities of the applicable entity or otherwise to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or by contract or otherwise, provided that, once such control ceases to exist, the affected entity will no longer qualify as an Affiliate for purposes of the Agreement.

“Agreement” means the Managed Services Agreement, effective April 8, 2008, by and between MetroPCS and Amdocs, including all Schedules, Exhibits, Addenda and Orders, as any of the foregoing may be amended from time-to-time.

“Amdocs” means, collectively, Amdocs, Inc. and ASSL.

“Amdocs Competitor” means Amdocs Hosting Competitors and/or Amdocs Product Competitors.

“Amdocs Confidential Information” means: all records, data, documents, business plans, models, specifications, operational methods and other information of Amdocs or its Affiliates (collectively for purposes of this definition, the “Amdocs Entities”), that is identified as being of a confidential or proprietary nature, or that a reasonable person would determine or conclude to be of a confidential or proprietary nature, that is disclosed to MetroPCS, other MetroPCS Affiliates, or their Personnel (collectively for purposes of this definition, the “MetroPCS Recipients”), whether in tangible, intangible and/or oral form, and whether in written form or readable by machine including, without limitation:
(a)	data related to the Amdocs Entities’ customers (excluding the MetroPCS Data) and other records, data, files, reports, forms and other such items of the Amdocs Entities;

(b)	with respect to each Amdocs Entity, information regarding: current and future products and services, customers, personnel, suppliers, pricing, costs, business methods, business plans, business models, and other financial information, strategies and plans, programs, processes and practices and other confidential and proprietary information that an Amdocs Entity owned, acquired, developed or receives from a Third Party (other than in connection with the Agreement from an Authorized User who or that constitutes a Third Party); and

(c)	all technical information, software (whether in the form of object code or source code), product information, materials, data, reports, programs, documentation, diagrams, ideas, concepts, techniques, processes, inventions, knowledge, know-how, and intellectual property, including trade secrets, owned, developed or acquired by the Amdocs Entities (other than that acquired from MetroPCS or the Authorized Users or assigned to MetroPCS to the extent MetroPCS expressly retains sole ownership thereof pursuant to the terms of the Agreement) including, without limitation, the Amdocs Systems and Amdocs Third Party Software.
Amdocs Confidential Information shall not include information: (d) that was at the time of disclosure to a MetroPCS Recipient in the public domain; (e) that after disclosure to a MetroPCS Recipient, was published or otherwise made a part of the public domain through no fault of any MetroPCS Recipient; (f) that was in the possession of a MetroPCS Recipient at the time of disclosure to it, if MetroPCS was not then under an obligation of confidentiality to an Amdocs Entity with respect thereto; (g) that after disclosure by an Amdocs Entity to a MetroPCS Recipient, was received from a Third Party who had a lawful right to disclose such information to the MetroPCS Recipient without an obligation of confidentiality; or (h) that was independently developed without reference to Amdocs Confidential Information. For purposes of this provision, information is in the public domain if it is known (through no fault of a MetroPCS Recipient) to Third Parties who are not subject to nondisclosure restrictions with respect to such information.

“Amdocs Equipment” means the equipment and other materials (excluding the Amdocs Third Party Software) owned by Amdocs or leased from Third Parties by Amdocs, and used or operated by Amdocs Personnel in the performance of the Services. For the avoidance of doubt, Amdocs Equipment shall not include any MetroPCS Equipment.

“Amdocs Hosting Competitor” means an entity, or the Affiliate of an entity, that *** . An initial list of Amdocs Hosting Competitors as of the Signing Date is set forth in the attached Schedule 23. Either Party may propose from time to time to modify the list of Amdocs Hosting Competitors to include or exclude, as the case may be, *** that meet or no longer meet, as the case may be, the criteria described in the foregoing subsections (a) and (b), provided that any entities *** . If the other Party objects to any proposed modification of Schedule 23, the dispute resolution procedures set forth in Section 20.4.2 of the Agreement shall apply.

“Amdocs, Inc.” means Amdocs, Inc. and any permitted successors and permitted assigns.

“Amdocs Legal Requirements” means the Laws applicable to the businesses of Amdocs and its Affiliates and the performance of Amdocs’ obligations under the Agreement.

“Amdocs Product Competitor” means an entity, or the Affiliate of an entity, that *** . An initial list of Amdocs Product Competitors as of the Signing Date is set forth in the attached Schedule 23. Either Party may propose from time to time to modify the list of Amdocs Product Competitors to include or exclude, as the case may be, *** that meet or no longer meet, as the case may be, the criteria described above, *** . If the other Party objects to any proposed modification of Schedule 23, the dispute resolution procedures set forth in Section 20.4.2 of the Agreement shall apply.

“Amdocs-Provided Third Party Software” means the software listed on Schedule 4 (as such Schedule may be modified from time to time by mutual written agreement of the Parties) that is licensed or leased by Amdocs from Third Parties and provided by Amdocs to MetroPCS for use by MetroPCS and its Authorized Users.

“Amdocs Systems” (or “Amdocs System”) means: (a) the Amdocs-proprietary software products identified in Schedule 2, and new Releases to such software that are provided by Amdocs to MetroPCS, including all software (provided solely in object code form, with source code deposited in escrow under the Preferred Escrow Agreement), designs, specifications, improvements, techniques, flow charts, and other materials related thereto; and (b) except as expressly provided otherwise in the Agreement, any Enhancements to the Amdocs Systems and/or Amdocs-Provided Third Party Software that are developed and provided by Amdocs to MetroPCS in accordance with the terms of this Agreement, including all software (provided solely in object code form, with source code deposited in escrow under the Preferred Escrow Agreement), designs, specifications, improvements, techniques, flow charts, and other materials related thereto.

“Amdocs Third Party Software” means the Amdocs-Used Third Party Software and the Amdocs-Provided Third Party Software.

“Amdocs-Used Third Party Software” means the software licensed or leased by Amdocs from Third Parties and used by Amdocs Personnel in the performance of the Services including, without limitation, the software set forth in Schedule 4 (as such Schedule may be modified from time to time by mutual written agreement of the Parties). For the avoidance of doubt, Amdocs-Used Third Party Software shall not include Amdocs-Provided Third Party Software and vice versa.

“API” has the meaning set forth in Schedule 11.

“ASSL” means Amdocs Software Systems Limited and any permitted successors and permitted assigns.

“Authorized Users” means: (a) MetroPCS and its officers, agents, employees, *** ; (b) MetroPCS’ Affiliates and their officers, agents, employees, *** ; (c) any Designated Entity and its officers, agents, employees, *** .

“Change” means any change to the Services or the System.

“Change in Control” means: (a) any transaction or combination of transactions as a result of which either a person or a group of persons that customarily has acted in concert and that presently is in control of a Party ceases to be in control of such Party; (b) the sale, transfer, exchange or other disposition (including disposition in full or partial dissolution) of more than *** of the beneficial ownership (as defined in Rule 13(d) of the Securities Exchange Act of 1934) of the voting power of a Party, *** . Notwithstanding the foregoing: (e) with respect to Amdocs, a Change of Control shall not have occurred to the extent control of Amdocs remains with: *** ; and (f) with respect to MetroPCS, a Change of Control shall not have occurred to the extent control of MetroPCS remains with: *** .

“Change Management Procedures” means the procedures for implementing Changes, as specified in Section 10.

“Change Request” means a request by either Party for a Change.

“Confidential Information” means Amdocs Confidential Information or MetroPCS Confidential Information, as the case may be.

“Continuing Directors” means any member of the board of directors of the Ultimate Parent of a Party who: (a) was a member of such board of directors on the Effective Date; or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Creditable Performance Specification(s)” or “CPS(s)” means, individually or collectively, as the context requires, the performance standards for the Services set forth in Schedule 11.

“Critical Milestone” means an important activity, event and/or Deliverable that is designated as such in the Project Plan and/or in an Order. *** .

“Customer Proprietary Network Information” or “CPNI” has the meaning set forth in 47 U.S.C. 222(h)(1).

“Data History Subscriber” means a Disconnected Subscriber whose account data is maintained on the System.

“Deliverables” means any and all documents, designs, business process diagrams, budgets, specifications, architectural renderings, prototypes, screen layouts, Enhancements, interfaces and other materials or information prepared or developed by Amdocs in performance of the Services.

“Designated Entity” means any Person: (a) to which MetroPCS or one of its Affiliates leases or provides products; and (b) that MetroPCS or one of its Affiliates does not control but has an equity or membership interest of *** who or that have signed a non-disclosure agreement with MetroPCS containing restrictions at least as protective of the Amdocs Systems and Amdocs Confidential Information as those contained in the Agreement.

“Disconnected Subscriber” means a MetroPCS customer whose account is maintained on the System, but who does not have active service on the MetroPCS network and is not a Hotlined Subscriber.

“Disabling Code or Device” means any code embedded in a system for the purpose of making such system operate other than as set forth in the applicable documentation (including, for the System, the Product Documentation and the Specifications), and shall include any timer, clock, counter, time lock, time bomb, Trojan horse, worm, file infector, malware, rootkit, boot sector infector or other limiting design, instruction or routine, including surveillance software or routines or data gathering or collecting software or devices that could, if triggered, erase data or programming, collect data in a surveillance or other capacity, have an adverse impact on such system, or cause such system to become inoperable, experience degradation in service or performance, or otherwise incapable, in whole or in part, of being used in the full manner for which such system was intended to be used, but shall not include any code or key inserted to limit use of such system to Authorized Users or to otherwise ensure compliance with the terms of license for such system.

“Disaster” means an event that causes an unplanned interruption of information processing at any Amdocs Site that results in a significant impairment of the ability of Amdocs to perform the Outsourcing Services, and such Disaster shall only last as long as such event is on-going and actually impairing Amdocs’ ability to perform the Outsourcing Services.

“Enhancements” means any customizations of the Amdocs Systems and/or Amdocs-Provided Third Party Software performed by Amdocs Personnel at MetroPCS’ written request pursuant to Section 2.5.

“Envelope Parameters” means a set of parameters having certain values and/or ranges in relation to which the CPSs and other provisions of the Agreement apply, as specified in Schedule 5.

“FCC” means the Federal Communications Commission or any successor agency performing the same or similar functions.

“Financial Materials” means: (a) the terms set forth in Schedule 8, to the extent the terms set forth in such Schedule constitute Amdocs Confidential Information (e.g., they have not been made public); (b) the dollar amount of all fees and charges under the Agreement; and (c) the dollar amount of the CPS Credits and the dollar amount of the Delay Credits.

“Hotlined Subscriber” means a MetroPCS customer whose account is maintained on the System and who has been “hot-lined” on the MetroPCS network (i.e., a MetroPCS customer who is not yet a Disconnected Subscriber but who does not have active service and whose attempts to make outgoing calls are directed by the MetroPCS network to an intelligent voice response or other customer service system).

“Intellectual Property Rights” means patents, trademarks, trade names, copyrights, trade secrets and/or any other intellectual property rights.

“Know-How” means all ideas, concepts, techniques, information, reports, programs, program materials, documentation, diagrams, notes, outlines, flow charts, user interfaces, software programs, technology, formulas, processes, algorithms, inventions and the like in whatever form kept, retained or stored that are used to implement, support and/or develop the System.

“Late Payment Interest” means interest accruing at the daily equivalent of an annual rate equal to *** or at the maximum rate allowed by Law, if less.

“Law(s)” mean all laws, statutes, regulations, rules, ordinances, executive orders, supervisory requirements, directives, circulars, opinions, interpretive letters and other official releases of or by any applicable governmental authority, department or agency, including laws relating to data privacy or data protection (such laws including, without limitation, such laws that pertain to CPNI or personally identifiable information, the “Data Privacy Laws”).

“Legacy Systems” means the MetroPCS systems specified in Schedule 7.

“Legal Requirements” means Amdocs Legal Requirements and/or MetroPCS Legal Requirements, as applicable.

“LOA” means that certain Letter of Authorization between MetroPCS and ASSL, dated April 8, 2008, as amended.

“Major Releases” means, with respect to particular software, a new version of such software that incorporates the last Minor Release(s) (if one or more has occurred) and includes new or enhanced features and/or functionality. Major Releases may include architectural changes, major feature changes, new functional modules and/or new or enhanced interfaces. Major Releases are designated by product numbers to the left of the decimal point, such as 1.0, 2.0, 3.0, etc., or by product numbers with a “.5” to the right of the decimal point, such as 1.5, 2.5, 3.5, etc.

“Managed Systems” means the Amdocs Systems, Amdocs Third Party Software and, at MetroPCS’ written election and the consent of Amdocs in its reasonable discretion, the Legacy Systems.

“MetroPCS” means MetroPCS Wireless, Inc. and any permitted successors and permitted assigns.

“MetroPCS Competitor” means an entity, or the Affiliate of an entity, that *** . An initial list of MetroPCS Competitors as of the Signing Date is set forth in the attached Schedule 24. Either Party may propose from time to time to modify the list of MetroPCS Competitors to include or exclude, as the case may be, *** that meet or no longer meet, as the case may be, the criteria described above. If the other Party objects to any proposed modification of Schedule 24, the dispute resolution procedures set forth in Section 20.4.2 of the Agreement shall apply.

“MetroPCS Confidential Information” means all records, data, documents, business plans, models, specifications, operational methods and other information of MetroPCS, its Affiliates, Designated Entities and, in connection with the Agreement, Authorized Users (collectively for purposes of this definition, the “MetroPCS Entities”), that is identified as being of a confidential or proprietary nature, or that a reasonable person would determine or conclude to be of a confidential or proprietary nature, that is disclosed to Amdocs, other Amdocs Affiliates, or its or their Personnel (collectively for purposes of this definition, the “Amdocs Recipients”), whether in tangible, intangible and/or oral form, and whether in written form or readable by machine including, without limitation:
(a)	all MetroPCS Data;

(b)	with respect to each MetroPCS Entity, information regarding: current and future products, customers, personnel, suppliers, pricing, costs, business methods, business plans, business models, patent applications, and other financial information, strategies and plans, programs, processes and practices and other confidential and proprietary information that a MetroPCS Entity owned, acquired, developed or receives from a Third Party;

(c)	all technical information, materials, data, reports, programs, documentation, diagrams, ideas, concepts, techniques, processes, inventions, knowledge, know-how, and intellectual property, including trade secrets, owned, developed or acquired by the MetroPCS Entities (other than that acquired from Amdocs or an Amdocs Authorized Subcontractor to the extent Amdocs and/or an Amdocs Authorized Subcontractor expressly retains sole ownership thereof) including, without limitation, MetroPCS Owned Software and MetroPCS Third Party Software;

(d)	all other records, data or information collected, received, stored or transmitted by an Amdocs Recipient in any manner connected with the provision of Services under the Agreement that a reasonable person would determine to be of a confidential or proprietary nature; and

(e)	all CPNI relating to the customers of any of the MetroPCS Entities.
MetroPCS Confidential Information shall not include information: (f) that was at the time of disclosure to an Amdocs Recipient in the public domain; (g) that, after disclosure to an Amdocs Recipient, was published or otherwise made a part of the public domain through no fault of any Amdocs Recipient; (h) that was in the possession of an Amdocs Recipient at the time of disclosure to it, if Amdocs was not then under an obligation of confidentiality with respect thereto; (i) that, after disclosure by MetroPCS to an Amdocs Recipient, was received from a Third Party (other than under this Agreement an Authorized User who or that constitutes a Third Party) who had a lawful right to disclose such information to the Amdocs Recipient without an obligation of confidentiality; or (j) that was independently developed without reference to MetroPCS Confidential Information. For purposes of this provision, information is in the public domain if it is known (through no fault of an Amdocs Recipient) to Third Parties who are not subject to nondisclosure restrictions with respect to such information.

“MetroPCS Data” means data related to customers of MetroPCS, its Affiliates, Designated Entities, and the Authorized Users (including, without limitation, CPNI) and other records, data, files, input materials, reports, forms, and other such information and data of MetroPCS, its Affiliates, Designated Entities, and the Authorized Users that exist in MetroPCS’ current systems, including the Legacy Systems, or in the System, or are created or received by Amdocs Personnel in the performance of the Services, except as provided herein.

“MetroPCS Equipment” means the equipment owned by MetroPCS or its Affiliates, or leased from Third Parties by MetroPCS or its Affiliates, and identified as such in

Schedule 26 (as such Schedule may be modified from time to time by mutual written agreement of the Parties), that Amdocs Personnel may use in the performance of the Services.

“MetroPCS Legal Requirements” means the Laws applicable to the business of MetroPCS, its Affiliates, Designated Entities and Authorized Users and MetroPCS’ performance of its obligations under the Agreement.

“MetroPCS Owned Software” means software owned by MetroPCS or its Affiliates and identified as such in Schedule 26 (as such Schedule may be modified from time to time by mutual written agreement of the Parties) that Amdocs Personnel may use in the performance of the Services.

“MetroPCS Third Party Software” means software licensed by MetroPCS or its Affiliates from Third Parties and identified as such in Schedule 26 (as such Schedule may be modified from time to time by mutual written agreement of the Parties) that Amdocs Personnel may use in the performance of the Services.

“Minor Releases” means, with respect to particular software, a version of such software that does not contain new or enhanced features or functionality, but rather is in the nature of a patch, bug fix or a single enhancement. Minor Releases generally are designated by product numbers to the right of the decimal point, such as 1.1, 1.2, 1.3, etc., (except for .5, which may designate a Major Release) or by further decimal point extensions, such as 7.5.1, 7.5.2, 7.5.3, etc.

“Monthly Fees” means the monthly System Subscriber and Data History Subscriber fees for the Outsourcing Services and other monthly fees specified in Schedule 8.

“Order” means a document pursuant to which Amdocs will provide Additional Services to MetroPCS. All Orders must comply with the terms and conditions of Sections 2.5.3, 10.2 and Schedule 17.

“Party” means MetroPCS or Amdocs; “Parties” means all of them.

“Person” means any natural person, corporation, limited liability company, limited liability partnership, general partnership, limited partnership, trust, association, governmental organization or agency, or other legal person or legally constituted entity of any kind.

“Personnel” means: (a) the employees of a Party or its Affiliates; and (b) subject to the terms of Section 20.6, the subcontractors and agents of a Party or its Affiliates. “MetroPCS Personnel” refers to the Personnel of MetroPCS, and “Amdocs Personnel” refers to the Personnel of Amdocs.

“Preferred Escrow Agreement” means the Master Preferred Escrow Agreement attached hereto as Attachment 1 to Schedule 21, as amended through the terms of the First

Amendment to Master Preferred Escrow Agreement attached hereto as Attachment 2 to Schedule 21.

“Priority 1 Incident” has the meaning set forth in Schedule 11.

“Priority 2 Incident” has the meaning set forth in Schedule 11.

“Priority 3 Incident” has the meaning set forth in Schedule 11.

“Product Documentation” means documentation of the Amdocs Systems and documentation of the Amdocs-Provided Third Party Software, a current (as of the Signing Date) list of which is set forth in Schedule 9. Amdocs shall deliver to MetroPCS an updated list of Product Documentation once each calendar quarter.

“Releases” means all Minor Releases and all Major Releases.

“RFI” means the Request for Information for Billing and OSS Solution that was issued by MetroPCS on October 29, 2007, as supplemented.

“Right To Use” (RTU) means the license or other rights granted by MetroPCS to Amdocs in respect of the Legacy Systems, MetroPCS Equipment, MetroPCS Owned Software and/or MetroPCS Third Party Software, as applicable.

“Roles and Responsibilities Document” means the document attached as Schedule 10, which identifies specific tasks to be performed by each Party that are required for performance of the Services.

“SAS 70” means the American Institute of Certified Public Accountants statement on auditing standards number 70.

“SAS 70 Type II Audit” means an audit conducted pursuant to SAS 70 that results in a report that both describes an organization’s description of controls at a specific point in time and includes detailed testing of those controls over a minimum six (6) month period, or any replacement or successor audit standard or process.

“Services” means all services specified in the Agreement including, without limitation, the Implementation and Migration Services, the Outsourcing Services, any Additional Services, and any Changes performed by Amdocs Personnel.

“Service Rates” means the hourly service rates set forth in Schedule 8.

“Signing Date” means September 15, 2008.

“Site” means data centers, development centers, or other premises at which Amdocs will perform any Services under the Agreement. An “Amdocs Site” refers to the premises of

Amdocs or the Authorized Subcontractors, and a “MetroPCS Site” refers to the premises of MetroPCS or its Affiliates receiving Services under the Agreement.

“Source Materials” means: (a) the Amdocs Systems in source code form (for the avoidance of doubt, this does not include the Amdocs Systems in object code or executable form); (b) in respect of the Amdocs Systems, all design documentation, specifications, flow charts, programmer notes, outlines, writings, graphic or pictorial materials, schematics, data dictionaries, entity relationship designs, database schema, and (c) the Know How described in Sections 8.8(a) and 8.8(b) of the Agreement, except to the extent one of the exclusions set forth in subsections (d), (e), (f), (g) or (h) of the “Amdocs Confidential Information” definition applies to all or any portion of such Know How.

“SOX Laws” means the Sarbanes-Oxley Act of 2002, as it may be amended, supplemented or revised from time to time, applicable rules and regulations issued by the U.S. Securities and Exchange Commission, and applicable rules and regulations of the Public Company Accounting Oversight Board including, without limitation, provisions relating to internal controls over financial reporting, as any of the foregoing may have been and/or may be amended, supplemented or revised from time-to-time.

“Specifications” means the functional and design specifications for the System and/or any software Deliverable, including Enhancements. Specifications may be referred to as “high-level scope document(s)” or “high-level solution document(s)”, including as set forth in Schedule 1. Initial System Specifications are set forth in Schedule 15; additional Specifications or changes to the initial System Specifications may be agreed to by the Parties in accordance with the Change Management Procedures or in an Order.

“System” means the Amdocs Systems, including Enhancements, the Amdocs Third Party Software, the interfaces identified in Schedule 6, and the Amdocs Equipment needed to operate the foregoing in order to achieve the CPSs.

“System Subscriber” means Active Subscribers and Hotlined Subscribers. Notwithstanding any contrary terms in the foregoing, “System Subscribers” does not include customers for which Amdocs does not provide any Included Services and does not include any Disconnected Subscribers.

“Tax Assessment” means all federal, state, or local sales, use, service, excise, gross receipts, municipal fees, transfer, transaction or similar taxes, fees, withholdings or surcharges, but excludes: (a) any tax, fee, assessment, or surcharge on either Party’s corporate existence, status, or income; (b) property taxes, fees, assessment, or surcharges; (c) any corporate franchise tax, fee, assessment, or surcharge; and (d) taxes, fees, assessment, and surcharges which are imposed directly on a Party’s gross or retail revenues.

“Termination Date” means the date on which the Term of the Agreement expires without renewal or, if earlier, the date on which any termination of the Agreement becomes effective.

“Termination Notice” means a written notice of termination given in accordance with the terms set forth in Section 16.

“Territory” means *** .

“Third Party” means a Person other than MetroPCS, its Affiliates and Designated Entities, Amdocs and its Affiliates, or any of their respective employees.

“Ultimate Parent” means, as to a Party, an entity that, directly or indirectly, through one or more intermediaries, ultimately controls such Party, where “ultimately controls” means to own, directly or indirectly, or ultimately control more than fifty percent (50%) of the voting interests or voting securities of the applicable entity or otherwise to direct or cause the direction of the management and policies of a Party, whether through ownership of voting securities or by contract or otherwise; provided, however, that, where one or more entities ultimately control a Party, only the entity which directly or indirectly ultimately controls all such entities would be considered the Ultimate Parent; provided, further that, once such ultimate control ceases to exist, the affected entity will no longer qualify as an Ultimate Parent for purposes of the Agreement.

“VeriSign License Agreement” means that certain License Agreement between MetroPCS, Inc. and VeriSign dated July 11, 2001, as the same may have been amended and/or supplemented from time to time.

1.3	Additional Definitions. In addition to the terms defined in Section 1.2, the following terms are defined in the following Sections:

Defined Term	Section
Amdocs Cap	17.6
Approved Countries	20.6.2
Auditors	13
Audits	13.1.2
Authorized Subcontractor	20.6.2
Certification	4.4.3	(d)(i)
Control Objectives	13.2
Corrective Plan	13.2.3
***	***
Defense	18.3	(c)
Deployment Use	4.4.3	(b)(ii)
Deployment Use Period	4.4.3	(b)(ii)
Disaster Recovery Plan/DRP	2.3.3	(a)
Disclosing Party	14.4
Effective Date	Introduction
Election Notice	18.3	(a)
Enhancement Request	2.5.2
Enhancement Response	2.5.2
Events of Default	16.4
Excused Delay	4.1.2
Force Majeure Event	19.1
***	***
Frustration Event	16.3.2
Good Reason	16.5
Implementation and Migration
Services	2.2
Included Services	2.4
Indemnitee	18.1
Indemnitor	18.1
Industry Standards	11.2	(a)
Initial Term	16.1

Defined Term	Section
Initial Term Commencement Date	16.1
Key Personnel	6.2.1
Liabilities	18.1
Material Adverse Effect	11.1	(a)
MetroPCS Cap	17.6
MetroPCS Enhancements	8.4
MetroPCS-Owned Deliverables	15.2
NDA	14.1
New Functionality	8.5.2
Non-Compliant Party	11.4	(a)
Outsourcing Services	2.3.1
Payee	12.6.1	(a)
Payer	12.6.1
Personal Information	14.9
Platform Use	4.4.3	(b)(i)
Platform Use Period	4.4.3	(b)(i)
PMO	9.2.1
Pre-Existing Works	15.1
Pre-Live Testing	4.4.3	(a)
Pre-Paid Solution	11.2	(f)
Progress Report	4.1.3
Project Manager	9.3.1
Project Plan	4.1.1
Records	13.2.2
Receiving Party	14.4
Renewal Term	16.1
Recruiting Party	6.6
Security Incident	14.9
SOX Deficiencies	13.2.3
Standard	4.3
Steering Committee	9.1.1
System Acceptance	4.4.3	(d)(ii)
System Platform	4.4.3	(b)(i)
System Procedures Manual	2.3.4
Tax(es)	12.8.1
Term	16.1
Termination Assistance	16.10
Termination Assistance Period	16.10
Termination Conversion Date	16.6
Termination Fee	16.6
Test Materials	4.4.2
Test Plan	4.4.2
Testing Criteria	4.4.3	(a)
UAT Plan	4.4.2
VeriSign	2.4	(a)
VeriSign System	Whereas Clauses
2.	SCOPE OF SERVICES

2.1	General. Amdocs shall perform the Services in accordance with the Agreement, including, but not limited to, as specified in this Section 2, Section 3, Section 4 and the applicable Schedules. Amdocs shall also provide any Additional Services specified in Orders entered into pursuant to the provisions of Section 2.5. Except as provided below in this Agreement, Amdocs shall provide the System *** that includes *** required to host and deliver the System in accordance with the Specifications, Product Documentation and the Agreement. Further, based on MetroPCS’ requirement that *** ; provided, however that in addition to its own networks and operations, MetroPCS is responsible for providing the equipment and software listed on Schedule 26, *** .

2.2	Implementation of Amdocs Systems. In accordance with the time frames and other terms set forth in the Project Plan, ASSL will provide MetroPCS with Services for the customization, implementation of, and migration to, the System, as specified in Schedule 6 (the “Implementation and Migration Services”).

2.3	Outsourcing Services.

2.3.1	General. Amdocs will perform hosting, support operations and maintenance and other services with respect to the Managed Systems, as further described in Schedule 12 (the

“Outsourcing Services”), commencing on the date user acceptance testing commences under Section 4.4.3(a).

2.3.2	VeriSign System. If requested by MetroPCS, Amdocs shall provide Additional Services in respect of the VeriSign System pursuant to an Order to be agreed upon by the Parties.

2.3.3	Disaster Recovery and Disaster Recovery Plan.
(a)	As part of the Outsourcing Services, Amdocs is responsible for developing, implementing and maintaining a plan for the ongoing Outsourcing Services in the event of a Disaster (the “Disaster Recovery Plan” or “DRP”). The DRP is a documentary Deliverable the initial version of which is attached as Schedule 13-B. The DRP is and shall continue to be designed to interact with MetroPCS’ overall business continuity plan as communicated by MetroPCS to Amdocs in writing.

(b)	Amdocs is responsible for the following activities as set forth in the DRP:
(i)	Maintaining sufficient infrastructure for the production environment(s) of the Managed Systems in order to enable MetroPCS, within the time frames specified in the Disaster Recovery Plan, to maintain business operations at the level of operations specified in the Disaster Recovery Plan using support from Amdocs’ alternate operations center;

(ii)	Maintaining current backups of all MetroPCS Data and the Managed Systems;

(iii)	Maintaining methods and procedures required for DRP testing, as well as detailed instructions for implementing the DRP in the event of a Disaster;

(iv)	Implementing disaster recovery plans and procedures at a secondary Amdocs Site in accordance with the DRP;

(v)	An annual test of the DRP, including, but not limited to, restoring data from backup media, verification of System operation and testing access controls; and

(vi)	Conducting an annual review of the Disaster Recovery Plan and proposing to MetroPCS any appropriate updates thereto. Any updates proposed by Amdocs that are accepted by MetroPCS shall be implemented in accordance with the Change Management Procedures.
2.3.4 System Procedures Manual.
(a)	Development. In accordance with the further terms of this Section, Amdocs shall develop as a Deliverable and thereafter regularly update a detailed, MetroPCS-specific system procedures manual that minimally includes the contents specified below in this Section and in Schedule 13-A (the “System Procedures Manual”). Amdocs shall deliver the first draft of the System Procedures Manual to MetroPCS for its review, comments and approval thirty (30) days prior to the start of user acceptance testing by MetroPCS and shall, with respect to such draft, incorporate MetroPCS’ comments and suggestions *** . In conjunction with each Major Release (but at least on an annual basis), Amdocs shall: (i) update the System Procedures Manual to reflect changes in the operations and procedures described therein, all of which updates shall be made in a manner that causes them to be easily identifiable by MetroPCS; (ii) provide to MetroPCS the updated draft of the System Procedures Manual for MetroPCS’ review, comments and approval; and (iii) with respect to each such draft, incorporate MetroPCS’ comments and suggestions *** . Prior to completion of the System Procedures Manual, Amdocs shall provide the Services in accordance with the standards and procedures generally used by MetroPCS as of the Signing Date as communicated to Amdocs by MetroPCS in writing.

(b)	Contents. Amdocs shall provide the System Procedures Manual to MetroPCS electronically in a format reasonably acceptable to MetroPCS, along with instructions regarding the methodology for accessing the same. The System Procedures Manual shall include a then-current data dictionary for the System and describe, among other things, the manner in which Amdocs will provide the Services, and identify the documentation (including, e.g., operations manuals, user guides and end-user support manuals) that includes further details about such activities, all of which shall be in accordance with the Agreement. The System Procedures Manual shall in no event be interpreted as an amendment to the Agreement so as to relieve Amdocs of any of its performance obligations under the Agreement, but shall be used as one basis for interpreting the agreed upon method of performance with regard to the matters detailed therein.

(c)	Ownership. The System Procedures Manual shall be owned by Amdocs, excluding portions thereof that constitute MetroPCS Confidential Information. In respect of the portions of the System Procedures Manual that are owned by Amdocs, *** .
2.4	Amdocs as Exclusive Supplier. Commencing on *** , MetroPCS shall not utilize any Third Party to provide *** . Notwithstanding anything contained herein to the contrary:

***

***

2.5	Additional Services.

2.5.1	General. MetroPCS may, from time-to-time, issue a request to add Additional Services to the scope of the Agreement. Any Additional Services constitute a Change, and the Parties shall comply with Section 10.2 with respect to all Changes.

2.5.2	Future Enhancements. In addition to the Enhancements contemplated under Schedule 6, MetroPCS shall have the right to request that Amdocs develop additional Enhancements in accordance with the terms and conditions of this Section. If MetroPCS wants Amdocs to create new Enhancements, MetroPCS shall provide Amdocs with a written notice specifying in reasonable detail MetroPCS’ desired features and/or functions (“Enhancement Request”). The Enhancement Request shall specify whether MetroPCS wants Amdocs to provide a cost estimate and/or fixed fee quotation. Within *** following receipt of an Enhancement Request, Amdocs shall acknowledge that it has received the Enhancement Request and that appropriate Amdocs representative(s) are working on a response. Within *** for a simple Enhancement Request and within *** for a complex Enhancement Request following Amdocs’s receipt of such Enhancement Request, Amdocs shall provide MetroPCS, at no cost or expense to MetroPCS, a written statement describing in detail the labor costs (which costs shall be based on rates that do not exceed the Services Rates), equipment costs, Amdocs Third Party Software license fees or cost (if any) (all of which shall be Amdocs’ actual cost without markup, unless otherwise mutually agreed, support and maintenance costs and time frame to complete the Enhancement Request, and such other terms and conditions required to implement the Enhancement Request (“Enhancement Response”). If MetroPCS approves the Enhancement Response, the Parties shall enter into an Order, Statement of Work or other similar document, all of which shall be subject to the terms and conditions of the Agreement (including, without limitation, those set forth in Section 8.4). If MetroPCS does not approve the Enhancement Response for any reason, then MetroPCS shall not be obligated to proceed with such Enhancements, and Amdocs shall continue to perform its obligations as originally contemplated under the Agreement. Nothing contained in the Agreement shall restrict or prohibit MetroPCS from creating its own customizations or software on its side of any interface to the System.

2.5.3	Orders.
(a)	Amdocs shall provide Additional Services to MetroPCS through an Order.

(b)	Each Order shall be deemed to incorporate: (i) the terms and conditions of the Agreement (subject to Section 2.5.3(c)); (ii) the Specifications document attached to such Order, if any; and (iii) any relevant subordinate documents attached to or referenced in such Order, if any. Each Order may set forth a schedule of Delay Credits applicable to Amdocs’ failure to timely achieve mutually agreed Critical Milestones, including development milestones for Enhancements. An Order may not be modified except as agreed in writing by authorized representatives of MetroPCS and Amdocs as set forth in Schedule 17.

(c)	Except to the extent that an Order expressly supersedes a particular term of the Agreement as set forth in Section 20.16, terms and conditions agreed by the Parties in an Order shall apply solely to such Order.

(d)	An Order will be binding on the Parties only when executed by authorized representatives of the Parties as set forth in Schedule 17.
2.6	Incidental Activities. If any incidental activities that are not specifically designated as Amdocs’ tasks in the Roles and Responsibilities Document or elsewhere in the Agreement are an inherent part of the Services and are reasonably required for the proper performance or provision of the Services in accordance with the Agreement and such activities are not specifically designated as the responsibility of MetroPCS or a Third Party in the Roles and Responsibilities Document or elsewhere in the Agreement, such incidental activities shall be deemed to be included within the scope of the Services to be provided by Amdocs, without any additional charge or cost in excess of the fees and charges otherwise payable by MetroPCS to Amdocs for such Services under the Agreement.

2.7	Global Services Model. Amdocs agrees that the Managed Systems shall be hosted in the United States *** , and Amdocs shall not relocate the Managed Systems to a location outside the United States without the prior written consent of MetroPCS, which may be withheld in MetroPCS’ sole discretion. However, subject to Legal Requirements, Amdocs may deliver any or all of the Services using Amdocs Personnel located outside the United States. Currently, the Amdocs pricing set forth in Schedule 8 is based on ***. In the event of a change in Legal Requirements that adversely impacts the desirability of having the Services provided by offshore Amdocs Personnel, upon either Party’s written request, the Parties will cooperatively explore alternate service models that would minimize or eliminate such adverse impact. In the event a mutually satisfactory resolution is not achieved within *** after a Party first requested the exploration of alternate Service models (or such earlier time as may be required to ensure compliance with applicable Laws), Amdocs thereafter shall perform the Services using United States-based Amdocs Personnel, and the amounts payable by MetroPCS on an annualized basis may increase by an amount equal to *** , which amount may not exceed *** . Upon such a change in Legal Requirements that would lead to an increase in amounts payable by MetroPCS hereunder, MetroPCS shall have the right to terminate the Agreement with no further liability to Amdocs by delivering to Amdocs a Termination Notice specifying the Termination Date, and MetroPCS shall pay to Amdocs (in accordance with the payment terms set forth in Section 16.9(f)) an amount equal to *** . In addition, if any such changed MetroPCS Legal Requirements requires Amdocs to add additional staffing solely for the purpose of such regulatory compliance, then upon prior written notice to MetroPCS and MetroPCS’ written consent that such additional Personnel are necessary, MetroPCS shall *** .

3.	CREDITABLE PERFORMANCE SPECIFICATIONS

3.1	Performance According to Creditable Performance Specifications.

3.1.1	Amdocs will perform the Services in accordance with the CPSs specified in Schedule 11.

3.1.2	Amdocs shall measure and report to MetroPCS its performance results against the CPSs in the manner specified in Schedule 11.

***

***

***

3.3	Envelope Parameters.

3.3.1	The CPSs are subject to the Envelope Parameters specified in Schedule 5.

3.3.2	Any changes in the Envelope Parameters, and any effects of such changes on the CPSs and any other provisions of the Agreement, are subject to the terms and conditions of Schedule 5.

4.	IMPLEMENTATION OF AMDOCS SYSTEM

4.1	Project Plan.

4.1.1	Project Plan. Attached hereto as Schedule 14 is a detailed implementation and project plan for the performance of the Implementation and Migration Services, including documentation of all project milestones (including Critical Milestones) and Deliverables (the “Project Plan”). The Project Plan may be modified from time to time by written agreement signed by a vice president of Amdocs and an officer of MetroPCS. The Project Management Office shall be responsible to maintain and update the Project Plan.

4.1.2	Critical Milestones *** . The Project Plan includes Critical Milestones, and an Order may include Critical Milestones relating to Additional Services. A Critical Milestone will be achieved successfully only when the activities, events, Services and/or Deliverables that comprise such Critical Milestone have occurred and/or have been completed and accepted in accordance with the terms of the Agreement or the applicable Order. Subject to the further terms of this Section, if Amdocs is likely to fail to meet a Critical Milestone, then at MetroPCS’ request and, unless the terms of subsection (d) below apply, at no additional cost or expense to MetroPCS, Amdocs shall provide that number and type of additional Amdocs Personnel as are reasonably necessary to timely achieve the Critical Milestone. Provided such failure was not caused by an Excused Delay, if Amdocs already has failed to meet a Critical Milestone, then:
(a)	at MetroPCS’ option, Amdocs shall provide that number and type of additional Amdocs Personnel as are reasonably necessary to timely achieve the Critical Milestone, or complete the Critical Milestone(s) within a re-adjusted time frame established by the Parties; ***

(b)	*** .
Notwithstanding the foregoing, if a Critical Milestone has been delayed (each of the events or circumstances described in the following subsections (c) and (d) constitutes an “Excused Delay”): (c) under the circumstances described in Section 19.1; or (d) as a result of the failure of MetroPCS Personnel, for any reason other than a delay caused by Amdocs Personnel, to perform MetroPCS’ material obligations with respect to such Critical Milestone or otherwise under the Agreement (including those reflected in the Roles and Responsibilities Document) or the applicable Order and designated as a MetroPCS obligation, provided that such failure and its likely impact on Amdocs’ ability to timely achieve the Critical Milestone was identified by Amdocs in a written notice to MetroPCS within a reasonable period of time after such failure was known by Amdocs, the Critical Milestone date and any other subsequent affected Critical Milestone date(s) shall be extended: (i) if the length of the delay caused by MetroPCS Personnel was, (a) prior to System Acceptance *** or (b) following System Acceptance *** , on a day-for-

day basis to account for the period of delay; or (ii) if the length of the delay caused by MetroPCS Personnel was (c) prior to System Acceptance *** , or (b) following System Acceptance *** , the Parties will agree upon and document the impact of such delay (including any additional compensation to Amdocs for such delay and any revisions to the Project Plan) in accordance with the Change Management Procedures.

4.1.3	Progress Meetings and Reports. Prior to the Initial Term Commencement Date, appropriate representatives of the Parties shall meet at least weekly to discuss the status of the Implementation and Migration Services and performance against the Project Plan. At least three (3) days before each meeting, Amdocs shall create and present to the PMO a detailed written progress report (“Progress Report”). The Progress Report shall include, among other things:
(a)	a summary in such detail as MetroPCS shall reasonably request of *** ; and

(b)	a log of *** .

Amdocs shall identify in all Progress Reports any MetroPCS and/or Third Party delay or other circumstance known to Amdocs that will or may impact Amdocs’ ability to timely perform its obligations, including achieving any Critical Milestone by its due date.
4.2	Amdocs’ Roles and Responsibilities. Amdocs will perform all of the tasks designated as Amdocs’ tasks in the Roles and Responsibilities Document. Amdocs acknowledges that its timely and proper performance of such tasks is required for MetroPCS’ performance of the tasks designated as MetroPCS’ tasks in the Roles and Responsibilities Document that are dependent upon Amdocs’ preceding tasks.

4.3	Deliverables. Each Deliverable prepared by Amdocs shall be in a form, format, and in such detail as is necessary to: (a) in the case of software Deliverables, including Enhancements, cause it to *** ; or (b) in the case of documentary Deliverables (e.g., documentation of Enhancements), considering the purpose of the Deliverable, *** (the applicable standard for the Deliverable under the foregoing subsections shall constitute the “Standard” for purposes of this Section). Prior to delivery to MetroPCS, Amdocs shall perform a systematic review of each software Deliverable, including Enhancements, and shall at the time of delivery to MetroPCS confirm that the software Deliverable conforms to the Standard that is applicable to such software Deliverable. Promptly following receipt of the applicable software or documentary Deliverable, MetroPCS shall review and, in the case of software Deliverables, test the Deliverable in accordance with the terms set forth in Section 4.4 (with respect to the software Deliverables that are part of initial System deployment) or in accordance with a mutually agreed upon test plan. If the Deliverable does not conform to its Standard, MetroPCS will notify Amdocs of the deficiencies (within the timeframe set forth in the Project Plan or, if no timeframe is specified, then within thirty (30) days, following receipt of the applicable Deliverable in the case of documentary Deliverables, and in accordance with the terms set forth in the applicable test plan in the case of software Deliverables), and Amdocs will revise the Deliverable and resubmit it to MetroPCS for its review and if a software Deliverable, testing by MetroPCS. This process of review, testing (where appropriate), and comment will continue until the Deliverable conforms to its Standard and is accepted by

MetroPCS. Notwithstanding the foregoing, Amdocs acknowledges that MetroPCS’ acceptance of a software Deliverable may be based on the advice and input of Amdocs. If during the Term, a software Deliverable is found not to comply with its Specifications, the portions of such Deliverable for which Amdocs is responsible (or the entire Deliverable, if Amdocs is responsible for the entire Deliverable) will be corrected promptly by Amdocs at no additional charge or expense to MetroPCS. If during the Termination Assistance Period, a software Deliverable is found not to comply with its Specifications resulting in a Priority 1 or Priority 2 incident, the portions of such Deliverable for which Amdocs is responsible (or the entire Deliverable, if Amdocs is responsible for the entire Deliverable) will be corrected promptly by Amdocs as part of the Termination Assistance Services *** .

4.4	Specifications and Acceptance Testing.

4.4.1	Specifications. The initial System Specifications are set forth in the attached Schedule 15. MetroPCS acknowledges that the functional capabilities contemplated by the Specifications set forth in Schedule 15 may be achieved through configurations, and/or Enhancements. Additionally, Schedule 15 identifies all initial System release configurations and/or Enhancements (if any) that may require additional cost or expense to MetroPCS to develop, support and maintain.

4.4.2	Test Plan and Test Materials. Within the time frame specified in the Project Plan, Amdocs shall be responsible for developing a detailed System test plan (the “Test Plan”) for testing the System. Concurrently with the development of the Test Plan, Amdocs shall identify and provide to MetroPCS all *** that will be used by Amdocs to conduct its System testing (together with the Test Plan, collectively, the “Test Materials”), all of which shall be specifically tailored to the System as reflected in the Agreement and/or the Specifications. The Test Materials constitute a documentary Deliverable and are subject to the terms of Section 4.3. In addition, Amdocs will incorporate into its System testing procedures the user acceptance test cases provided by MetroPCS that reflect MetroPCS’ business requirements. As between Amdocs and MetroPCS, MetroPCS shall be responsible for developing a detailed user acceptance test plan (the “UAT Plan”) for testing the System, together with the related *** that will be used by MetroPCS in conducting user acceptance testing.

4.4.3	System Testing. Testing of the System will include testing to be conducted by each of Amdocs and MetroPCS, as further described in this Section 4.4, as well as full end-to-end testing of the System. During Test Plan development, MetroPCS, with Amdocs’ assistance, will develop the criteria for commencing and concluding both Pre-Live Testing and Deployment Use (“entrance” and “exit” criteria). Further, MetroPCS shall have the right to modify or amend the scope, methodologies and procedures for Pre-Live Testing and Deployment Use and for executing System testing for items for which MetroPCS is responsible as described herein if reasonably necessary to test the System. Amdocs shall provide to MetroPCS copies (in written and electronic formats) of all test results generated by Amdocs during its performance of any testing processes and procedures, including the Test Plan. Amdocs shall document test results and produce testing metrics in a clear, intuitive, comparable format based on the testing processes defined in the Test Plan. In addition, MetroPCS shall provide to Amdocs copies (in written and electronic formats) of the test result metrics generated by MetroPCS during its performance of any testing processes and procedures, including the UAT Plan.
(a)	Pre-Live Testing. Pre-live testing of the System (“Pre-Live Testing”) shall be performed jointly by the Parties in accordance with the responsibilities allocated to each Party in the Agreement (including in Schedule 6, in the Roles and Responsibilities Document, in the Project Plan, in the Test Plan and/or in the UAT Plan), and shall continue for the periods of time set forth in the Project Plan, the Test Plan and/or the UAT Plan. Pre-Live Testing shall test and validate, as against the Specifications, Product Documentation and CPSs:

***

***

***

***

***

***

***

all to verify and confirm that the System: (ix) conforms in all material respects to the applicable Specifications *** ; and (x) performs in all material respects in accordance with the CPSs *** (the requirements specified in the foregoing subsections (ix) and (x) constitute the “Testing Criteria”). *** (xi) Amdocs will be responsible for timely correcting any identified failures of the System to comply with the Testing Criteria that are discovered during the testing process; and (xii) MetroPCS will be responsible for timely correcting any issues on MetroPCS’ side of any interface to the System that are discovered during the testing process.

Prior to completion of Pre-Live Testing, Amdocs shall provide to MetroPCS documentation for all configurations, Enhancements and interfaces developed or created by Amdocs (and such documentation shall constitute a Deliverable for purposes of the Agreement) for the System.

Amdocs shall provide MetroPCS with written notice that it has met all of its Pre-Live Testing exit criteria once the following conditions have been satisfied in full: (xiii) *** ; and (xiv) all documentation for all configurations, Enhancements and other Deliverables, including interfaces developed or created by Amdocs, have been provided to MetroPCS. If MetroPCS disagrees with Amdocs’ notice, MetroPCS shall provide written notice to Amdocs detailing the basis for such disagreement, and the Parties shall meet to review the areas of non-compliance. Once the Parties agree that Amdocs has satisfied its Pre-Live Testing exit criteria, the System shall be ready for user acceptance testing by MetroPCS. MetroPCS shall conduct its portions of Pre-Live Testing in accordance with the UAT Plan and provide Amdocs with written notice once the Testing Criteria have been satisfied *** . Once the Parties agree that the Pre-Live Testing exit criteria have been satisfied, the System shall be ready for Deployment Use in accordance with Section 4.4.3(b).

(b)	Platform Use and Full Deployment Use. Following successful completion of Pre-Live Testing, MetroPCS will conduct the additional testing described in this subsection (b).

(i)	In respect of each of the pre-paid platform and mediation platform that will be provided by Amdocs as part of the System (each, a “System Platform”), MetroPCS shall have the right to deploy the System Platform in production in respect of *** MetroPCS markets *** (for each System Platform, “Platform Use”). Unless otherwise mutually agreed, the Platform Use period for each System Platform shall continue for *** (for each System Platform, the “Platform Use Period”). If any failures of a System Platform to comply with the Testing Criteria are discovered during the Platform Use Period for such System Platform, MetroPCS shall report such failures to Amdocs, and Amdocs promptly shall correct such failures and, in respect of Priority 1 Incidents and Priority 2 Incidents, provide MetroPCS with a written explanation for such failure with a root cause analysis. MetroPCS shall have *** to verify any correction provided by Amdocs for a Priority 1 Incident, and *** to verify any correction provided by Amdocs for a Priority 2 Incident, and, if necessary, the Platform Use Period shall be extended accordingly. Subject to the terms of Section 4.4.3(d), the process described in this Section 4.4.3(b)(i) shall repeat as often as necessary for each System Platform until all failures to comply with the Testing Criteria for such System Platform that have been identified during the Platform Use Period for such System Platform have been corrected by Amdocs (or the Parties have agreed in writing that any of such failures will be corrected at a later date as described in Section 4.5), *** . When all failures to comply with the Testing Criteria that have been identified during the Platform Use Period for a System Platform have been corrected by Amdocs (or the Parties have agreed in writing that any of such failures will be corrected at a later date as described in Section 4.5) *** , Amdocs shall provide MetroPCS with written notice that it has met all System Platform Use exit criteria for such System Platform. If MetroPCS disagrees with the notice, MetroPCS shall provide written notice to Amdocs detailing the basis for such disagreement, and the Parties shall meet to review the areas of non-compliance.

(ii)	Following successful completion of Pre-Live Testing and Platform Use of the pre-paid System Platform and Pre-Live Testing of the System as a whole (including each System Platform), MetroPCS will fully deploy the System (including, without limitation, each System Platform and all other software and hardware which comprise the System, in production in respect of one (1) or more MetroPCS markets as determined by MetroPCS in its sole discretion (“Deployment Use”). Unless otherwise mutually agreed, the Deployment Use period shall continue for *** (“Deployment Use Period”). If any failures of the System to comply with the Testing Criteria are discovered during the Deployment Use Period, MetroPCS shall report such failures to Amdocs, and Amdocs promptly shall correct such failures and, in respect of Priority 1 Incidents and Priority 2 Incidents, provide MetroPCS with a written explanation for such failure with a root cause analysis. MetroPCS shall have *** to verify any correction provided by Amdocs for a Priority 1 Incident, and *** to verify any correction provided by Amdocs for a Priority 2 Incident, and, if necessary, the

Deployment Use Period shall be extended accordingly. Subject to the terms of Section 4.4.3(d), the process described in this Section 4.4.3(b) shall repeat as often as necessary until all failures to comply with the Testing Criteria that have been identified during the Deployment Use Period have been corrected by Amdocs (or the Parties have agreed in writing that any of such failures will be corrected at a later date as described in Section 4.5), *** . When all failures to comply with the Testing Criteria that have been identified during Deployment Use have been corrected by Amdocs (or the Parties have agreed in writing that any of such failures will be corrected at a later date as described in Section 4.5) *** , Amdocs shall provide MetroPCS with written notice that it has met all Deployment Use exit criteria. If MetroPCS disagrees with the notice, MetroPCS shall provide written notice to Amdocs detailing the basis for such disagreement, and the Parties shall meet to review the areas of non-compliance.
(c)	Suspension of Testing. Notwithstanding anything contained herein to the contrary, MetroPCS shall have the right in its sole discretion to suspend its portions of Pre-Live Testing, Platform Use and/or Deployment Use at any time if, in MetroPCS’ reasonable judgment, the number or magnitude of issues identified during the testing process warrants suspension, and the time periods for conducting such testing shall be extended on a day-for-day basis to account for the period of suspension. If such suspension will continue for *** , the Parties will agree upon and document the impact of such delay in accordance with the Change Management Procedures.

(d)	Certification and System Acceptance.
(i)	The following conditions are required for a System Platform to achieve “Certification”: (A) the System Platform has successfully met the exit criteria as described in Sections 4.4.3(a) and 4.4.3(b)(i); (B) Amdocs has provided to MetroPCS all documentation for the configurations, Enhancements and other Deliverables relating to the System Platform, including interfaces developed or created by Amdocs; and (C) the Chief Information Officer of MetroPCS, or his designee, has provided written confirmation that the conditions specified in subsections (A) and (B) have been satisfied. If the requirements of subsections (A) and (B) are satisfied, the Chief Information Officer of MetroPCS, or his designee, shall promptly provide the written confirmation required in subsection (C). If Amdocs believes Certification has occurred, and that MetroPCS is wrongfully withholding its confirmation, Amdocs shall send a written notice to MetroPCS stating that it believes Certification has occurred. If MetroPCS does not dispute the written notice by Amdocs *** from the date of MetroPCS’ receipt of Amdocs’ notice, then Certification of the applicable System Platform shall be deemed to have occurred as of the date the System Platform met the exit criteria described in Sections 4.4.3(a) and 4.4.3(b)(i). If MetroPCS disputes Amdocs’ written notice ***, the matter shall be referred to the escalation procedures set forth in

Section 20.4.2. Notwithstanding the above, if MetroPCS migrates additional subscribers to the System Platform beyond the initial market(s) or adds additional markets to the System Platform beyond the initial market(s), then Certification of that System Platform will be deemed to have occurred as of the date the applicable event occurred.

(ii)	The following conditions are required for the System to achieve “System Acceptance”: (A) the System has successfully met the exit criteria as described in Sections 4.4.3(a) and 4.4.3(b); (B) Amdocs has provided to MetroPCS all documentation for the configurations, Enhancements and other Deliverables, including interfaces developed or created by Amdocs; and (C) the Chief Information Officer of MetroPCS, or his designee, has provided written confirmation that the conditions specified in subsections (A) and (B) have been satisfied. If the requirements of subsections (A) and (B) above are satisfied, the Chief Information Officer of MetroPCS, or his designee, shall promptly provide the written confirmation required in subsection (C). If Amdocs believes System Acceptance has occurred, and that MetroPCS is wrongfully withholding its confirmation, Amdocs shall send a written notice to MetroPCS stating that it believes System Acceptance has occurred. If MetroPCS does not dispute the written notice by Amdocs *** from the date of MetroPCS’ receipt of Amdocs’ notice, then System Acceptance shall be deemed to have occurred as of the date the System met the exit criteria described in Sections 4.4.3(a) and 4.4.3(b). If MetroPCS disputes Amdocs’ written notice *** , the matter shall be referred to the escalation procedures set forth in Section 20.4.2. Notwithstanding the above, if MetroPCS migrates additional subscribers to the System beyond the initial market(s) or adds additional markets to the System beyond the initial market(s), then System Acceptance will be deemed to have occurred as of the date the applicable event occurred. Except as provided above, nothing else, including MetroPCS’ use of the System, or any component thereof, in a live, production environment, shall constitute System Acceptance and/or constitute or result in “acceptance” of the System under general contract law, the Uniform Commercial Code of New York or any other Law.
(e)	Delay Relating to System Acceptance. In the event System Acceptance is delayed beyond the applicable dates set forth in Section 3(a) of Schedule 8, *** .
4.5	Correction of Unresolved Deficiencies. Notwithstanding anything contained herein to the contrary, in accordance with its warranty and/or other Services obligations hereunder, Amdocs shall timely correct any failures of the System to conform to, or operate in accordance with, the Specifications, Product Documentation and/or CPSs that are identified, but not resolved, during Pre-Live Testing and/or Deployment Use testing.

4.6	Post-System Acceptance Testing. Each additional MetroPCS market (or group of markets) that is migrated from MetroPCS’ current systems (including the Legacy Systems) to the System following System Acceptance and each Enhancement that is developed following System Acceptance, and each Release that is made available to

MetroPCS following System Acceptance, will be subject to the testing procedures and requirements set forth in a mutually agreed upon test plan for such migration, Enhancement or Release.

4.7	Other Sections. For avoidance of doubt, the obligations specified in this Section 4 are in addition to Amdocs’ other obligations specified in the Agreement and any Orders to be placed by MetroPCS hereunder.

4.8	Viruses and Disabling Code. If Amdocs introduces a Disabling Code or Device into the System or any system of MetroPCS, its Affiliates, Designated Entities or Authorized Users or otherwise causes through an act or omission the loss or corruption of data or programming, at its sole cost and expense and in addition to any other rights of MetroPCS, Amdocs shall, as applicable: (a) take all steps necessary to test for the presence of Disabling Codes or Devices; (b) furnish to MetroPCS a new copy of any affected software without the presence of Disabling Codes or Devices; (c) install and implement such new copy of the affected software for and on behalf of MetroPCS; and (d) restore, with MetroPCS’ assistance as necessary, any and all data and programming lost by MetroPCS as a result of such Disabling Code or Device, and such restoration shall include, if needed, technical assistance to extract data from corrupted data files, restoration of backup media, data log analysis, and the like. If Amdocs introduces a Disabling Code or Device into any system of MetroPCS, its Affiliates, Designated Entities or Authorized Users as a result of Amdocs’ breach of its obligations under Section 11.2(g), *** . If any such Disabling Code or Device is introduced into the System by MetroPCS as a result of MetroPCS failing to exercise commercially reasonable efforts, but in any event at least those efforts required by Industry Standards, to avoid introducing into the System any such Disabling Code or Device, then *** .

5.	SERVICES LOCATIONS

5.1	Locations.

5.1.1	Services will be provided by Amdocs at or from the Amdocs Sites.

5.1.2	Notwithstanding anything to the contrary in the Agreement, Amdocs will perform the Services at the MetroPCS Sites to the extent required in order to provide the Services in accordance with Amdocs’ obligations under the Agreement. MetroPCS shall provide Amdocs with reasonable access to the MetroPCS Sites as necessary for Amdocs to perform the Services under the Agreement.

5.1.3	Upon request, and subject to Amdocs’ approval which shall not be unreasonably withheld, conditioned or delayed, MetroPCS may locate MetroPCS Personnel at, and use, the Amdocs Sites to receive and/or monitor the Services under the Agreement.

5.2	Compliance with Site Policies.

5.2.1	While providing any Services at any MetroPCS Site, Amdocs Personnel shall comply with the operational, safety, physical security and other standards, policies, requirements and procedures then in effect at the MetroPCS Sites that have been provided to Amdocs from time to time in writing. Amdocs shall give MetroPCS prior written notice any time Amdocs performs or is required to perform Services at a MetroPCS Site.

5.2.2	Without limiting Amdocs’ obligations under this Section 5.2 or otherwise, the Amdocs Personnel shall take all reasonable precautions to avoid injury and property damage at the MetroPCS Sites. Amdocs promptly shall report in writing to MetroPCS any injury to Amdocs Personnel or injury or property damage caused by Amdocs Personnel at a MetroPCS Site.

5.2.3	The MetroPCS Personnel that use the Amdocs Sites to receive and/or monitor Services under the Agreement shall comply with and adhere to operational, safety, physical security and other standards, policies, requirements and procedures then in effect and applicable to such Amdocs Sites that have been provided to MetroPCS from time to time in writing.

5.2.4	Each Party shall notify the other in writing if its Personnel become aware of safety or security issues at the other Party’s Site.

5.2.5	Without limiting MetroPCS’ obligations under this Section 5.2 or otherwise, the MetroPCS Personnel shall take all reasonable precautions to avoid injury and property damage at the Amdocs Sites. MetroPCS promptly shall report in writing to Amdocs any injury to MetroPCS Personnel or injury or property damage caused by MetroPCS Personnel at an Amdocs Site.

6.	PERSONNEL

6.1	Number of Amdocs Personnel. Amdocs shall assign sufficient numbers of knowledgeable, professional and qualified Amdocs Personnel to provide the Services in accordance with the terms and conditions of the Agreement (and, in the case of Additional Services, any additional terms and conditions set forth in the applicable Order).

6.2	Amdocs Personnel and Authorized Subcontractor Personnel.

6.2.1	Key Personnel.
(a)	General. The *** Amdocs Personnel designated as such by the Parties in writing including, without limitation, in Schedule 16 and/or in an Order, shall constitute “Key Personnel”. *** . In no event shall Amdocs propose any person who does not have the necessary qualifications to fulfill the Key Personnel role proposed or who *** . If MetroPCS approves the individual *** , then Amdocs promptly thereafter will appoint such person to fill the applicable Key Personnel position. If MetroPCS reasonably objects to an individual proposed to fill any Key Personnel position, MetroPCS shall so notify Amdocs in writing, and the Parties will attempt to resolve MetroPCS’ concerns in a mutually acceptable manner. If the Parties are unable to address those concerns within a reasonable period of time *** , Amdocs shall not *** promptly shall propose another person meeting the requirements of this Section 6, in which event the Parties shall again comply with the provisions of this subsection (a) until the position is filled.

(b)	Removal/Replacement of Key Personnel by Amdocs. Without MetroPCS’ prior written consent, Amdocs shall not remove any Key Personnel from performance of Amdocs’ duties under the Agreement, except in cases involving: (i) employment terminations; (ii) removal at MetroPCS’ written request in accordance with Section 6.2.2 below; (iii) inability to work due to death, disability or injury (in each case as determined by Amdocs in accordance with its policies); or (iv) provided MetroPCS is given *** prior written notice thereof, the Key Personnel voluntarily decides to leave his/her position with Amdocs or one of its Affiliates in order to assume a different job position with Amdocs or one of its Affiliates. If Amdocs knows in advance that any person serving as Key Personnel will cease performing his/her normal job function due to a circumstance described in subsection (i) or (iii) above and Amdocs is not legally prohibited from providing notice of such circumstance to MetroPCS, Amdocs will provide written notice to MetroPCS of such circumstance as far in advance as is reasonably possible, but in any event within the timeframes required under this Section. Within *** of any such removal of any Key Personnel (whether or not MetroPCS’ consent is required for such removal), Amdocs shall temporarily replace such person with another person of suitable qualifications and ability. Amdocs shall thereafter, as soon as reasonably practicable but not to exceed *** , propose a permanent replacement for such person in accordance with Section 6.2.1(a) above.

(c)	Assignment to MetroPCS Competitors. Without MetroPCS’ prior written consent in each instance, which consent shall not be unreasonably withheld, *** , Amdocs shall not allow *** , at the time *** .

(d)	Transition. If: (i) Amdocs is obligated to replace any Key Personnel as provided in Section 6.2.2; or (ii) Amdocs wants to remove any of the Key Personnel, and either MetroPCS consents to such removal, or MetroPCS’ consent to such removal is not required as provided in Section 6.2.1(b) above, then: (A) the terms of Section 6.2.1(a) above with respect to the assignment of Key Personnel shall apply; (B) the proposed permanent replacement personnel shall be “qualified,” meaning that the proposed replacement Key Personnel shall possess the requisite experience, education, background and training as necessary to fulfill the responsibilities of the position and shall have passed the requisite background check; and (C) to the extent reasonably necessary and practicable, the replacement Key Personnel shall work with the replaced Key Personnel during a mutually agreed transition period, the duration of which shall be determined based on the duties and responsibilities of the Key Personnel to be replaced, and all costs and expenses associated with educating and training the replacement Key Personnel *** . In addition, provided the replaced Key Personnel remains employed by Amdocs, such individual shall continue to be available to MetroPCS and Amdocs by telephone to answer any project-related questions for a reasonable period of time.
6.2.2	Removal of Amdocs Personnel By MetroPCS. Notwithstanding anything contained in the Agreement to the contrary, if MetroPCS reasonably objects to the continued assignment of any Amdocs Personnel (including, without limitation, Key Personnel) to perform Amdocs’ obligations under the Agreement, then MetroPCS shall so notify Amdocs in writing. Unless the nature of MetroPCS’ objections warrants immediate removal (e.g., a safety or security policy has been violated), in which case Amdocs immediately will remove the affected Amdocs Personnel, MetroPCS shall allow Amdocs a meaningful opportunity *** to investigate the underlying facts supporting MetroPCS’ removal request, discuss the findings of Amdocs’ investigation with MetroPCS, and recommend corrective actions aimed at eliminating MetroPCS’ objections. However, unless MetroPCS withdraws its request for removal in writing, Amdocs shall remove the affected Amdocs Personnel and promptly *** , replace any removed Amdocs Personnel with other qualified Amdocs Personnel. If requested to do so by MetroPCS, Amdocs shall immediately remove the affected Amdocs Personnel from providing Services to MetroPCS pending completion of Amdocs’ investigation and discussions with MetroPCS.

6.3	Substance Abuse. Without limiting Amdocs’ obligations in Section 5.2, this Section 6 or otherwise in the Agreement, and except to the extent prohibited by applicable governing Laws, Amdocs agrees to immediately remove and replace any Amdocs Personnel who is engaging in substance abuse while at a MetroPCS Site or while performing Services or is impaired while performing Services. Subject to MetroPCS’ right to request an immediate removal of Amdocs Personnel as set forth in Section 6.2.2 above, in the case of reasonable suspicion of substance abuse, such removal and replacement shall occur pending completion of the applicable investigation, which shall be completed within thirty (30) days following such reasonable suspicion. Substance abuse includes the sale, attempted sale, possession or use of illegal drugs or drug paraphernalia or the misuse of prescription or non-prescription drugs, or, to the extent not permitted at the MetroPCS Sites, the use of alcohol. Amdocs promptly shall notify MetroPCS in writing of any suspicion that any Amdocs Personnel are engaged in substance abuse.

6.4	Background Checks. To the extent permitted by Law, Amdocs shall conduct a background check on all Amdocs Personnel, *** , and review the results of the background check of each such person to verify that the person meets Amdocs’ standards for hiring of employees or contracting for contractors before granting to any such person access to any MetroPCS Site, any MetroPCS Confidential Information and/or the System. Such background checks shall be in the forms generally used by Amdocs in its initial hiring of employees or contracting for contractors (including Authorized Subcontractors and/or agents) and, with respect to each jurisdiction identified in Schedule 25, shall encompass the information set forth therein with respect to the applicable jurisdiction. In addition, Amdocs shall require each Amdocs Personnel to annually provide a certification in form and substance as set out in Schedule 25. Amdocs shall not allow Amdocs Personnel who are employed in countries other than *** to access any MetroPCS Site, any MetroPCS Confidential Information or the System without first disclosing to MetroPCS the scope of the background checks conducted by Amdocs in respect of such Amdocs Personnel in such countries and obtaining MetroPCS’ consent to such access. In addition to the foregoing, at its sole cost and expenses (which expenses, if incurred directly by Amdocs, shall be passed through to MetroPCS at actual cost without mark-up), MetroPCS reserves the right to require Amdocs to augment its background check and screening procedures to comply with any MetroPCS policies adopted from time-to-time by MetroPCS as applied to its contractors generally.

6.5	Responsibility for Personnel. All Personnel of a Party shall not be deemed a joint or shared employee of or with the other Party. As between the Parties, each Party shall be responsible for the management, direction, control, supervision and compensation of its own Personnel.

6.6	Non-Solicitation. *** (a) without the prior written consent of MetroPCS, Amdocs will not solicit for employment, directly or indirectly, any employees of MetroPCS or its Affiliates; and (b) without the prior written consent of Amdocs, MetroPCS will not solicit for employment, directly or indirectly, any person that is directly involved in the performance of Amdocs’ obligations under the Agreement if such person is employed by Amdocs or one of its Affiliates that constitutes an Authorized Subcontractor. Notwithstanding any of the foregoing, *** . This provision shall not operate or be construed to prevent or limit any employee’s right to practice his or her profession or to utilize his or her skills for another employer or to restrict any employee’s freedom of movement or association.

7.	METROPCS’ OBLIGATIONS

7.1	MetroPCS’ Roles and Responsibilities. MetroPCS will perform all of the tasks designated as MetroPCS’ tasks in the Roles and Responsibilities Document; provided, however, that MetroPCS’ failure to do so shall not constitute a breach of the Agreement by MetroPCS or result in a MetroPCS Event of Default. Rather, MetroPCS acknowledges that its timely and proper performance of such tasks is required for Amdocs’ performance of the tasks designated as Amdocs’ tasks in the Roles and Responsibilities Document that are dependent upon MetroPCS’ preceding tasks and any failure to perform such tasks may delay performance of the Services and give rise to an Excused Delay. The impact of such delay, including any compensation to Amdocs for any increased costs engendered by such delay, shall be addressed as provided in those terms set forth in Section 4.1.2 respecting delays caused by MetroPCS Personnel.

7.2	Compliance with Plans. MetroPCS will comply with the schedules and perform the activities designated as MetroPCS’ assigned tasks in the Project Plan, DRP, and any other plans and schedules agreed by the Parties; provided, however, that MetroPCS’ failure to do so shall not constitute a breach of the Agreement by MetroPCS nor shall such failure constitute a MetroPCS Event of Default. Rather, MetroPCS acknowledges that its timely and proper performance of such tasks is required for Amdocs’ performance of its tasks that are dependent upon MetroPCS’ preceding tasks and any failure to perform such tasks may delay performance of the Services and give rise to an Excused Delay. The impact of such delay, including any compensation to Amdocs for any increased costs engendered by such delay, shall be addressed as provided in those terms set forth in Section 4.1.2 respecting delays caused by MetroPCS Personnel.

7.3	Acceptance Testing. As part of MetroPCS’ roles and responsibilities, MetroPCS will have the System acceptance testing responsibilities described in Section 4.4.

7.4	Use of MetroPCS Facilities.

7.4.1	Upon written request and *** MetroPCS shall provide Amdocs with reasonably necessary and suitable office space, office furnishings, utilities (including air conditioning), office-related equipment (excluding computers), supplies, duplicating services, premises security services, reasonable access to and use of MetroPCS’ voice and data telecommunications equipment and telecommunications lines (which shall only include local and toll charges in the continental United States; Amdocs shall be responsible for any and all toll charges outside the continental United States), including printers, terminals, and cabling and data lines connected to Amdocs’ Sites for Amdocs Personnel at the MetroPCS Sites as Amdocs reasonably requires for purposes of Amdocs’ performance of the Services, consistent with those that MetroPCS provides for its own Personnel; provided, however, that Amdocs Personnel shall abide by all security policies and requirements in effect at or in respect of the MetroPCS Sites and communicated by MetroPCS to Amdocs. MetroPCS will enable Amdocs to access and use such facilities set aside for Amdocs Personnel’s use twenty-four (24) hours a day, seven (7) days a week;. Such access shall be in effect during the Term and during any Termination Assistance Period (if necessary to provide Termination Assistance).

7.4.2	All internal communications of Amdocs Personnel on MetroPCS’ e-mail/telephone/fax systems will be considered Amdocs’ private, confidential and proprietary information so long as Amdocs takes reasonable precautions to maintain such communications as private; provided, however, that subject to the terms of Section 14.3, MetroPCS shall be entitled to undertake industry-standard monitoring of such communications.

7.5	Right To Use. The Right to Use (if any) in respect of the Legacy Systems is set forth in Schedule 7. The Right to Use (if any) in respect of MetroPCS Equipment, MetroPCS Owned Software and/or MetroPCS Third Party Software is set forth in Schedule 26.

7.6	Physical Security. MetroPCS is responsible for the physical security of the MetroPCS Sites; provided, however, that Amdocs Personnel shall abide by all security rules, policies and regulations promulgated by MetroPCS in writing.

7.7	Access to Personnel. MetroPCS shall provide Amdocs with reasonable access to the MetroPCS Personnel as required for Amdocs to perform the Services.

7.8	Cooperation. MetroPCS acknowledges that Amdocs’ performance hereunder requires information and cooperation from MetroPCS, and performance of its responsibilities under the Agreement. Accordingly, MetroPCS shall provide Amdocs with complete, timely and accurate information regarding MetroPCS’ requirements and all other data and information necessary for performance by Amdocs.

7.9	Other Sections. For avoidance of doubt, the obligations specified in Section 7 are in addition to MetroPCS’ other obligations specified in the Agreement.

8.	LICENSE TO AMDOCS SYSTEMS; AMDOCS THIRD PARTY SOFTWARE

8.1	License Grant.
(a)	Subject to the terms of the Agreement and payment of all license fees required under the terms of the Agreement, Amdocs hereby grants to MetroPCS a perpetual, non-exclusive, non-transferable (except in connection with an assignment of this Agreement in accordance with Section 20.6), irrevocable (except as provided in Section 8.1(b)) license for MetroPCS and its Authorized Users to use the Amdocs Systems and Product Documentation in the Territory for the number of subscribers for whom MetroPCS has paid the applicable fee, if any. If and when MetroPCS no longer receives Outsourcing Services from Amdocs, MetroPCS shall have the additional rights to: (i) make as many copies of the Amdocs Systems and Product Documentation as are reasonably necessary for production, testing, training and education, development, disaster readiness and recovery, backup and archival purposes; and (ii) incorporate all or any portion of the Product Documentation into any technical, training and/or user manuals developed or maintained by MetroPCS, provided that: (x) all Amdocs and Third Party proprietary notices are reproduced in connection therewith; and (y) any such incorporation or use is consistent with MetroPCS’ confidentiality obligations in respect of the Amdocs Systems.

(b)	The license granted to MetroPCS hereunder is irrevocable, except that Amdocs may terminate MetroPCS’ license effective upon expiration of the Termination Assistance Period if Amdocs terminated the Agreement because:
(i)	MetroPCS failed to pay the amounts required under Section 12.1.1 in accordance with Section 12, or Amdocs terminates the Agreement in accordance with Section 16.4(b);

(ii)	MetroPCS materially breached its confidentiality obligations in respect of the Amdocs Systems and failed to cure (or make substantial progress toward curing in the case of material breaches that cannot be cured within the applicable cure period set forth in Section 16.4, and effectuates the cure within a reasonable time thereafter (where cure is possible)) such material breach (whether such material breach was caused by MetroPCS or any Authorized User), such that an Event of Default occurred; or

(iii)	MetroPCS materially breached the license restrictions set forth in Section 8.1(a) or Section 8.2 and failed to cure (or make substantial progress toward curing in the case of material breaches that cannot be cured within the applicable cure period set forth in Section 16.4, and effectuates the cure within a reasonable time thereafter (where cure is possible)) such material breach (whether such material breach was caused by MetroPCS or any Authorized User), such that an Event of Default occurred.
8.2	License Restrictions. Except as otherwise permitted hereunder (including under Sections 8.1, 8.2(c) and 14.3) or to the extent permitted under applicable Law, MetroPCS may not, directly or indirectly, alone or with any other Third Party, with or without consideration:
(a)	Distribute, resell, rent, lease, sublicense or loan to any Third Party the software components of the Amdocs Systems or the Product Documentation, or make such software components or the Product Documentation available to any Third Party (including, but not limited to, resellers of MetroPCS’ services) for use in a service bureau or outsourcing arrangement or for any similar commercial, time-sharing, data processing or Third Party use; and/or

(b)	Disassemble, reverse engineer, decompile or modify the software components of the Amdocs Systems or in any other manner decode such software or create derivative works or make any enhancements, adaptations or translations of such software; provided, however, that in no event shall MetroPCS be prohibited from making or allowing to be made user customizations or configurations allowed by the Amdocs Systems. All information necessary to achieve interoperability of the System with other software programs in accordance with Section 50B of the Copyright, Designs and Patents Act of 1988, as amended (or other equivalent provisions of applicable Law) is available from Amdocs upon request; provided, however, that *** Amdocs shall deliver to MetroPCS all available APIs for the Amdocs Systems and the Amdocs-Provided Third Party Software, all of which shall be appropriately documented in the Product Documentation. With the exception of APIs, Amdocs shall have the right to impose reasonable conditions and request information needed for Amdocs to be able to respond to MetroPCS’ requests *** for providing the appropriate information. Amdocs shall timely respond to all of MetroPCS’ information requests under this Section.

(c)	Notwithstanding any contrary terms that may be contained in the Agreement, but subject to the further terms of this paragraph, MetroPCS shall have the right to allow any governmental authority lawfully requesting the same to access and/or use the System, provided MetroPCS: (a) promptly shall notify Amdocs of each such request, and Amdocs reserves the right to seek to obtain a protective order or other available remedies in respect of such requests; (b) shall permit access and/or use of the System only to the extent required by such governmental authority; and (c) acknowledges that such access and/or use will not cause the System, to the extent it otherwise constitutes Amdocs Confidential Information, to no longer constitute Amdocs Confidential Information. The Amdocs Systems are “restricted computer software” as defined in FAR 27.401 and DFARS 252.227-7013. If the Amdocs Systems are made available for use in any way by an agency, division or other component of the United States government, the following provisions apply: in addition to the terms of the Agreement, any use, duplication or disclosure by the United States government is subject to restrictions as set forth in the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, subdivision (b) (3) (ii) or subparagraph (c) (1) (ii), as appropriate, and the restrictions applicable to restricted rights software as set forth in FAR 52.227-19(c)(2).
8.3	Amdocs-Provided Third Party Software. Amdocs-Provided Third Party Software and related Product Documentation will be sublicensed in accordance with the terms and conditions set forth in Sections 8.1 and 8.2 of the Agreement unless the Parties mutually agree to different terms and conditions with respect to an item of Amdocs-Provided Third Party Software or related Product Documentation and include such terms and conditions in Schedule 4.

8.4	Enhancements. Subject to the rights and limitations of this Section 8.4, all Intellectual Property Rights in Enhancements undertaken by Amdocs will be owned by *** . With respect to any Enhancements developed by Amdocs at MetroPCS’ request and which are fully-paid for by MetroPCS (“MetroPCS Enhancements”), MetroPCS will have a license to use such Enhancements, which license shall be perpetual, non-exclusive, fully-paid, unlimited as to number of users and subscribers and transferable to the same extent the Agreement is transferable or assignable by MetroPCS, and Amdocs may not utilize, license or provide services using such MetroPCS Enhancement to any Third Party *** after acceptance of such Enhancement by MetroPCS without the payment of a royalty ***. ***, Amdocs’ use of the MetroPCS Enhancement will be unrestricted. In all events, however, Amdocs shall retain the right to independently redevelop software incorporating functionality similar to the MetroPCS Enhancement using specifications provided by a Third Party, provided that such development of such software does not incorporate or utilize in any manner: (a) any MetroPCS Confidential Information provided to Amdocs, including any Confidential Information contained in Deliverables; (b) any specification or business requirement provided to Amdocs by MetroPCS that is unique to MetroPCS’ business or that incorporates any MetroPCS Confidential Information provided to Amdocs; (c) any of MetroPCS’ Intellectual Property Rights, including MetroPCS Intellectual Property Rights contained in any Deliverable.

8.5	Product Roadmap; Minor and Major Releases.

8.5.1	Product Roadmap. Amdocs shall periodically, and ordinarily on an annual basis, provide MetroPCS with its product roadmap that identifies a list of functional capabilities that Amdocs anticipates adding to the Amdocs Systems in upcoming Releases, and the specific time frame within which Amdocs anticipates each such functional capability will be delivered. Amdocs shall allow MetroPCS to participate in the user groups which assist Amdocs in establishing its product roadmap.

8.5.2	Minor and Major Releases. The license cost of all Minor Releases and Major Releases will be *** , provided that to extent any Major Release introduces new significant functionality not included in the Amdocs software included in the System (“New Functionality”), in which case a license for the components comprising specifically the New Functionality, will be offered to MetroPCS *** . In the event MetroPCS elects not to license New Functionality, *** . If Amdocs determines that it wants to implement New Functionality because it will be able to better provide Services to MetroPCS, better manage MetroPCS’ account, or otherwise, Amdocs shall provide written notice to MetroPCS that it desires to implement such New Functionality and the Parties shall *** to implement such New Functionality; provided, however, that in the event *** for such New Functionality, with MetroPCS’ prior written approval, Amdocs shall have the right (but not an obligation) to implement such New Functionality *** . Notwithstanding anything contained herein to the contrary, MetroPCS may withhold its consent to implement any New Functionality at its sole discretion. Notwithstanding anything contained herein to the contrary, at any time MetroPCS may elect to license the New Functionality *** . The implementation and integration costs of each Major Release are included in the fees paid to Amdocs, except for any implementation and integrations costs relating to New Functionality elected by MetroPCS to be licensed, in which case, the Parties shall develop a fee-based Order to implement and integrate such New Functionality.

8.6	Source Code Escrow Agreement.

8.6.1	Amdocs shall deposit the Deposit Materials (as defined in the Preferred Escrow Agreement) for the System (as configured and/or customized for MetroPCS) in accordance with the timeframes, and according to the terms and conditions, set forth in the Preferred Escrow Agreement. If Amdocs fails to deposit all the Deposit Materials within the time frames specified in the Preferred Escrow Agreement, without limiting any other rights and remedies that may be available to MetroPCS, MetroPCS shall have the right to: (a) unless such failure is cured by Amdocs *** following receipt of written notice from MetroPCS, seek specific performance of the deposit obligations under the Preferred Escrow Agreement, and Amdocs hereby waives all defenses associated with such remedy; (b) unless such failure is cured by Amdocs *** following receipt of written notice from MetroPCS, withhold payment of any and all amounts then due or any that may become due to Amdocs; and/or (c) terminate the Agreement, in whole or in part, in accordance with Section 16.4.

8.6.2	Subject to the further terms and conditions of the Agreement, upon any release of the Deposit Materials to MetroPCS, MetroPCS shall have a renewable, non-exclusive, non-transferable (except in connection with an assignment of this Agreement in accordance with Section 20.6), irrevocable license in the Territory, to, either directly or through a Third Party retained by MetroPCS (subject to the terms of Section 14.3.4), use, modify, adapt, execute, compile and create derivative works of the Deposit Materials in order to support and enable continued use of the System (which continued use may include making improvements, enhancements and adding new features and functionality to the System) by MetroPCS’ and its Authorized Users, for the number of System Subscribers for which MetroPCS has paid the applicable fee to license the object code version of the Amdocs Systems pursuant to this Agreement and for such additional System Subscribers upon the payment by MetroPCS of any such additional applicable per-subscriber fees, and for no other reason.

8.7	Support and Maintenance Services. As part of its Outsourcing Services obligations, Amdocs shall provide to MetroPCS the maintenance services and support services described in Schedule 12.

8.8	Knowledge Transfer. At MetroPCS’ request, *** , Amdocs shall *** .

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9.	RELATIONSHIP MANAGEMENT

9.1	Steering Committee.

9.1.1	The Parties shall establish and maintain a steering committee (the “Steering Committee”), which shall be composed of an equal number of senior representatives of each Party, for the Term. The initial representatives of the Parties on the Steering Committee, and their current positions with MetroPCS and Amdocs, are specified in Schedule 16. The members of the Steering Committee appointed by either Party may be replaced (on the Steering Committee) with another senior representative from such Party upon notice to the other Party.

9.1.2	The Steering Committee will generally function as the Parties’ most senior committee responsible for the overall business and technology relationship of the Parties, including, without limitation, the effectiveness and value of the Services provided by Amdocs in the Agreement. The general responsibilities of the Steering Committee include: (a) reviewing and monitoring the general performance of Services, including issues related to MetroPCS’ satisfaction with: (i) Services, Additional Services or Enhancements; (ii) Amdocs’ compliance with the CPSs; and (iii) Amdocs Personnel, including Key Personnel; (b) analyzing and attempting to resolve matters referred by the Project Managers; (c) discussion and resolution of any disputes, issues or problems; (d) discussion of strategic planning and the Amdocs product roadmap; and (e) discussion and resolution of other matters one Party may bring to the other related to the Agreement.

9.1.3	The Steering Committee shall meet on a monthly basis until the Initial Term Commencement Date and on a quarterly basis following the Initial Term Commencement Date, as otherwise agreed by the Parties, and as requested by either MetroPCS or Amdocs with a minimum of seven (7) days’ prior written notice to the other Party. For each meeting of the Steering Committee, the PMO shall prepare a suggested agenda, with input from MetroPCS and Amdocs, and deliver it to all Steering Committee members no less than three (3) days prior to such meeting.

9.2	Project Management Office.

9.2.1	A centralized project management office (“PMO”) will be established and maintained by MetroPCS and function for the Term. The PMO will receive input from the Parties and Third Parties involved in the project.

9.2.2	The principle functions of the PMO will be to organize the flow of activities, track budgets and schedules, perform risk management, create, update and maintain open issues lists, control action items, report to the Steering Committee on the status of ongoing projects, and perform basic managerial and administrative tasks designed to ensure that the Parties meet their contractual commitments to each other. The precise roles and responsibilities associated with the PMO will be defined and specified in writing by the Parties in the Roles and Responsibilities Document.

9.2.3	Amdocs acknowledges that, as of the Signing Date, MetroPCS has contracted with *** to staff the PMO. Provided MetroPCS complies with its obligations under Section 14.3, *** shall constitute an Authorized User and a Third Party to which MetroPCS may disclose Amdocs Confidential Information.

9.3	Project Managers.

9.3.1	Amdocs and MetroPCS will each appoint a project manager for the Agreement (the “Project Manager”). Amdocs’ Project Manager will *** . In addition, Amdocs’ Customer Business Executive *** .

9.3.2	Each Party’s Project Manager shall act as the primary liaison between such Party and the other Party’s Project Manager, and shall have overall responsibility for managing such Party’s day-to-day activities hereunder. The Project Managers shall be vested with all necessary authority to fulfill that responsibility, excluding approval of any request for Additional Services, Change, amendment, waiver, modification or Order to this Agreement, which may only be made by the express written consent of an authorized representative of each Party.

10.	CHANGE MANAGEMENT PROCEDURES

10.1	General. Except to the extent the Agreement expressly permits a Change to be made by a Party without the consent of the other Party, the Change Management Procedures specified in this Section 10 shall apply to any Change Requests. The Change Management Procedures specified in this Section 10 shall apply to all Additional Services.

10.2	Changes.

10.2.1	Except to the extent the Agreement expressly permits a Change to be made by a Party without the consent of the other Party, any Changes shall be mutually agreed by the Parties in writing.

10.2.2	Amdocs will not make any technical Changes to the System without complying with the Change Management Procedures set forth in Schedule 17.

10.2.3	Amdocs will not make any Change that *** without: (a) providing MetroPCS prior written notice of all such *** and (b) following such written notice, receiving MetroPCS’ prior written consent to make such Change.

10.2.4	Amdocs will not make any Change that requires Amdocs to provide Additional Services without complying with the procedures for Change Requests as set forth in Schedule 17, which includes receiving MetroPCS’ prior written consent before providing Additional Services.

10.3	Additional Charges. The Parties’ use of the Change Management Procedures, including as a means of documenting their agreement on such Changes is not intended to be, and shall not be, interpreted to mean that *** in connection with all such Changes. Rather, the Parties generally intend that *** .

11.	WARRANTIES, REPRESENTATIONS AND COVENANTS

11.1	Mutual Warranties of Authorization, Enforceability and Ability to Perform. Each Party warrants and represents to the other Party that:
(a)	it is a corporation duly incorporated, validly existing and in good standing under the Laws of its place of incorporation, except where a failure to have done so will not have a material adverse effect on a Party’s ability to perform its obligations under the Agreement (a “Material Adverse Effect”);

(b)	it has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement, except where a failure to have done so will not have a Material Adverse Effect;

(c)	the execution, delivery and performance of the Agreement has been duly authorized by the requisite corporate action on the part of such Party, except where a failure to have done so will not have a Material Adverse Effect;

(d)	the execution, delivery, and performance of the Agreement shall not constitute: (i) a violation of any judgment, order, or decree; (ii) a material default under any material contract by which it or any of its material assets are bound; or (iii) an event that would, with notice or lapse of time, or both, constitute such a default, except where such violation or failure will not have a Material Adverse Effect; *** ;

(e)	it is capable of performing its obligations under the Agreement, including such obligations that are required to be performed in order to enable the other Party to perform its obligations in a timely manner, but in any event in accordance with the obligations set forth in the Agreement; *** .
11.2	Amdocs Warranties. Amdocs represents, warrants and covenants to MetroPCS that:
(a)	All Services shall be provided in a good and workmanlike manner, in a manner that meets or exceeds all applicable industry standards (“Industry Standards”).

(b)	All Services and the System shall be provided in accordance with the terms and conditions of the Agreement; *** .

(c)	For those Services for which there is a CPS, the Services shall be performed in accordance with the applicable CPS; provided, however, that MetroPCS’ sole and exclusive remedy for a breach of this warranty shall be: (i) the applicable CPS Credits, if any; (ii) re-performance of the Services at the level required by the

CPS, if applicable; (iii) MetroPCS’ right to terminate the Agreement as provided in Section 16.4, including any termination damages for default; and (iv) the other remedies described in Section 17.2.

(d)	The: (i) System conforms in all material respect to the Specifications and the applicable Product Documentation (the terms of this subsection (i) shall be in effect from the date System Acceptance occurs and thereafter as long as MetroPCS is receiving Outsourcing Services from Amdocs; (ii) System is sufficiently flexible and scalable to meet MetroPCS’ volume and scalability requirements in a single production environment, as set forth in the Agreement and/or the Specifications; (iii) Amdocs Systems (excluding portions thereof that are described in subsection (b) of the “Amdocs Systems” definition) conform in all material respects to the applicable Product Documentation (the terms of this subsection (iii) shall be in effect from the date that the foregoing subsection (i) ceases to be in effect and thereafter as long as MetroPCS is receiving maintenance services from Amdocs (as described in Section 16.9(g)) and Amdocs or Amdocs Personnel during such period are the only Persons maintaining the source code for such portions of the Amdocs Systems; (iv) portions of the Amdocs Systems that are described in subsection (b) of the “Amdocs Systems” definition conform in all material respects to the Specifications (the terms of this subsection (iv) shall be in effect from the date that the foregoing subsection (i) ceases to be in effect and thereafter as long as MetroPCS is receiving support services from Amdocs (as described in Section 16.9(h)) and Amdocs or Amdocs Personnel during such period are the only Persons maintaining the source code for such portions of the Amdocs Systems; and (v) Amdocs-Provided Third Party Software conforms in all material respects to the applicable Product Documentation (the terms of this subsection (v) shall be in effect from the date that the foregoing subsection (i) ceases to be in effect and thereafter as long as MetroPCS is receiving support services from Amdocs (as described in Section 16.9(h)) for the Amdocs-Provided Third Party Software and Amdocs, Amdocs Personnel and/or the applicable Third Party owner of the Amdocs-Provided Third Party Software (acting in its capacity as an Amdocs subcontractor) during such period are the only Persons maintaining the source code for the Amdocs-Provided Third Party Software.

(e)	The Amdocs Systems do not and will not, and Amdocs’ delivery of Services under the Agreement does not and will not, constitute a misappropriation, conversion or theft of any trade secret or confidential information of a Third Party.

(f)	The Amdocs Systems do not and will not, and Amdocs’ delivery of Services under the Agreement does not and will not, misappropriate or infringe any Intellectual Property Right (except trade secrets or confidential information) of a Third Party. *** .

(g)	Amdocs shall use all commercially reasonable efforts, but in any event at least those efforts required by Industry Standards, to ensure that the System and its operating environment do not contain, and Amdocs will not introduce into the System or its operating environment, or into any system of MetroPCS, its Affiliates or Authorized Users (excluding customers/System Subscribers and Authorized Users described in subsection (d) of the “Authorized Users” definition), any virus, Trojan horse or malware. Except by virtue of Disabling Codes or Devices introduced into the System via viruses notwithstanding Amdocs using all commercially reasonable efforts to prevent such viruses from being introduced into the System, the System and its operating environment do not and shall not contain any Disabling Code or Device. Amdocs shall not introduce into the System or its operating environment, or into any system of MetroPCS, its Affiliates or Authorized Users (excluding customers/System Subscribers and Authorized Users described in subsection (d) of the “Authorized Users” definition), any Disabling Code or Device, and any code or key present in the System that is designed to limit use of the System shall not be activated as long as MetroPCS has not exceeded the applicable metric-based restrictions set forth in Schedule 5 (as such Schedule may be updated from time to time).

(h)	Amdocs has obtained all necessary licenses, permits, and consents necessary to license and operate the System and provide the Services which if not obtained would result in a Material Adverse Effect.

(i)	Amdocs Personnel that perform Services under the Agreement shall have experience, training and expertise that minimally is consistent with Industry Standards for their responsibilities.

(j)	The Product Documentation is, and will continue to be, complete, and does, and will continue to, accurately describe the Amdocs-proprietary software products included within the Amdocs Systems (MetroPCS acknowledges that Enhancements will be separately documented by Amdocs). The Product Documentation will be promptly and accurately updated.
Amdocs’ warranties under Section 11.2(c), (d), (f) and (g) do not apply in the event that the software components of the Amdocs Systems or any part thereof is: (i) a modification of a program or machine undertaken by MetroPCS Personnel or any Authorized User, unless such modification: (A) is included by Amdocs as part of the System or Services; (B) is described or contemplated by both Parties in the System design, or documentation, such as user-configurable options or features, unless Amdocs has informed MetroPCS in an advance written notice that particular configurations are not approved; (C) was described in or contemplated by both Parties in Schedule 6, in the Specifications or in any subsequent project description; (D) was described or contemplated by both Parties in the agreed upon scope of work or any subsequent project description; or (E) was authorized by Amdocs in writing and in advance; or (ii) combined, operated or used by MetroPCS with apparatus, data or programs neither furnished nor approved by Amdocs, except where such combination, operation or use is expressly described or detailed in Schedule 6, in the Specifications or in any subsequent project description. Notwithstanding anything contained herein to the contrary, a use, combination or operation detailed, authorized or contemplated in the architectural and functional design documents agreed to by the Parties in Schedule 6, in the Specifications

or otherwise under the Agreement shall be deemed to be an Amdocs-authorized use, combination or operation.

11.3	MetroPCS Warranties. MetroPCS represents, warrants and covenants to Amdocs that:
(a)	MetroPCS will use all commercially reasonable efforts, but in any event at least those efforts required by Industry Standards, to ensure that it will not introduce into the System or its operating environment, any Disabling Code or Device.

(b)	MetroPCS has obtained all necessary licenses, permits, and other consents necessary to provide its services and perform the tasks designated as its responsibility under this Agreement or any Order which if not obtained would result in a Material Adverse Effect.

(c)	*** .

(d)	*** .
11.4	Delays or Non-Compliance. In the event of a delay in complying or non-compliance with the warranties set forth in Sections 11.2 or 11.3, the following additional provisions will apply:
(a)	As soon as reasonably practicable after discovery of a non-compliance that adversely affects or may adversely affect the Services provided hereunder, the Party that is not in compliance (the “Non-Compliant Party”) will take all measures required to comply with the applicable warranty as expeditiously as reasonably possible, and at no additional cost to the other Party.

(b)	Where the non-compliance or delay adversely affects the ability of the other Party to perform its obligations, such other Party will have additional time to perform its affected obligations for the same period and extent of the delay or non-compliance, as applicable, except as otherwise agreed by the Parties in writing.
11.5	Disclaimer. ANY REPRESENTATIONS, WARRANTIES AND LIMITATIONS EXPRESSLY STATED IN THE AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS, OR IMPLIED INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. METROPCS EXPRESSLY AGREES THAT AMDOCS DOES NOT REPRESENT OR WARRANT THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT FUNCTIONS CONTAINED IN THE AMDOCS SYSTEMS SHALL OPERATE IN COMBINATIONS OTHER THAN THOSE FURNISHED OR APPROVED BY AMDOCS OR EXPRESSLY DESCRIBED OR DETAILED IN AN AGREED UPON SCOPE OF WORK OR PROJECT DESCRIPTION, OR THAT THE AMDOCS SYSTEMS WILL OPERATE ON COMPUTER HARDWARE OR

OPERATING SYSTEMS OTHER THAN THE AGREED UPON AND DESIGNATED AMDOCS PLATFORM.
12.	PAYMENT

12.1	Payments by MetroPCS to Amdocs.

12.1.1	On the Signing Date, Amdocs may invoice MetroPCS for the amount designated in Section 1 of Schedule 8 as to be paid by MetroPCS within *** of the Signing Date.

12.1.2	Amdocs may invoice MetroPCS for: (a) at the applicable times specified in Schedule 8, milestone payments (if any) for milestones achieved by Amdocs as set forth in the Agreement; (b) once the System begins issuing bills which MetroPCS uses to bill the System Subscribers, the per-subscriber Monthly Fees for System Subscribers; and (c) commencing on the dates or events specified in Schedule 8, any other Monthly Fees, including any Monthly Fees for Data History Subscribers.

12.1.3	Amdocs may invoice MetroPCS fees for Additional Services in accordance with the payment terms set forth in the Order for such Additional Services. *** .

12.1.4	Except to the extent expressly provided otherwise in Schedule 8 or the applicable Order, expenses that Amdocs incurs in performance of the Services (including management, travel and lodging, document reproduction and shipping, equipment and software required to perform the Services, telephone charges and other similar expenses) are included in the charges for the Services or, for travel expenses, in the fixed travel expense fee set forth in Schedule 8. Accordingly, such expenses will not be separately paid or reimbursed by MetroPCS unless MetroPCS has agreed in advance and in writing to reimburse Amdocs for any such expenses and, in such cases, Amdocs’ charges for such expenses shall not exceed the amount authorized by MetroPCS in writing, nor shall such travel expenses exceed the amounts actually incurred and in no event exceed the amounts permitted in, or otherwise violate, MetroPCS’ travel policies as communicated to Amdocs in writing unless otherwise mutually agreed. In no event shall MetroPCS reimburse Amdocs for entertainment expenses or expenses incurred without MetroPCS’ express prior written consent. If and to the extent Amdocs is authorized by the terms of the Agreement or Order to bill MetroPCS for any pass-through expenses, all such pass-through expenses shall be billed *** , unless otherwise mutually agreed, and Amdocs shall include all Third Party invoices related to such pass-through expenses with the applicable invoice to MetroPCS.

12.1.5	Unless expressly set forth in the Agreement, including in this Section 12 or in Schedule 8, or in the applicable Change Request or Order, as the responsibility of MetroPCS, there shall be no charges, fees, expenses or other amounts payable to Amdocs in respect of Services. *** .

12.2	Reduction of Payments by MetroPCS to Amdocs. If MetroPCS terminates or reduces all or any portion of the Services as permitted under the Agreement then, subject to the terms of Section 16.6.1, the charges relating to such terminated Services shall, as of the date on which such Services are discontinued, be equitably reduced so that MetroPCS is not required to pay any amounts for Services that Amdocs is not providing and MetroPCS is not receiving.

***

***

***

12.4	Invoicing.

12.4.1	When it has the right to do so under the terms of the Agreement, Amdocs shall issue Monthly Fees invoices to MetroPCS *** . Subject to the terms of Section 12.6, MetroPCS will pay Amdocs invoices issued pursuant to Section 12.1 *** . All fees, charges and expenses under the Agreement are expressed in U.S. dollars and will be paid by MetroPCS in U.S. Dollars.

12.4.2	Without limiting the generality of the terms set forth in Section 12, Amdocs shall use commercially reasonable efforts to issue each invoice hereunder ***. Amdocs may not bill for any charge or expense *** after such charge or expense could have been first invoiced by Amdocs.

12.4.3	Each subscriber charge for Monthly Fees must include the following subscriber-level details (and any additional data elements reasonably requested by MetroPCS): *** . This detail will be provided on a monthly basis in an encrypted electronic format contemporaneously with the Monthly Fees invoice. In addition, reasonable details that support any charges or credits included on an invoice that are not specifically related to subscriber count must be provided on or with the applicable invoice or otherwise promptly following MetroPCS’ request. Without limiting the generality of the foregoing, all Amdocs invoices for time-and-materials Services shall include a description of the Services performed, the date of Service, the Amdocs Personnel who performed the Service, the number hours worked by date and the applicable hourly rate (see Section 8 of Schedule 8).

12.5	Late Payments. If MetroPCS fails to make a payment to Amdocs more than *** following MetroPCS’ receipt of written notice detailing its failure to make such payment, or Amdocs fails to provide a credit to MetroPCS on the appropriate invoice (where the “appropriate invoice” is determined as provided in Section 12.3.2) and MetroPCS pays to Amdocs an amount that includes the amount that should have been offset by such delayed credit, the Party owing such payment or credit shall pay the other Party Late Payment Interest on the unpaid/overpaid amount, unless such unpaid/overpaid amount is disputed in good faith and until such dispute is resolved in accordance with Section 12.6. Such Late Payment Interest shall begin to accrue: (a) in the case of a payment by MetroPCS to Amdocs, *** ; and (b) in the case of a credit by Amdocs to MetroPCS *** .

12.6	Payment Disputes.

12.6.1	In the event the Party owing a payment or credit to the other (“Payer”) disputes any portion of an invoice in good faith, the Parties will use good faith efforts to resolve any such dispute as soon as practicable in accordance with the following procedures:
(a)	In the event the Payer is of the opinion that an invoice contains or omits a disputed amount, the Payer’s Project Manager will, as soon as reasonably possible following receipt of the invoice, prepare a memorandum explaining the basis for the dispute, and submit such memorandum, together with any documentation that substantiates the Payer’s position, to the Project Manager for the Party claiming a right to a credit or payment (“Payee”).

(b)	The Parties’ Project Managers will attempt to resolve the dispute within seven (7) days following the Payee’s receipt of such material.

(c)	If the Parties’ Project Managers are unable to resolve the dispute, the Project Managers will jointly brief and provide the Steering Committee with information and background material necessary to resolve the matter through negotiations. The Steering Committee will attempt to resolve the dispute within seven (7) days following their receipt of such material.

(d)	If the Steering Committee is unable to resolve the dispute within seven (7) days following receipt, the dispute will be resolved in accordance with the dispute resolution procedures following escalation to the Steering Committee as specified in Section 20.4.

(e)	Any undisputed amounts shall be paid/credited in accordance with the Agreement and/or the applicable Order. Disputed amounts need not be paid/credited until the dispute has been resolved in accordance with Section 20.4.2.

(f)	Any disputed amounts ultimately determined to be payable/credited will accrue interest in accordance with Section 12.5 above.
12.6.2	Notwithstanding anything contained herein to the contrary, Amdocs shall not cease or suspend provision of any Services in the event of any good faith payment disputes.

12.7	Price Increase. No fees and/or other charges under the Agreement shall be increased other than as expressly permitted in Schedule 5, Schedule 8 or elsewhere in the Agreement.

12.8	Taxes.

12.8.1	General. Amdocs’ rates, fees and other charges set forth in the Agreement do not include sales tax, services tax, value added tax, and similar taxes or duties as well as any city, municipal, state or corporate taxes or any withholding taxes of governmental bodies in the Territory (“Tax(es)”), whether currently imposed or to be imposed in future relating to the provision of Services in the Territory and MetroPCS shall be liable for, and shall reimburse Amdocs for, all Taxes, however designated, imposed upon or arising from Amdocs’ provision of Services in the Territory, excluding taxes on: (a) Amdocs’ net income, (b) the income of Amdocs Personnel, (c) Amdocs’ gross receipts; and/or (d) any real or personal property. If MetroPCS is required by Law to withhold tax on any payment to Amdocs, MetroPCS shall not gross up the amount of such payment to account for the withheld tax and MetroPCS shall supply: (e) to Amdocs a written explanation in sufficient detail for Amdocs to understand the justification for such withholding; and (f) such tax receipts or other documents reasonably satisfactory to Amdocs evidencing MetroPCS’ corresponding remittance on Amdocs’ behalf to the taxing authority. If any Tax is found to be applicable to the Services, Amdocs shall invoice MetroPCS for the appropriate amount of such Tax, and MetroPCS shall pay to Amdocs the amount of such Tax at the same time and on the same conditions as applied to the payment due. Taxes reimbursable under this Section 12.8 shall be separately listed on the invoice. If MetroPCS pays any taxes for which Amdocs is either reimbursed or receives a credit from the applicable taxing authority, then Amdocs shall reimburse MetroPCS an amount equal to such credit or reimbursement *** following receipt of such reimbursement or credit. MetroPCS shall not be liable for any penalty or interest owed by Amdocs on delinquent tax charges or payment related to Tax applicable to the Services.

12.8.2	Exemptions. Amdocs shall not collect otherwise applicable taxes if the purchase is exempt from Amdocs’ collection of such taxes and a valid tax exemption certificate is furnished by MetroPCS to Amdocs.

12.8.3	Protested Taxes. *** of receiving any proposed Tax Assessment by a state or local taxing authority related to the Services, Amdocs shall: (a) notify MetroPCS in writing of such proposed Tax Assessment; and (b) provide MetroPCS a copy of such Tax Assessment and all supporting documentation related to the Services. With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party will have the right to elect to control the response to and settlement of the claim, but the other Party will have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. Amdocs and MetroPCS shall work together to contest any Tax Assessment, with each Party bearing its own expenses. In the event that any such contest must be pursued in the name of Amdocs, Amdocs shall work with MetroPCS to contest in the name of Amdocs, and allow MetroPCS the opportunity to participate fully in the preparation of such contest at its own expense. In any contest of a Tax Assessment, the Party bringing the protest shall promptly furnish the other Party with notice of the pending proceeding, copies of all filings in any proceeding, protest, contest, or legal challenge, all rulings issued in connection therewith, all relevant correspondence between such Party and the state or local taxing authority, the final resolution thereof, and any action therein that would affect Amdocs’ obligation to collect and remit, and the Party bringing the contest shall allow the other Party to participate in such contest with its own counsel at its own expense. In the event that all or any portion of a Tax Assessment must be paid in order to contest the imposition of any such Tax Assessment or to avoid the existence of a lien on the assets of Amdocs during the pendency of such contest, the Party pursuing the contest shall be financially responsible for such payment and shall be entitled to the benefit of any refund or recovery. No later than *** to the date by which a response, contest, protest or other appeal of such Tax

Assessment must be filed, MetroPCS shall notify Amdocs of its intent to: (a) respond, protest, contest or appeal the Tax Assessment; or (b) waive its right of further appeal. With respect to subsection (a), if Amdocs and MetroPCS contest a Tax Assessment and it becomes a valid final and non-appealable Tax Assessment, MetroPCS shall pay the assessment (or reimburse Amdocs in the event Amdocs pays any or all valid final and non-appealable Tax Assessment) *** of presentation by Amdocs of proof of a valid final and non-appealable Tax Assessment. With respect to subsection (b), MetroPCS shall pay all valid final and non-appealable Tax Assessments (or reimburse Amdocs in the event Amdocs pays any or all valid final and non-appealable Tax Assessments) *** of presentation by Amdocs of proof of a valid final and non-appealable Tax Assessment. A “valid final and non-appealable Tax Assessment” shall mean one that is issued by a state or local taxing authority in accordance with the applicable Law and which is not subject to any further administrative or judicial review and all times for appeal, reconsideration, or requests for reassessment have run without an appeal, reconsideration, or request for reassessment having been taken. In the event that Amdocs fails to notify MetroPCS *** to the date by which a response, contest, protest or other appeal of such Tax Assessment must be filed, Amdocs shall be deemed to have waived its right to seek reimbursement from MetroPCS for that Tax Assessment.

***

13.	AUDITS AND RECORDS.

MetroPCS shall have the right to conduct all audits described in this Section 13 through the use of independent external auditors (subject to Section 14.3, and provided the external auditor is not an Amdocs Competitor) (the “Auditors”).

13.1	Financial Audits.

13.1.1	Amdocs shall retain all records and information required to verify amounts invoiced under the Agreement for the applicable calendar year for a period of *** from the end of each calendar year occurring during the Term and the Termination Assistance Period (excluding the final calendar year occurring during the Termination Assistance Period, in respect of which the retention period shall be *** from the end of such calendar year), or such longer period as may be required by MetroPCS Legal Requirements of which MetroPCS has notified Amdocs. All MetroPCS Data shall be retained by Amdocs in accordance with MetroPCS’ document retention policy as the same is communicated to Amdocs in writing.

13.1.2	Amdocs shall provide to the MetroPCS Auditors access to the pertinent portions of its records and books of accounts to enable such Auditors to conduct appropriate validations (“Audits”) of Amdocs’ invoices to MetroPCS. Such records and reports shall be made available by Amdocs during normal business hours at a principal United States-based business office of Amdocs, and MetroPCS’ Auditors, upon prior written notice, may examine and make extracts of information and copy parts thereof to the extent necessary to validate the accuracy of Amdocs’ invoices.

13.1.3	Audits shall:
(a)	occur no more than *** ;

(b)	be conducted during mutually agreed business hours;

(c)	be conducted upon reasonable prior written notice, but in no event less than *** prior notice; and

(d)	be designed so as not to unreasonably interfere with Amdocs’ provision of Services.
13.1.4	If an Audit demonstrates that Amdocs’ invoices for the Services for the audited period were not correct, Amdocs shall promptly credit MetroPCS for the amount of any paid overcharges, or MetroPCS shall promptly pay Amdocs for the amount of any undercharges, as the case may be. In the event that any Audit reveals an overcharge greater than *** for the audited period, Amdocs shall pay the reasonable expenses associated with such Audit.

13.2	SAS 70 Type II Audits. Amdocs shall cooperate with MetroPCS and its independent auditor as reasonably necessary to facilitate MetroPCS’ ability to comply with its obligations under the SOX Laws, including by complying with the further terms of this Section 13.2. Attached hereto as Schedule 22 is a list of MetroPCS’ control objectives (as the same may be modified as described in this Section 13.2, the “Control Objectives”) for the initial SAS 70 Type II Audit to be conducted hereunder. On an annual basis, but not later than ninety (90) days prior to the next-scheduled start date of Amdocs’ annual SAS 70 Type II Audit, MetroPCS shall have the right to add to, delete or otherwise change the Control Objectives. Such additions or changes will be treated as Changes for purposes of the Agreement.

13.2.1	Amdocs Audits. On an annual basis and at Amdocs’ sole cost and expense (subject to Section 13.2), Amdocs shall cause a reputable, national independent auditor reasonably acceptable to MetroPCS to conduct SAS 70 Type II Audits with respect to Amdocs’ facilities and controls, and to prepare and deliver to MetroPCS full and complete copies of written reports prepared following such audits, by November 1st of each year during the Term and the Termination Assistance Period (covering October 1st of the prior year through September 30th of the then-current year). In addition, if requested by MetroPCS, Amdocs shall deliver to MetroPCS a letter from a knowledgeable financial executive of Amdocs that: (i) contains a written representation that Amdocs’ internal controls as represented in the most recent SAS 70 Type II Audit report remain in all material respects unchanged through the date of the letter; or (ii) identifies all material changes in Amdocs’ internal controls as they affect the Control Objectives since the most recent SAS 70 Type II Audit report. All SAS 70 Type II Audits conducted by Amdocs pursuant to this Section shall include a review of all of Amdocs’ internal controls as they relate to the Control Objectives.

13.2.2	MetroPCS Audits. At MetroPCS’ sole cost and expense and upon reasonable prior written notice to Amdocs, but no more frequently than *** (unless additional audits are necessary for MetroPCS to address a SOX Laws requirement), MetroPCS shall have the right through its Auditors to conduct audits of Amdocs’ internal controls as they affect the Control Objectives. In order to facilitate such audits, Amdocs shall collect and maintain appropriate books and records documenting Amdocs’ internal controls (as they affect the Control Objectives) (for purposes of this Section, collectively, “Records”). Further, with respect to such audits, MetroPCS’ Auditors shall have the right to: (i) examine and audit the Records; (ii) question and interview any Amdocs Personnel, in each case as reasonably necessary or desirable to facilitate MetroPCS’ and its Affiliates’ ability to comply with the SOX Laws; and (iii) conduct such tests as are designed to confirm that the internal controls operate as designed and documented; Amdocs shall: (iv) before making any substantial change to any of the internal controls of the System or the Services as they affect MetroPCS and/or the Records, if Amdocs reasonably believes such change will, or is likely to, affect MetroPCS’ and/or its Affiliates’ compliance under the SOX Laws (including by way of example and not of limitation, back-up procedures, Disaster procedures, change control and segregation of duties), notify MetroPCS in writing of the proposed change, and MetroPCS thereafter shall have a period of thirty (30) days to notify Amdocs of any objections to the proposed change (in which case the Parties shall work together cooperatively to resolve such objections); and (v) annually on the anniversary of the Effective Date and to the extent a significant change in the control environment occurred, submit to MetroPCS written documentation describing all internal controls maintained by Amdocs that impact the Control Objectives.

13.2.3	Results of Inquiries and Corrective Plan. If any SAS 70 Type II Audit report and/or MetroPCS’ Auditor’s inquiries pursuant to Section 13.2.2 reveal significant deficiencies in Amdocs’ internal controls as they relate to the Control Objectives so that they fail, in whole or in part, to constitute effective controls over financial reporting (the “SOX Deficiencies”), Amdocs shall prepare and deliver to MetroPCS a detailed plan (the “Corrective Plan”) that includes, among other things, a specific time frame for correcting such SOX Deficiencies and that otherwise is reasonably acceptable to MetroPCS. Amdocs shall deliver such Corrective Plan to MetroPCS and its Auditor *** following: (i) Amdocs’ delivery to MetroPCS of the SAS 70 Type II Audit report containing the SOX Deficiencies, if the SOX Deficiencies were identified in a SAS 70 Type II Audit report prepared pursuant to Section 13.2.1; and/or (ii) Amdocs’ receipt of written notice from MetroPCS that contains a description of such SOX Deficiencies, if the SOX Deficiencies were identified by MetroPCS or its Auditor through the exercise of the rights described in Section 13.2.2. Amdocs shall bear all costs and expenses associated with correcting all SOX Deficiencies. MetroPCS shall have the right to confirm to its reasonable satisfaction, through inquiries with Amdocs representatives or otherwise, that all SOX Deficiencies have been corrected in accordance with the applicable Corrective Plan, and Amdocs shall cooperate with MetroPCS in all reasonable respects in connection therewith.

13.2.4	Confidential Information. Subject to Section 14 below, MetroPCS shall have the right to use all Amdocs Confidential Information received by MetroPCS’ Auditors pursuant to the terms of this Section 13.2 as necessary to facilitate its ability to comply with the SOX Laws.

14.	CONFIDENTIALITY; DATA PRIVACY AND SECURITY

14.1	Termination of NDA. That certain Mutual Non-Disclosure Agreement between the Parties dated October 25, 2007 (the “NDA”) is hereby terminated as of the Effective Date. To the extent that information disclosed by one Party to the other under the NDA prior to the Effective Date constitutes Confidential Information under this Section 14, the Parties shall comply with this Section 14 regarding such Confidential Information.

14.2	MetroPCS Confidential Information.

14.2.1	Non-Disclosure and Use Restrictions.
(a)	As between MetroPCS and Amdocs, all MetroPCS Confidential Information: (i) shall be deemed the sole property of MetroPCS; (ii) shall be used solely by Amdocs Personnel for purposes of performing Amdocs’ obligations under the Agreement; and (iii) except as permitted under Sections 14.2.2, 14.2.3, 14.4 or elsewhere in the Agreement, shall not be published, transmitted, released or disclosed by an Amdocs without the prior written consent of MetroPCS, which consent MetroPCS may withhold in its sole and absolute discretion.

(b)	Amdocs shall implement and maintain appropriate policies and procedures to implement the requirements of subsection (a) above, but at a minimum, Amdocs shall use the same duty of care Amdocs uses to prevent disclosure that Amdocs uses for Amdocs Confidential Information of similar importance, but no less than reasonable care.
14.2.2	Disclosure Requests. Except for disclosures specifically permitted by the terms of the Agreement, any and all requests, from whatever source, for copies of or access to, or other disclosure of, any MetroPCS Confidential Information shall be promptly submitted to MetroPCS for disposition.

14.2.3	Permitted Disclosures. Amdocs may disclose MetroPCS Confidential Information: (a) as permitted under the terms of the Agreement; (b) to Amdocs’ attorneys, accountants, financial advisors, banks and other financing sources and other similar advisors who have a need to know such MetroPCS Confidential Information, but only to the extent minimally necessary; and (c) to Amdocs Personnel who have a need to know such MetroPCS Confidential Information in order to perform Amdocs’ obligations under or in connection with the Agreement, but only to the extent minimally necessary, provided that in the case of all Amdocs Personnel who or that constitute Third Parties (including Authorized Subcontractors that are not Amdocs Affiliates), Amdocs must have a written agreement with such Third Parties that contains confidentiality obligations that are no less stringent than the confidentiality obligations set forth herein and that cover the MetroPCS Confidential Information. Amdocs shall retain liability for all breaches of the Agreement, including the unauthorized use or disclosure of MetroPCS Confidential

Information, by any of the persons or entities to whom or which MetroPCS Confidential Information was disclosed by Amdocs.

14.3	Amdocs Confidential Information.

14.3.1	Non-Disclosure and Use Restrictions.
(a)	As between Amdocs and MetroPCS, all Amdocs Confidential Information: (i) shall be deemed the sole property of Amdocs; (ii) shall be used solely by MetroPCS Personnel and Authorized Users: for purposes of performing MetroPCS’ obligations under the Agreement, receiving Services under the Agreement, exercising rights granted to MetroPCS and/or its Affiliates under the Agreement, and as otherwise permitted under the Agreement; and (iii) except as permitted under Sections 14.3.2, 14.3.3, 14.3.4, 14.4 or elsewhere in the Agreement, shall not be published, transmitted, released or disclosed by MetroPCS without the prior written consent of Amdocs, which consent will not be unreasonably withheld, conditioned or delayed.

(b)	MetroPCS shall implement and maintain appropriate policies and procedures to implement the requirements of subsection (a) above, but at a minimum, MetroPCS shall use the same duty of care MetroPCS uses to prevent disclosure that MetroPCS uses for MetroPCS Confidential Information of similar importance, but no less than reasonable care.
14.3.2	Disclosure Requests. Except for disclosures specifically permitted by the terms of the Agreement, any and all requests, from whatever source, for copies of or access to, or other disclosure of, any Amdocs Confidential Information shall be promptly submitted to Amdocs for disposition.

14.3.3	Permitted Disclosures. MetroPCS may disclose Amdocs Confidential Information: (a) as permitted under the terms of the Agreement; (b) to MetroPCS’ attorneys, accountants, financial advisors, banks and other financing sources and other similar advisors who have a need to know such Amdocs Confidential Information, but only to the extent minimally necessary; and (c) to MetroPCS Personnel and Authorized Users, but only to the extent minimally necessary, provided that in the case of MetroPCS Personnel and Authorized Users who or that constitute Third Parties, MetroPCS (or a MetroPCS Affiliate) must have a written agreement with such Third Parties that contains confidentiality obligations that are no less stringent than the confidentiality obligations set forth herein and that cover the Amdocs Confidential Information; and (d) to any potential acquirer of, and/or joint venturer with, MetroPCS and/or its Affiliates, provided that MetroPCS (or a MetroPCS Affiliate) must have a written agreement with any such potential acquirer or joint venturer that contains confidentiality obligations that are no less stringent than the confidentiality obligations set forth herein and that cover the Amdocs Confidential Information. If known by a MetroPCS officer, MetroPCS shall promptly notify Amdocs of any breach of such written agreement by any MetroPCS Personnel, an Authorized User who or that constitutes a Third Party or any potential acquirer of, and/or joint venturer with, MetroPCS and/or its Affiliates, and if MetroPCS (or the applicable MetroPCS Affiliate) fails to enforce the terms of such written agreement *** following

Amdocs’ written notice to MetroPCS, Amdocs will have the right to do so in the name of MetroPCS (or the applicable MetroPCS Affiliate). MetroPCS shall retain liability for all breaches of the Agreement, including the unauthorized use or disclosure of Amdocs Confidential Information, by any of the persons or entities to whom or which Amdocs Confidential Information was disclosed by MetroPCS.

14.3.4	Disclosures of Source Materials or Financial Materials. MetroPCS may only disclose Amdocs Confidential Information that constitutes Source Materials or Financial Materials in accordance with the provisions set forth in this Section 14.3.4.
(a)	Source Materials. MetroPCS shall have the right to disclose Source Materials only to MetroPCS Personnel and Authorized Users in accordance with the terms set forth in Section 14.3.3(c), provided that, in the case of MetroPCS Personnel or Authorized Users who or that *** . If known by a MetroPCS officer, MetroPCS shall promptly notify Amdocs of any breach of such written agreement by any MetroPCS Personnel or an Authorized User (whether or not an Amdocs Competitor). MetroPCS shall retain liability for all breaches of the Agreement, including the unauthorized use or disclosure of Source Materials, by any of the persons or entities to whom or which Source Materials were disclosed by MetroPCS.

(b)	Financial Materials. MetroPCS shall have the right to disclose Financial Materials only: (i) to MetroPCS Personnel, provided that, in the case of MetroPCS Personnel who or that *** , the written agreement required under the terms of Section 14.3.3(c) must *** ; (ii) as provided in Section 14.3.3(b); and (iii) as provided in Section 14.3.3(d). If known by a MetroPCS officer, MetroPCS shall promptly notify Amdocs of any breach of such written agreement by any MetroPCS Personnel, an Authorized User who or that constitutes a Third Party or any potential acquirer of, and/or joint venturer with, MetroPCS and/or its Affiliates. MetroPCS shall retain liability for all breaches of the Agreement, including the unauthorized use or disclosure of Financial Materials, by any of the persons or entities to whom or which Financial Materials were disclosed by MetroPCS.
14.4	Legally Required Disclosures. Notwithstanding any contrary terms in the Agreement, the Party receiving the Confidential Information of the other Party (“Receiving Party”) shall have the right to disclose the Confidential Information of the other Party (“Disclosing Party”): (a) when MetroPCS is the Receiving Party, as and to the extent provided for in Section 8.2(c); or (b) to the extent disclosure is based on the good faith opinion of the Receiving Party’s legal counsel that disclosure is required by Law (including to the Securities and Exchange Commission and/or in accordance with the rules and requirements of any stock exchange), or by subpoena, order of a court or regulatory or governmental agency or other similar legal process; provided, however, that the Receiving Party shall give notice of such disclosure to the Disclosing Party prior to any such disclosure, disclose only those portions required by Law, and, with respect to subpoenas, court orders or regulatory or governmental requests, shall use commercially reasonable efforts to obtain a protective order or otherwise protect the confidentiality of the Disclosing Party’s Confidential Information. Notwithstanding the foregoing, the

Disclosing Party reserves the right to obtain a protective order or otherwise protect the confidentiality of such Confidential Information. For purposes of this Section, each Party’s Office of General Counsel may act as such Party’s legal counsel.

14.5	Notification and Mitigation. In the event of any impermissible disclosure, loss or destruction of Confidential Information, the Receiving Party shall promptly notify the Disclosing Party and shall use its best efforts to mitigate any potential harm or further disclosure, loss or destruction of such Confidential Information.

14.6	Disposition of Confidential Information. Subject to the further terms of this Section, and except for the Amdocs Systems, Product Documentation, Specifications owned by Amdocs and other related information (all of which MetroPCS shall have the right to retain unless MetroPCS’ license to the Amdocs Systems and Amdocs-Provided Third Party Software is terminated as provided in Section 8.1(b)), upon the expiration or termination of the Agreement and the expiration of the Termination Assistance Period, and at any other time upon the Disclosing Party’s written request, the Receiving Party promptly shall: (a) return to the Disclosing Party, or delete or destroy, all Disclosing Party Confidential Information (and all copies thereof) then in its possession or control, in whatever form, or, in the case of a written request by the Disclosing Party, the Confidential Information specified in such request as then in the Receiving Party’s possession or control, in whatever form; and (b) unless the Disclosing Party otherwise consents in writing, deliver to the Disclosing Party, or delete or destroy, any copies, duplicates, summaries, abstracts or other representations of any such Confidential Information or any part thereof, in whatever form, then in the possession or control of the Receiving Party. Notwithstanding any of the foregoing: (c) at times reasonably requested by MetroPCS, Amdocs shall return to MetroPCS (and shall not delete or destroy): (i) one (1) full and complete copy of the MetroPCS Data; (ii) any MetroPCS Confidential Information designated by MetroPCS that is reasonably necessary to enable MetroPCS to operate its business without assistance from Amdocs; and (iii) any MetroPCS Confidential Information necessary for MetroPCS to exercise or otherwise enjoy any rights granted hereunder; (d) either Party may retain copies of the other Party’s Confidential Information to the extent required by Law and/or to the extent otherwise permitted under the Agreement; and (e) if any return, deletion or destruction of Confidential Information will have an adverse effect on Amdocs’ ability to deliver the Services or MetroPCS’ ability to use the System and/or receive the Services, then the Parties shall discuss reasonably available alternatives to such return, deletion or destruction.

14.7	Injunctive Relief. If the Receiving Party or anyone acting on its behalf or operating under its control, including its representatives, publishes, transmits, releases, discloses or uses any Confidential Information of the Disclosing Party in violation of this Section 14, or if the Disclosing Party anticipates that the Receiving Party may violate or continue to violate any restriction set forth in this Section 14, then the Disclosing Party may seek to have the provisions of this Section 14 specifically enforced by any competent court having equity jurisdiction, without being required to post bond or other security, it being acknowledged and agreed that any such violation may cause irreparable injury to the Disclosing Party and that monetary damages may not provide an adequate remedy.

14.8	Data Privacy and Security Terms. In performance of its obligations under the Agreement, Amdocs shall take all reasonable measures to discover, through the measures and procedures described in Schedule 19, and to protect against, attempts to gain unauthorized access to CPNI and other Personal Information. Without limiting the generality of the foregoing, Amdocs shall comply with the security and other requirements set forth in Schedule 19.

14.9	Personal Information Statutes. Amdocs acknowledges that the MetroPCS Data includes CPNI and information about individuals that identifies the individuals or could reasonably identify the individuals (such information and CPNI collectively, “Personal Information”), some of whom are residents of states that have adopted Data Privacy Laws protecting Personal Information (including, without limitation, Tex. Bus & Com. Code §48.001 et seq.). Amdocs further acknowledges that certain Data Privacy Laws impose notice requirements if Personal Information has been the subject of a breach of the security from which there is a reasonable probability that unencrypted Personal Information was acquired by an unauthorized Person (“Security Incident”). Having acknowledged the foregoing, Amdocs agrees to notify MetroPCS in writing promptly, but in no event *** , after Amdocs becomes aware of the occurrence of any Security Incident. If MetroPCS reasonably believes that Personal Information was acquired by an unauthorized Person and determines that notice must be provided to comply with a Data Privacy Law, then, either: (a) *** may prepare and mail such notices ***; or (b) *** , or if *** and elects not to prepare and mail such notice, or otherwise, Amdocs shall prepare and mail such notices *** and MetroPCS promptly following an Amdocs written demand *** . The text of any notice to be sent by Amdocs shall be subject to the review and approval of MetroPCS, which review and approval shall not unreasonably be conditioned, withheld or delayed.

15.	INTELLECTUAL PROPERTY RIGHTS

15.1	Pre-Existing Works. Each Party is and shall remain the sole and exclusive owner of its Pre-Existing Works. “Pre-Existing Works” means any and all technology or other works, and Intellectual Property Rights therein and thereto, either: (a) developed, licensed or owned by a Party before the Effective Date; or (b) acquired and/or developed by a Party exclusively outside the scope of the LOA or the Agreement and without use of any Confidential Information of the other Party. If Amdocs incorporates any Amdocs Pre-Existing Works into any MetroPCS-Owned Deliverables (as defined below), Amdocs hereby grants to MetroPCS, a non-exclusive, perpetual, irrevocable(but terminable in accordance with the provisions of Section 8.1(b)), worldwide, transferable, sublicensable (through multiple tiers), fully-paid right and license for MetroPCS and its Affiliates to modify, copy, distribute, display, disclose, make, use, sell, offer for sale, import, practice any process or method and fully exploit such Amdocs Pre-Existing Works, any derivative works thereof and any and all intellectual property rights therein, solely in connection with the Deliverables and for no other purpose. For the avoidance of doubt, the foregoing license is only granted with respect to such Amdocs Pre-Existing Work as incorporated in the applicable MetroPCS-Owned Deliverable and does not permit MetroPCS to separate or in any way disassociate the Amdocs Pre-Existing Work from the applicable MetroPCS-Owned Deliverable or to exercise any of the rights granted herein with respect to the Amdocs Pre-Existing Work independent of the applicable MetroPCS-Owned Deliverable.

15.2	Deliverables. Except as provided otherwise in Section 15.1, MetroPCS shall be the sole and exclusive owner of all Deliverables identified in Schedule 1 (the “MetroPCS-Owned Deliverables”) and all Intellectual Property Rights in and to such MetroPCS-Owned Deliverables. Such ownership shall inure to the benefit of MetroPCS from the date of the conception, creation or fixation of the applicable MetroPCS-Owned Deliverable in a tangible medium of expression (whichever occurs first). Each copyrightable aspect of a Deliverable shall be considered a “work-made-for-hire” within the meaning of the Copyright Act of 1976, as amended. If and to the extent a MetroPCS-Owned Deliverable, or any part thereof or Intellectual Property Rights therein or thereto (specifically excluding Amdocs Pre-Existing Works), is not considered to be a “work-made-for-hire” within the meaning of the Copyright Act of 1976, as amended, Amdocs hereby irrevocably and unconditionally expressly and automatically assigns to MetroPCS, without further act required on the part of either Party, all exclusive right, title and interest in and to such MetroPCS-Owned Deliverables, any and all portions thereof, and any and all Intellectual Property Rights therein and thereto (specifically excluding Amdocs Pre-Existing Works), without further consideration, free from any claim, lien for balance due, or rights of retention thereto on the part of the Amdocs. Amdocs acknowledges that the Parties do not intend Amdocs to be a joint author (within the meaning of the Copyright Act of 1976, as amended) of any MetroPCS-Owned Deliverables, and that Amdocs shall in no event be deemed the joint author of any MetroPCS-Owned Deliverables.

Unless the Parties agree otherwise in writing, all other Deliverables (meaning other than MetroPCS-Owned Deliverables) shall be owned by Amdocs, and: (a) in respect of software Deliverables that are owned by Amdocs, MetroPCS shall have a license to such Deliverables in accordance with the terms set forth in Section 8.1; and (b) in respect of documentary Deliverables that are owned by Amdocs, MetroPCS shall have a perpetual, fully paid, non-exclusive, non-transferable (except in connection with an assignment of the Agreement in accordance with Section 20.6), royalty-free, non-sublicensable, irrevocable license for MetroPCS and its Authorized Users to use the Deliverable in the Territory.

15.3	MetroPCS Data and Software. As between the Parties, MetroPCS shall be the sole and exclusive owner of all MetroPCS Data and the MetroPCS Owned Software, including any Enhancements thereof. Amdocs, to the extent required, hereby acknowledges, assigns automatically and without any requirement for further act by either Party exclusively to MetroPCS all right, title, and interest therein. For avoidance of doubt, the MetroPCS Data is deemed to include any modification, compilation, or derivative work therefrom, excluding any Amdocs Confidential Information to the extent contained in such modification, compilation, or derivative work.

15.4	Amdocs Systems and Product Documentation. MetroPCS acknowledges and agrees that, as between MetroPCS and Amdocs, all right, title, and interest to, and all Intellectual Property Rights in, the Amdocs Systems and Product Documentation are and will remain solely the property of Amdocs and/or Amdocs’ licensors (or Affiliates) from the date of conception, of creation, or of fixation, in a tangible medium of expression (whichever occurs first). Licenses granted under this Agreement shall be interpreted to include only those license rights expressly granted under this Agreement. Except for the rights granted under the Agreement, MetroPCS is granted no title or ownership rights in the above-described items. Amdocs retains all rights in the Amdocs Systems and Product Documentation that are not expressly granted to MetroPCS under the Agreement.

15.5	Confidential Information. Each Party shall be and remain the sole and exclusive owner of all of its Confidential Information, irrespective of whether provided to the other Party.

15.6	Reproduction of Notices. Each Party shall reproduce any copyright notice and any other legend of ownership and/or confidentiality on the original and any copies made of any Confidential Information of the other Party.

16.	TERM AND TERMINATION

16.1	Term of Agreement.
(a)	Unless earlier terminated in accordance with the terms set forth in the Agreement, the Agreement will have an initial term commencing on the Effective Date and continuing for a period of six (6) years following the earlier to occur of: (i) the date on which *** ; or (ii) September 30, 2009 (such date, the “Initial Term Commencement Date,” and such six (6) year period, the “Initial Term”). Following the Initial Term, subject to the Agreement termination provisions set forth in Section 18.2.1, if then applicable, the Agreement shall automatically renew on the same terms and conditions for up to five (5) one (1)-year renewal terms (any such renewal term, a “Renewal Term”) at MetroPCS’ sole option unless MetroPCS provides written notice of non-renewal to Amdocs at least one hundred twenty (120) days prior to the end of the Initial Term or then-applicable Renewal Term, as the case may be (such Initial Term and any Renewal Terms, the “Term”). Unless MetroPCS requests otherwise in connection with Termination Assistance, all Orders issued under the Agreement and intended to be performed during the Term (e.g., where the Order does not specifically state otherwise) shall expire (subject to applicable provisions of the Agreement) upon expiration of the Term.

(b)	If Amdocs *** MetroPCS shall use commercially reasonable efforts to migrate the MetroPCS subscribers *** before *** . MetroPCS’ commercially reasonable efforts to cause the *** do not include *** in a manner that may increase the likelihood of disruption or degradation of services to MetroPCS subscribers.
16.2	Termination for Insolvency. Subject to Sections 16.8 and 16.9 and Amdocs’ obligations under the terms of Sections 16.10 and 17.3, the Agreement may be terminated by either Party by delivering to the other Party a Termination Notice specifying a Termination Date no less than ninety (90) days therefrom if the other Party becomes insolvent, ceases doing business as a going concern, makes a general assignment for the benefit of its creditors, receives a qualified opinion from its independent auditors that is not remedied within ninety (90) days or admits in writing its general inability to pay debts, or if proceedings are instituted by or against such other Party in bankruptcy, under applicable insolvency Laws, or for receivership or dissolution, provided that with respect to such proceedings which are not filed by such other Party are not dismissed within sixty (60) days of their commencement. For the avoidance of doubt, any termination pursuant to this Section 16.2 shall not constitute a termination pursuant to any other provision of the Agreement, and MetroPCS shall not be required to pay Termination Fees to Amdocs in respect of any such termination.

16.3	Termination for Force Majeure.

16.3.1	If: (a) a Force Majeure Event substantially prevents, hinders or delays Amdocs’ performance of Services hereunder for a period of *** ; (b) such delay has a Material Adverse Effect on MetroPCS’ operations; and (c) Amdocs has not implemented the Disaster Recovery Plan (if the Disaster Recovery Plan is applicable under the circumstances) or, if implemented, Amdocs has been unable to eliminate the Material Adverse Effect on MetroPCS’ operations, subject to Sections 16.8 and 16.9 and Amdocs’ obligations under the terms of Sections 16.10 and 17.3, MetroPCS shall have the right to terminate the Agreement by delivering to Amdocs a Termination Notice specifying the Termination Date at any time after the time period in subsection (a) has expired and until the date that is *** after the date on which the Parties mutually agree in writing that the Force Majeure Event has ended and Services are being provided in accordance with the terms of the Agreement (other than as set forth in the Disaster Recovery Plan). For the avoidance of doubt, any termination pursuant to this Section 16.3.1 shall not constitute a termination pursuant to any other provision of the Agreement, and MetroPCS shall not be required to pay Termination Fees to Amdocs in respect of any such termination.

16.3.2	If: (a) a Force Majeure Event occurs with respect to MetroPCS; (b) such Force Majeure Event substantially prevents, inhibits and/or frustrates MetroPCS’ ability to receive the Services from Amdocs under circumstances when Amdocs is otherwise able to provide the Services to MetroPCS (a “Frustration Event”); (c) MetroPCS is not solely at fault in failing to prevent or mitigate, or for causing, such Frustration Event, and such Frustration Event cannot, through MetroPCS’ exercise of commercially reasonable efforts, be circumvented through the use of workaround plans or other reasonable means; and (iv) such Frustration Event continues for *** or more, subject to Sections 16.8 and 16.9 and Amdocs’ obligations under the terms of Sections 16.10 and 17.3, MetroPCS may terminate the Services affected by the Frustration Event by delivering to Amdocs a Termination Notice specifying the Termination Date. For the avoidance of doubt, any termination pursuant to this Section 16.3.2 shall not constitute a termination pursuant to any other provision of the Agreement, *** .

16.4	Termination for Default. The Parties agree that material breaches of the Agreement (“Events of Default”) include, without limitation, the following:
(a)	An assignment or attempted assignment of the Agreement in violation of Section 20.6, which shall constitute an Event of Default by the assigning Party unless cured within *** following receipt of written notice from the non-assigning Party requiring it to do so;

(b)	MetroPCS fails to pay by the applicable due date(s) undisputed amounts due and owing to Amdocs, provided that the amount thereof exceeds, in the aggregate, the sum of *** , which failure shall constitute a MetroPCS Event of Default unless MetroPCS cures such failure *** following receipt of written notice from Amdocs of its intention to terminate for failure to make such payment;

(c)	*** ;

(d)	Amdocs fails to timely achieve any Critical Milestone, which failure shall constitute an Amdocs Event of Default unless caused by an Excused Delay;

(e)	the circumstances giving rise to an Event of Default under Section 4.4.3(e) occur, *** and shall constitute an Amdocs Event of Default;

(f)	During any period in which MetroPCS purchases Disaster Recovery services from Amdocs, Amdocs fails to implement the Disaster Recovery Plan upon the occurrence of a Force Majeure Event as required under Section 19.4 and such failure has a Material Adverse Effect on MetroPCS’ operations, which failure shall constitute an Amdocs Event of Default unless cured by Amdocs within a time period that is *** ;

(g)	*** ;

(h)	A Party materially breaches any warranty set forth in the Agreement, which material breach shall constitute an Event of Default by the breaching Party unless such material breach is cured within *** following receipt of written notice from the other Party requiring it to do so;

(i)	Amdocs fails within the time frame specified in the applicable Corrective Plan to correct any SOX Deficiencies identified in such Corrective Plan, which failure shall constitute an Amdocs Event of Default unless cured by Amdocs within *** following its receipt of written notice from MetroPCS requiring it to do so; or

(j)	a Party (for purposes of this subsection (j), “Party” means and includes each Party’s respective Affiliates) breaches a material term of any other material agreement between the Parties, which breach shall constitute an Event of Default by the breaching Party if: (i) such breach is not cured within the timeframe for effectuating a cure of such breach under such material agreement; and (ii) such material agreement is terminated for default upon the occurrence of such an uncured breach; and (iii) the non-breaching Party notified the other Party to the Agreement that failure to cure such breach of such other material agreement would give rise to an Event of Default under the Agreement;

(k)	(i) Amdocs fails to deposit the Deposit Materials for the System as required by Section 8.6.1 and fails to cure such failure within *** following receipt of written notice from MetroPCS requiring it to do so; or (ii) the Deposit Materials are either not released from escrow as provided in the Preferred Escrow Agreement, or the escrow agent fails to fulfill its obligations under the Preferred Escrow Agreement to release the Deposit Materials to MetroPCS and thereafter Amdocs fails to directly deliver the Deposit Materials to MetroPCS within *** following its receipt of written notice from MetroPCS requiring it to do so, any of which events shall constitute an Amdocs Event of Default; or

(l)	A Party materially breaches any of its other (meaning those not enumerated in subsections (a) through (k) above) obligations under the Agreement, which material breach shall constitute an Event of Default by the breaching Party unless cured within *** following receipt of written notice from the other Party requiring it to do so. The Parties acknowledge that a material breach may be comprised of a series of breaches that individually are not material but become material in the aggregate because of proximity in time, because they result from a common cause or because of other circumstances.
16.5	Termination for Good Reason. The Parties agree that MetroPCS may terminate the Agreement without declaring an Event of Default, but rather for good reason (in each case, a “Good Reason”), upon the occurrence of any of the following events:
(a)	***

(b)	the circumstances giving rise to a Good Reason under Section 2.7 occur.
If MetroPCS wants to terminate the Agreement for a Good Reason, such termination shall be subject to the terms of Sections 16.8 and 16.9 and Amdocs’ obligations under the terms of Sections 16.10 and 17.3, and: (c) MetroPCS shall deliver a Termination Notice to Amdocs specifying the Termination Date; (d) Amdocs shall perform its Termination Assistance obligations until they are fulfilled; and (e) in accordance with the payment terms set forth in Section 16.9(e), *** . Notwithstanding the foregoing, if MetroPCS provided a written notice of Good Reason termination and then there is a subsequent Event of Default during the Termination Assistance Period, *** , Amdocs promptly shall refund all such payments to MetroPCS). For the avoidance of doubt, any termination pursuant to this Section 16.5 shall not constitute a termination pursuant to any other provision of the Agreement *** .

16.6	Termination for Convenience. MetroPCS may terminate the Agreement for convenience and without cause at any time by delivering a Termination Notice to Amdocs, the Termination Date shall be the date that occurs *** following Amdocs’ receipt of such notice, and such termination shall be subject to the terms of Sections 16.8 and 16.9and Amdocs’ obligations under the terms of Sections 16.10 and 17.3. If, in accordance with the terms of this Section 16.6, MetroPCS elects to terminate the Agreement for its convenience during the Initial Term, in accordance with the terms set forth in Section 16.9(e), MetroPCS will pay a termination fee equal to *** (the “Termination Fee”) (such date, the “Termination Conversion Date”). No such Termination Fee shall be payable by MetroPCS for termination for convenience after the Initial Term. In addition, in the event MetroPCS elects to terminate the Agreement pursuant to this Section 16.6 and MetroPCS migrates *** the System Subscribers off the Amdocs Systems after the Termination Conversion Date and the remaining number of System Subscribers on the Amdocs Systems is less than *** , until MetroPCS migrates all of the System Subscribers off the Amdocs Systems, the monthly per-System Subscriber fees payable by MetroPCS during such period will be calculated *** . For the avoidance of doubt, any termination pursuant to this Section 16.6 shall not constitute a termination pursuant to any other provision of the Agreement and MetroPCS shall not be obligated to pay any Termination Fee other than as provided in this Section 16.6.

16.7	Termination for Amdocs Change in Control. MetroPCS may terminate the Agreement upon the occurrence of a Change in Control of Amdocs; provided, however, that: (a) within *** following the publicly announced effective date of such Change in Control, MetroPCS shall notify the Amdocs successor of its intent to terminate pursuant to this Section 16.7 and will allow the successor *** following receipt of such notice to respond in writing to such concerns and take appropriate steps to address each of such concerns; and (b) MetroPCS will in good faith review and consider such written response from, and action steps taken by, the successor. If MetroPCS nonetheless wants to terminate the Agreement pursuant to this Section 16.7 following a Change in Control of Amdocs: (c) MetroPCS shall deliver a Termination Notice to Amdocs specifying the Termination Date; (d) *** ; and (e) such termination shall be subject to subject to the terms of Sections 16.8 and 16.9 and Amdocs’ obligations under the terms of Sections 16.10 and 17.3. *** . For the avoidance of doubt, any termination pursuant to this Section 16.7 shall not constitute a termination pursuant to any other provision of the Agreement *** .

16.8	Effect of Termination. For the avoidance of doubt, any termination under this Section 16 shall be effective with regard to MetroPCS and any Affiliate of MetroPCS receiving Services under the Agreement. If an event triggers one (1) or more provisions of Section 16, the Party sending the Termination Notice may elect to send the Termination Notice under whatever provision of Section 16 it elects to proceed under, and if the Section elected later is determined not to be applicable, then the Party may elect upon written notice to the other Party to proceed under any other provision that applies or under Section 16.6, subject to any cure period that may be applicable in respect of such other applicable provision, if any; provided, however, that if the other Party subsequently engages in acts or omissions that may allow termination under any other Section of the Agreement, such Party may terminate the Agreement for such act or omission subject to any applicable cure period.

16.9	Additional Termination Procedures and Terms. In the event of termination of the Agreement, the procedures and terms set forth in this Section will apply.
(a)	Except as provided in Section 16.10, following the Termination Date, Amdocs will promptly cease performing work and incurring costs in connection with the Agreement.

(b)	The Parties will comply with their obligations in respect of Confidential Information under Section 14.6.

(c)	Amdocs shall deliver to MetroPCS on dates reasonably requested by MetroPCS all dedicated equipment (and title thereto) and, to the extent permitted by the terms of the applicable third party license, dedicated Third Party software licensed by Amdocs in order to provide the System and/or Services.

(d)	In accordance with the terms set forth in Section 16.10, MetroPCS will pay Amdocs for all Services performed by Amdocs during the Termination Assistance Period on a monthly basis.

(e)	Each Party’s liability and remedies will be subject to any limitations specified in the Agreement.

(f)	If MetroPCS is obligated under the terms of the Agreement to pay a Termination Fee to Amdocs, once the amount of the Termination Fee is fixed and determinable in accordance with the terms set forth in Section 16.6, MetroPCS shall pay such Termination Fee to Amdocs within *** following the Termination Date.

(g)	For a minimum period of *** following expiration of the Termination Assistance Period (provided that the Amdocs Systems are within *** , at the rates set forth in Section 10 of Schedule 8, Amdocs shall make available for purchase by MetroPCS on an annually renewable basis maintenance services for the portions of the Amdocs Systems described in subsection (a) of the “Amdocs Systems” definition. Such maintenance services shall be subject to the applicable terms and conditions of the Agreement and the scope and nature of the maintenance services to be provided by Amdocs shall include those maintenance services then generally offered by Amdocs to its other customers of its Preferred Support maintenance services package, a current description of which is attached as Schedule 18. MetroPCS, at its own cost and expense, shall be responsible for continuing to upgrade to recent versions of the Amdocs Systems (as described above in this Section) to ensure the continued availability of maintenance services following expiration of the Termination Assistance Period.

(h)	Following expiration of the Termination Assistance Period, at rates then agreed to by the Parties for the scope of services requested by MetroPCS, Amdocs shall make available for purchase by MetroPCS on an annually renewable basis support services for the portions of the Amdocs Systems described in subsection (b) of the “Amdocs Systems” definition. Following expiration of the Termination Assistance Period, at rates then agreed to by the Parties for the scope of services requested by MetroPCS, Amdocs shall make commercially reasonable efforts to make available for purchase by MetroPCS support services for the Amdocs-Provided Third Party Software. Irrespective of whether MetroPCS elects to purchase support services from Amdocs, on or before the Termination Date, Amdocs shall deliver to MetroPCS all documented source code and all applicable documentation for the Enhancements (including Enhancements to the Amdocs Systems and Enhancements to the Amdocs-Provided Third Party Software).
16.10	Termination Assistance. In connection with the expiration or any termination of the Agreement (in whole or in part), for the period of time requested by MetroPCS (provided that such period may not extend beyond *** following the Termination Date) (the “Termination Assistance Period”), Amdocs will timely provide any termination assistance services requested by MetroPCS in connection with the orderly transition of the terminated Services to MetroPCS or its designated replacement provider (the “Termination Assistance”), and such Termination Assistance shall be provided on the same terms as the terms of the Agreement (excluding the terms of Section 2.4). Termination Assistance shall include, without limitation, (but only to the extent requested by MetroPCS): (a) Amdocs’ continued provision of Services to MetroPCS; (b) until such time as the number of System Subscribers falls below *** , timely providing to MetroPCS in accordance with the terms set forth in Section 8.5.2 all Releases occurring during any portion of the Termination Assistance Period (thereafter, Releases will be provided subject to MetroPCS’ purchase of maintenance services as described in Section 16.9(g)); (c) promptly providing any transition-related services requested by MetroPCS; (d) at a time designated by MetroPCS, delivering a copy of all MetroPCS Data to MetroPCS in the industry-standard format requested by MetroPCS; and (e) such other assistance and Services as MetroPCS shall request. MetroPCS will be obligated to pay for the Termination Assistance provided by Amdocs at the then-applicable rates under the Agreement or applicable Order(s), unless the Agreement was terminated (in whole or in part): (f) (i) as a result of an Amdocs Event of Default; (ii) by MetroPCS under Section 16.2 following an event described therein affecting Amdocs; or (iii) by MetroPCS under Section 17.9(b), in any of which cases *** ; or (g) by MetroPCS under Section 4.4.3(e), Section 16.3.1, Section 16.3.2 or Section 17.9(a), in which case *** . Notwithstanding anything contained herein to the contrary, under no circumstances may Amdocs prohibit or prevent MetroPCS from copying, downloading or transferring the MetroPCS Data to MetroPCS, its Affiliates, Designated Entities, Authorized Users and/or a Third Party.

16.11	Survival. Any terms of the Agreement or any Order that expressly or by their nature would reasonably continue beyond the termination, expiration or other ending of the Agreement or any Order shall survive the termination, expiration or other ending of the Agreement or any Order including, without limitation, any terms of the Agreement that are applicable to ongoing maintenance services and support services provided under the terms of Sections 16.9(g) and/or 16.9(h) and the terms set forth in the following Sections and Schedules of the Agreement: Sections 1, 2.3.4(c), 6.2.1(c), 6.6, 8.1, 8.2, 8.3, 8.4, 8.6, 8.8, 11.2(d), 11.2(e), 11.2(f), 11.5, 12.4, 12.5, 12.6, 12.7, 12.8, 13.1, 13.2 (through conclusion of the Termination Assistance Period and for a period of one (1) year thereafter), 14, 15, 16.8 through 16.11, 17.1, 17.2, 17.4, 17.5, 17.6, 17.10, 18, 19.1, 19.3, 20.2, 20.3, 20.4, 20.6 through 20.13, 20.16, 20.18, and Section(s) 1, 10 and 11 of Schedule 8. In addition, with respect to Sections 4.6, 4.8, 8.5.2, 11.2(a), 11.2(g), 11.2(h), 11.2(j) and 17.3 (excluding subsection (b) thereof), to the extent and for as long as MetroPCS purchases maintenance services and/or support services from Amdocs as provided in Sections 16.9(g) and (h), the provisions of such Sections applicable to the particular maintenance and/or support services purchased by MetroPCS shall survive the termination, expiration or other ending of the Agreement or any Order; provided, however, that Section 17.3(c) during such survival period shall be deemed amended as follows: “(c) Amdocs has properly terminated maintenance services and/or support services, as the case may be, pursuant to Section 16.4(b), and MetroPCS does not provide Amdocs with reasonable assurance that Amdocs will receive payment for all future maintenance services and/or support services, as the case may be, on or before the applicable payment date set forth in Section 12”.

17.	REMEDIES AND LIABILITY

17.1	Rights and Remedies of Amdocs Upon Default of MetroPCS. Upon the occurrence of an Event of Default by or with respect to MetroPCS and subject to Section 16.8, without limiting the terms of Section 17.4, Amdocs shall be entitled to the following remedies:
(a)	subject to the terms of Sections 16.9, 16.10 and 17.3, terminate the Agreement; and/or

(b)	subject to the further terms of this Section 17, seek to recover damages from MetroPCS; and/or

(c)	if applicable, obtain the additional rights and remedies set forth in Section 20.4.4.
Upon the occurrence of a MetroPCS Event of Default with respect to which Amdocs exercises a termination remedy as described in Section 17.1(a), subject to the terms of Sections 16.9, 16.10 and 17.3, Amdocs shall effectuate such termination by delivering to MetroPCS a Termination Notice specifying the Termination Date, but such Termination Date shall be no earlier than *** from the date of such notice. Following the Termination Date, Amdocs shall deliver Termination Assistance to MetroPCS unless MetroPCS shall, at least *** prior to the Termination Date, notify Amdocs that it need not provide Termination Assistance, in which event the Agreement will terminate on the Termination Date.

17.2	Rights and Remedies of MetroPCS Upon Default of Amdocs. Upon the occurrence of an Event of Default by or with respect to Amdocs and subject to Section 16.8, without limiting the terms of Section 17.4, MetroPCS shall be entitled to:
(a)	subject to MetroPCS’ rights as set forth below in this Section, terminate the Agreement; provided that, if a Section 16.4(d) Event of Default occurs in respect of a Critical Milestone included in an Order, MetroPCS shall have the right to terminate the applicable Order; and/or

(b)	subject to the further terms of this Section 17, seek to recover damages from Amdocs; and/or

(c)	if the Event of Default constitutes a Release Condition (as defined in the Preferred Escrow Agreement), receive the Deposit Materials (as defined in the Preferred Escrow Agreement) from escrow pursuant to the terms of the Preferred Escrow Agreement;

(d)	the Termination Assistance Services;

(f)	Amdocs’ performance of its obligations under Section 16.9; and/or

(g)	if applicable, the additional rights and remedies set forth in Section 20.4.4.
Upon the occurrence of an Amdocs Event of Default with respect to which MetroPCS exercises a termination remedy as described in Section 17.2(a), MetroPCS shall effectuate such termination by delivering to Amdocs a Termination Notice that specifies the Termination Date; provided, however, that Amdocs shall remain obligated to perform its Termination Assistance obligations set forth in Section 16.10 until they are fulfilled. For the avoidance of doubt, any termination pursuant to this Section 17.2 shall not constitute a termination under any other provision of the Agreement, and MetroPCS shall not be required to pay Termination Fees to Amdocs with respect to any such termination.

17.3	No Interruption of Services. Notwithstanding anything that may be contained in the Agreement to the contrary, and regardless of whether or not the Parties have availed themselves of the dispute resolution procedures described in Section 20.4, in no event nor for any reason whatsoever shall Amdocs deny, withdraw, interrupt or restrict provision or receipt of the Services (including any Termination Assistance), disable any equipment or software used to provide Services, or perform, or omit to perform, any other action under the Agreement that has the effect of preventing, impeding or reducing in any material way the provision of Services, or preventing, impeding or reducing in any material way the ability of MetroPCS, its Affiliates, Designated Entities and/or Authorized Users to conduct their business activities, unless: (a) authority to do so is conferred by a court of competent jurisdiction after due notice having been provided to MetroPCS; (b) the Agreement has expired or been terminated and Amdocs has rendered the Termination Assistance required by the Agreement; or (c) Amdocs has properly terminated the Agreement pursuant to Section 16.4(b) and MetroPCS does not: (i) provide Amdocs with reasonable assurance that Amdocs will receive payment for all future Outsourcing Services on or before the applicable payment date set forth in Section 12; and (ii) agree to pay monthly in advance all reasonably estimated Termination Assistance fees for the then-upcoming month (excluding fees for the Outsourcing Services).

17.4	Non-Exclusive Remedies. Subject to the terms and restrictions set forth in Section 17.3 and 17.6, the remedies provided in Sections 17.1 and 17.2 of the Agreement or elsewhere in the Agreement are neither exclusive nor mutually exclusive, and the Parties shall be entitled to any and all such remedies, and any and all other remedies that may be available to the Parties at Law or in equity, by statute or otherwise, individually or in any combination thereof.

17.5	Disclaimer of Non-Direct Damages. EXCEPT AS PROVIDED IN SECTION 17.7 AND AS MAY BE EXCLUDED UNDER SECTION 17.8, REGARDLESS OF THE LEGAL OR EQUITABLE BASIS OF ANY CLAIM, NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES INCLUDING WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM INACCURATE OR LOSS OF PROFITS, REVENUE OR DATA ARISING OUT OF OR IN ANY WAY RELATED TO THE AGREEMENT (INCLUDING ANY ORDER HEREUNDER OR OTHER

COLLATERAL AGREEMENT), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT (E.G., CONTRACT, TORT, NEGLIGENCE, OR OTHERWISE).

17.6	Damages Cap. EXCEPT AS PROVIDED IN SECTION 17.7 AND AS MAY BE EXCLUDED UNDER SECTION 17.8, EACH PARTY’S AGGREGATE CUMULATIVE MONETARY LIABILITY FOR ALL CLAIMS ARISING UNDER OR RELATING TO THE AGREEMENT (INCLUDING ANY ORDER HEREUNDER OR OTHER COLLATERAL AGREEMENT) NOTWITHSTANDING THE FORM (E.G., CONTRACT, TORT, NEGLIGENCE, OR OTHERWISE) IN WHICH ANY SUCH CLAIM IS MADE, SHALL BE LIMITED AND SHALL NOT EXCEED: *** .

17.7	Exclusions. The liability limitations set forth in Sections 17.5 and 17.6 shall not apply to: *** .

17.8	Items not Considered Damages. Notwithstanding anything that may be contained herein to the contrary, the following shall not be considered liabilities, amounts or damages that count toward satisfaction of the MetroPCS Cap or the Amdocs Cap, as the case may be, nor shall they be considered damages that are subject to the liability exclusions set forth in Section 17.5:
(a)	*** ;

(b)	amounts paid by MetroPCS but subsequently recovered from Amdocs due to incorrect charges for Services not having been provided;

(c)	*** ;

(d)	any court costs and/or expenses and attorneys’ fees, costs and/or expenses awarded to a Party (including fees, costs and/or expenses awarded under Section 17.10);

(e)	to the extent a Party elects to cure any failure by it to comply with its obligations under the Agreement, all costs and expenses associated with such cure.
17.9	Liability Cap. MetroPCS shall have the right to terminate the Agreement by delivering a Termination Notice to Amdocs specifying the Termination Date if, at any time: (a)(i) the total aggregate liability of Amdocs for claims asserted by MetroPCS under or in connection with the Agreement exceeds *** of the Amdocs Cap; and (ii) Amdocs elects not to waive such cap and/or increase the available cap to an amount at least equal to the original cap *** following its receipt of a written request from MetroPCS that it do so; or (b) the total aggregate liability of Amdocs equals or exceeds the Amdocs Cap. Notwithstanding any such termination, Amdocs shall remain obligated to perform its Termination Assistance obligations until such obligations have been fulfilled. For the avoidance of doubt, any termination pursuant to this Section 17.9 shall not constitute a termination under any other provision of the Agreement, and MetroPCS shall not be required to pay Termination Fees to Amdocs in respect of any such termination.

17.10	Attorneys’ Fees. If a Party brings an action, proceeding or claim against the other Party arising out of or relating to: (a) enforcement of a Party’s indemnification obligations; (b) enforcement of a Party’s obligations in respect of Confidential Information; or (c) a claim for equitable relief (e.g., specific performance or an injunction), the trier of fact may, in the exercise of its discretion, award the Party it finds to be the prevailing Party in such action, proceeding or claim that portion or all of its fees, costs and expenses (including court costs and reasonable fees for attorneys and expert witnesses) that it deems to be appropriate under the facts and circumstances. The term “prevailing Party” for purposes of this Section 17.10 shall include a defendant or plaintiff, as applicable, who has by motion, judgment, verdict or dismissal by a court, successfully: (d) defended against any claim that has been asserted against it, in the case of a defendant; and/or (e) asserted any claim against a defendant, in the case of a plaintiff. Fees, costs and/or expenses awarded to a Party under this Section 17.10 shall not be payable until such time as the Party obliged to pay such fees, costs and/or expenses has exhausted all available rights of appeal and such order shall have become final.

18.	INDEMNIFICATION AND INSURANCE

18.1	General Indemnity. Each Party (“Indemnitor”) shall defend, indemnify and hold harmless the other Party and its Affiliates, and each of their respective directors, officers, employees, attorneys, agents, representatives, successors and assigns (“Indemnitee”) from and against any notice, claim, fine, penalty, loss, cost, damage, expense or liability (including costs of defense, attorneys’ fees and appellate costs) (collectively and individually, “Liabilities”) that arises out of or relates to: ***
(d)	Amdocs shall defend, indemnify and hold harmless the MetroPCS Indemnitees from and against any Liabilities that arise out of or relate to: *** ; and

(e)	*** .
18.2	Infringement Indemnity.

18.2.1	By Amdocs. If, by reason of the grant of any rights by Amdocs hereunder, or the exercise of any rights granted by Amdocs hereunder, or the provision of the System, or the performance of any Services by or on behalf of Amdocs, a notice, charge, demand, complaint, claim, action, proceeding or suit is asserted against any MetroPCS Indemnitee by a Third Party alleging: *** .

If an injunction or order is obtained against Amdocs for use of the System or Services, including any Third Party software which Amdocs supplies in the provision of the System or Services, at its sole cost and expense, Amdocs shall at Amdocs’ option (after consulting with MetroPCS) *** .

Amdocs shall have no obligation to indemnify MetroPCS arising out of any claim or action to the extent that it is based upon: (h) modification of a program or machine undertaken by MetroPCS or its Personnel, unless such modification: (i) is included by Amdocs as part of the System or Services; (ii) is described or contemplated by both Parties in the System design or documentation, such as user configurable options or features, unless Amdocs has informed MetroPCS in writing that particular configurations are not approved; (iii) was described in or contemplated by both Parties as part of the System or Services; (iv) was described or contemplated by both Parties in the agreed upon scope of work or any subsequent project description; or (v) was authorized by Amdocs in writing in advance; (i) is combined, operated or used by MetroPCS with apparatus, data or programs neither furnished nor approved by Amdocs except where such combination, operation or use is expressly described or detailed in the agreed upon scope of work or project description; (j) the use by MetroPCS of any software provided by any Third Party other than in accordance with relevant software licenses whether or not such license agreements are provided to Amdocs; (k) Third Party equipment and Amdocs-Used Third Party Software, other than to the extent that such indemnity arises out of a combination of such Third Party equipment and Amdocs-Used Third Party Software into or with the System, provided that Amdocs assigns to MetroPCS or prosecutes on behalf of MetroPCS all indemnity and defense obligations that such Third Party equipment or Amdocs-Used Third Party Software manufacturer provides to Amdocs; and (l) the use, in accordance with the applicable license agreement, of MetroPCS Third Party Software or MetroPCS Owned Software and supplied by MetroPCS to Amdocs. Notwithstanding anything contained herein to the contrary, a use, operation, or combination detailed, authorized or contemplated in the architectural and functional design documents agreed to by the Parties under the Agreement shall be deemed to be an Amdocs authorized use, operation, or combination.

18.2.2	By MetroPCS. MetroPCS shall indemnify, defend and hold Amdocs and its Affiliates, and each of their respective directors, officers, employees, attorneys, agents, representatives, successors and assigns harmless from and against any claims, suits or liabilities that any intellectual property utilized by Amdocs in the provision of the System or the Services under the Agreement that is either owned and provided by MetroPCS or that constitutes MetroPCS Owned Software or MetroPCS Third Party Software: *** . MetroPCS shall have no obligation to indemnify the Amdocs Indemnitees arising out of any claim or action relating to its intellectual property or any claim or action related to the Freedom Wireless Patents to the extent that it is based upon: (c) modification of a MetroPCS program or machine by Amdocs, unless such modification has been approved by MetroPCS in writing and in advance including as detailed in the agreed upon scope of work or any subsequent project description or Change Request; (d) Amdocs’ combination, operation or use with apparatus, data or programs neither furnished nor approved by MetroPCS unless such combination: (i) is described in the System design or documentation; (ii) was detailed in the agreed upon scope of work or any subsequent project description or Change Request; (e) the use by Amdocs of any software provided by any Third Party other than in accordance with relevant software licenses whether or not such license agreements are provided to MetroPCS; (f) Third Party equipment and software, other than to the extent that such indemnity arises out of a combination of such Third Party equipment and software into or with the System, provided that MetroPCS assigns to Amdocs or prosecutes on behalf of Amdocs all indemnity and defense obligations that such Third Party equipment or software manufacturer provides to MetroPCS; and/or (g) the use, in accordance with the applicable license agreement, of Amdocs Third Party Software or Amdocs Systems and supplied by Amdocs to MetroPCS.

18.2.3	Willful Infringement. Notwithstanding anything to the contrary, neither Party shall require the other Party to intentionally infringe the Intellectual Property Rights of any Third Party; provided, however, that a Party which becomes aware that the other Party’s request may cause such Party to intentionally infringe the Intellectual Property Rights of a Third Party shall promptly notify the other Party of such belief in writing and shall cooperate with the other Party to modify the request so as to make it non-infringing.

18.2.4	Future Activities. In the event that: *** then *** provide written notice to the other Party of such intent. If the other Party reasonably believes that such modifications could give rise to a claim of infringement of a Third Party’s Intellectual Property Rights, that Party shall notify the other Party of such reasonable belief. Prior to implementing such modification, the Parties will work together to develop a solution which the Parties agree is non-infringing. In the event that the Parties cannot agree upon such a non-infringing solution and a Party nonetheless elects to *** , that Party shall be obligated to *** .

18.2.5	Third Party Products. Amdocs shall exercise commercially reasonable efforts to enter into agreements with suppliers of Amdocs Equipment and suppliers of Amdocs Third Party Software that include intellectual property infringement defense and indemnification provisions that minimally are as protective of the MetroPCS Indemnitees as the terms of Section 18.2.1 and that include the MetroPCS Indemnitees within the scope of the persons and entities entitled to receive defense and indemnification and to be held harmless thereunder. Upon request, Amdocs shall provide to MetroPCS a copy of the relevant portions of the agreement between Amdocs and a supplier of Amdocs Equipment and/or a supplier of Amdocs Third Party Software if MetroPCS reasonably believes that it may be entitled to tender defense of a claim and/or seek indemnification in respect of a claim asserted by a Third Party.

18.3	Indemnification Procedures. Any claims for indemnification hereunder shall be subject to the following procedures:
(a)	The Indemnitee shall promptly notify the Indemnitor in writing of a claim in respect of which it seeks indemnification under Section 18.1 or 18.2; provided, however, that the failure to provide prompt notice shall not reduce the Indemnitor’s obligations under such Sections. Within ten (10) days following its receipt of such claim notice, the Indemnitor shall notify the Indemnitee as to whether: (i) it will or will not indemnify the Indemnitee (the “Election Notice”); or (ii) additional information is reasonably necessary to enable the Indemnitor to determine whether it will indemnify the Indemnitee, in which case the Indemnitee shall cooperatively provide to the Indemnitor any information known by the Indemnitee that is reasonably requested by the Indemnitor. Under all circumstances, if it intends to indemnify the Indemnitee, the Indemnitor must provide an Election Notice to the Indemnitee within thirty (30) days following its receipt of the Indemnitee’s claim notice.
(b)	The Indemnitee shall not be required to admit any liability whatsoever.

(c)	If, in its Election Notice, the Indemnitor agrees to indemnify the Indemnitee, then the Indemnitor shall take control of the defense and investigation of the claim (the

“Defense”) at its own expense and shall have the right to use attorneys of its choice. The Indemnitor shall not be liable to the Indemnitee for any additional costs related to the Defense that are incurred after the Indemnitee has received the Election Notice (i.e., attorneys’ fees incurred by the Indemnitee), except as provided in Section 18.3(e), and except for such Defense costs and other costs incurred by the Indemnitee to comply with requests for cooperation and discovery by the Indemnitor that are incurred at the Indemnitor’s request.

(d)	If the Indemnitor has agreed to defend the Indemnitee, the Indemnitee shall cooperate in all reasonable respects with the Indemnitor and its attorneys in the Defense of such claim, and may reasonably participate at its own expense, through its attorneys or otherwise, in such Defense, provided that such participation does not interfere with the Indemnitor’s Defense. If it is later determined by a court of competent jurisdiction, without right of further appeal, that such claim was not eligible for indemnification by the Indemnitor, *** , the Indemnitee shall reimburse the Indemnitor in full for all losses (including, without limitation, settlements, judgments, costs and expenses, including reasonable attorneys’ fees) incurred by the Indemnitor in connection with such claim.

(e)	If, in its Election Notice, the Indemnitor declines to indemnify the Indemnitee, then: (i) the Indemnitee shall assume such defense, provided that the Indemnitor may assume such defense at a later time upon reasonable prior notice to the Indemnitee, but only if the Indemnitor reimburses the Indemnitee at the time of such assumption for all costs, expenses and losses (including, without limitation, settlements, judgments, costs and expenses, including any attorneys’ fees) incurred by the Indemnitee up to and including the date of such assumption; and (ii) if it is later determined by a court of competent jurisdiction, without right of further appeal, that such claim was eligible for indemnification by the Indemnitor, *** , the Indemnitor shall reimburse the Indemnitee in full for all losses (including, without limitation, settlements, judgments, costs and expenses, including reasonable attorneys’ fees, and interest thereon) incurred by the Indemnitee in connection with such claim.

(f)	The Indemnitor shall be subrogated to the rights and defenses of the Indemnitee to the extent of, and with respect to, the Indemnitor’s obligation to indemnify the Indemnitee under this Section 18.3.

(g)	All settlements of claims subject to indemnification under this Section which the Indemnitor has agreed to defend, indemnify and hold the Indemnitee harmless from, shall:
(i)	if requiring any admission of guilt by the Indemnitee, be entered into only with the consent of the Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed; and

(ii)	include an appropriate confidentiality agreement prohibiting disclosure of the terms of such settlement.

18.4	Insurance.

18.4.1	Coverages. For the entire Term and the Termination Assistance Period and for other periods as may be required herein, at its sole cost and expense, Amdocs shall maintain in effect insurance coverages required by Law and, without limiting the generality of the foregoing, the insurance coverages identified in Schedule 20, with limits not less than those specified in Schedule 20. The fact that Amdocs has obtained the insurance required in this Section 18.4 shall in no manner lessen or otherwise affect Amdocs’ other obligations or liabilities set forth in the Agreement including, without limitation, its indemnification obligations under Sections 18.1, 18.2 and 18.3. If Amdocs retains any Authorized Subcontractors, Amdocs shall require all such Authorized Subcontractors to carry appropriate coverages for the type of work to be performed by such Authorized Subcontractors.

18.4.2	Evidence of Insurance. From time to time at MetroPCS’ reasonable request, Amdocs shall deliver to MetroPCS a then-current certificate of insurance that evidences Amdocs’ ongoing compliance with the requirements set forth in this Section 18.4 and identifies MetroPCS, its Affiliates and Designated Entities, and their respective directors, officers, agents and employees, as: (a) additional insureds to Amdocs’ general liability (under CG2010 (11/85) or equivalent), property, auto liability and umbrella (excess) policies; and (b) loss payees to Amdocs’ employee dishonesty and computer fraud policies. Each certificate of insurance and certification shall identify each required coverage as either claims-made or occurrence based coverage. Amdocs’ failure to provide, or MetroPCS’ failure to demand, such certification and/or certificates of insurance shall not constitute a waiver by MetroPCS of the insurance requirements set forth herein. In addition, if MetroPCS in good faith believes that it (or its Affiliates or Designated Entities, or any of its or their respective directors, officers, agents or employees) may be entitled to assert a claim under any Amdocs policy of insurance in respect of which it is named as an additional insured, within fourteen (14) days following receipt of MetroPCS’ written request, Amdocs shall deliver to MetroPCS a copy of the relevant policy(s), with financial information (such as premium and deductible amounts) redacted.

18.4.3	Claims-Made Coverage. If any coverage required under the Agreement is written on a claims-made basis, the certificate of insurance shall clearly so state. In addition to the coverage requirements specified above, in respect of claims-made policies, Amdocs will ensure that: (a) the policy’s retroactive date coincides with or precedes Amdocs’ commencement of the performance of Services (including subsequent policies purchased as renewals or replacements); and (b) the policy continues for the entire Term and for a period of two (2) years following the conclusion of the Termination Assistance Period.

18.4.4	Notice of Cancellation or Change of Coverage. All certificates of insurance provided by Amdocs must evidence that the insurance provider will give MetroPCS *** written notice in advance of any cancellation, lapse or reduction in respect of such insurance, but failure to give such notice shall impose no obligation or liability of any kind upon the insurer affording coverage, its agents or representatives.

18.4.5	Qualifying Insurers. All policies of insurance required hereby shall be issued by providers of insurance licensed to conduct business in the geographic areas in or from which Services are to be provided and having an AM Best rating of *** and a Financial Size Category of *** .

19.	FORCE MAJEURE EVENTS

19.1	General. Subject to Section 19.5, no Party shall be liable for *** in the performance of its obligations under the Agreement (including, but not limited to, breach) if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, epidemic, power failure, earthquake, elements of nature or acts of God, act of governmental body or military authority, wars, riots, civil disorders, blockades, embargoes, terrorist activities, civil insurrection, rebellions or revolutions, or any other similar cause that is both: (a) not foreseen or foreseeable; and (b) beyond the reasonable control of such Party, but only to the extent a Party’s performance is actually delayed or prevented and only during such time that it is so delayed or prevented (each, a “Force Majeure Event”), except to the extent that the non-performing Party is solely at fault in failing to prevent or mitigate, or causing such default or delay, and provided that such default or delay cannot, through the non-performing Party’s exercise of commercially reasonable efforts, be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means.

19.2	Duration and Notification. In the event of a Force Majeure Event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail (and a reasonable period of time for overcoming the effects thereof has passed) and such Party continues to use commercially reasonable efforts to re-commence performance or observance whenever and to whatever extent possible without delay. Any Party so prevented, hindered or delayed in its performance shall, promptly, but in any event within *** of the occurrence of the Force Majeure Event, notify the Party to whom performance is due by telephone (to be confirmed in writing within *** of the inception of the Force Majeure Event) and describe at a reasonable level of detail the circumstances of such Force Majeure Event, the steps being taken to address such Force Majeure Event, any known possible alternatives or workarounds which may be available to the other Party the expected duration of such Force Majeure Event and any other relevant information.

19.3	Substitute Services. If any event described in Section 19.1 has substantially prevented, hindered or delayed, or is reasonably expected to substantially prevent, hinder or delay, Amdocs’ performance of material Services for longer than the recovery period specified in the applicable Disaster Recovery Plan or, if there is no such specified recovery period, *** , then unless otherwise directed by MetroPCS, Amdocs shall use commercially reasonable efforts to provide such Services from an alternate Amdocs facility in accordance with any requirements of Law, treating MetroPCS at least as favorably as other similarly situated customers and, failing that, to procure substitute services for such Services from an alternate source at Amdocs’ expense. If Amdocs is unable to procure such substitute services on an expedited basis or MetroPCS otherwise elects to contract directly for such substitute services: (a) notwithstanding Section 2.4, at Amdocs’

expense, MetroPCS may procure such Services from an alternate source until the date on which Amdocs is able to itself resume performance of the Services in accordance with the terms of the Agreement or procure and provide to MetroPCS substitute services that are reasonably acceptable to MetroPCS, and for a period of *** after such date; and (b) if applicable in accordance with the terms specified therein, the terms of Section 16.3.1 shall apply. Notwithstanding any contrary terms in the foregoing, if Amdocs is unable within *** to itself resume performance of the Services in accordance with the terms of the Agreement or procure and provide to MetroPCS substitute services that are reasonably acceptable to MetroPCS, then: (c) MetroPCS shall have the right to terminate the Agreement pursuant to Section 16.3.1; and (d) irrespective of whether MetroPCS exercises its right to terminate the Agreement under Section 16.3.1, the obligations undertaken by Amdocs under the terms of the foregoing subsection (a) shall remain in effect for an additional *** period plus any additional period of time thereafter desired by MetroPCS, provided that *** .

19.4	Disaster Recovery. Upon the occurrence of a Force Majeure Event that constitutes a Disaster, Amdocs promptly shall implement the Disaster Recovery Plan. The occurrence of a Force Majeure Event shall not relieve Amdocs of its obligation to implement the Disaster Recovery Plan, except to the extent the implementation of such Disaster Recovery Plan is itself subject to a Force Majeure Event. During any period that MetroPCS does not elect to purchase Disaster Recovery services from Amdocs, Amdocs responsibility hereunder shall be limited to notifying MetroPCS’ or its designated Disaster Recovery services vendor and implementing those portions of the Disaster Recovery Plan expressly designated as the responsibility of Amdocs as Outsourcing provider (as opposed to Disaster Recovery Services provider).

19.5	Payment. If Amdocs fails to provide the Services in accordance with the Agreement due to the occurrence of a Force Majeure Event, *** .

19.6	Allocation of Resources. Without limiting Amdocs’ obligations under the Agreement, whenever a Force Majeure Event causes Amdocs to allocate limited resources between or among Amdocs’ customers, MetroPCS and its Affiliates shall receive at least the same treatment as all other Amdocs wireless customers. In no event shall Amdocs re-deploy or re-assign any Key Personnel to another customer or account in the event of the occurrence of a Force Majeure Event.

20.	GENERAL TERMS AND CONDITIONS

20.1	Compliance with Laws.

20.1.1	Amdocs will comply with the Amdocs Legal Requirements, and MetroPCS will comply with the MetroPCS Legal Requirements. Except as provided in Section 2.7, a Party’s compliance with such Legal Requirements will be undertaken at no additional cost or expense to the other Party.

20.1.2	Subject to the terms of Section 20.1.3, the Parties will consult and cooperate with each other in order to enable compliance with each Party’s Legal Requirements, as such Legal

Requirements may change over time during the Term. Such cooperation will include, without limitation, a Party (without a duty of inquiry) notifying the other Party in writing promptly if it has cause to believe the other Party is not in full compliance with its Legal Requirements, and jointly developing a plan for achieving such compliance.

20.1.3	MetroPCS will be responsible for defining its requirements for its operations in accordance with MetroPCS Legal Requirements, interpreting the MetroPCS Legal Requirements, and monitoring compliance with such MetroPCS Legal Requirements. Amdocs will be responsible for defining its requirements for its operations in accordance with Amdocs Legal Requirements, interpreting the Amdocs Legal Requirements, and monitoring compliance with such Amdocs Legal Requirements. Each Party will support the other with such definitions and monitoring as specified in Section 20.1.2. Adjustments or Changes requested by MetroPCS based on changes in the Law, and which are not included in the Services or already provided by Amdocs as part of new Releases, will be considered a Change and subject to the Change Management Procedures. Adjustments or changes requested by Amdocs based on changes in the Law will be considered a Change and subject to the Change Management Procedures, but except as provided in Section 2.7, such Changes, if based on Amdocs Legal Requirements, shall be undertaken at no additional cost or expense to MetroPCS.

20.2	No Waiver. No waiver of rights arising under the Agreement or Orders shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced. No failure or delay by either Party in exercising any right, power or remedy under the Agreement shall operate as a waiver of any such right, power or remedy and/or prejudice its rights to bring any action in respect thereof or constitute waiver of any prior, concurrent, or subsequent right, remedy, or duty within the Agreement.

20.3	Severability. If any provision of the Agreement or any Order is held invalid, illegal or unenforceable, the remaining provisions of the Agreement or Order shall not in any way be affected or impaired, and the invalid, illegal or unenforceable provision will be deemed to be deleted, and the rights and obligations of Amdocs and MetroPCS will be interpreted accordingly. The Parties shall cooperate in good faith to restate or replace the invalid, illegal or unenforceable provision with a valid, legal and enforceable one that achieves the same ends (to the maximum legal extent) as the provision determined to be invalid or unenforceable.

20.4	Governing Law.

20.4.1	The Laws of the State of New York will govern the construction and enforcement of all of the rights, duties, and obligations arising under, or relating in any manner to, the subject matter of the Agreement, notwithstanding any conflicts of Law principles that would apply the Laws of another jurisdiction. ANY ACTION, SUIT OR PROCEEDING BROUGHT BY A PARTY THAT IN ANY WAY ARISES OUT OF OR RELATES TO THE AGREEMENT SHALL BE BROUGHT SOLELY AND EXCLUSIVELY IN THE UNITED STATES, AND EACH PARTY IRREVOCABLY ACCEPTS AND SUBMITS TO THE SOLE AND EXCLUSIVE PERSONAL JURISDICTION OF THE UNITED STATES COURTS IN

PERSONUM, GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT BY OR AGAINST IT BY THE OTHER PARTY. NEITHER PARTY SHALL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY WAY ARISING OUT OF OR RELATING TO THE AGREEMENT IN ANY OTHER COURT OR IN ANY OTHER JURISDICTION AND SHALL NOT ASSERT ANY CLAIM, WHETHER AS AN ORIGINAL ACTION OR AS A COUNTERCLAIM OR OTHERWISE, AGAINST THE OTHER IN ANY OTHER COURT OR JURISDICTION. Each Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any objection that it may now or hereafter have to the venue of any of the aforesaid actions, suits or proceedings in the courts referred to above, and further waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the Agreement or the subject matter hereof or thereof may not be enforced in or by such court. As the only exception to any of the above, if a Party is entitled to seek injunctive or other equitable relief which is not available in the venue specified in this Section, this Section shall not be deemed to be a bar to the Party seeking such relief if such relief is wholly non-monetary injunctive or other equitable relief.

20.4.2	MetroPCS and Amdocs will use their best efforts to resolve any controversy or claim arising out of or relating to the Agreement or an Order through good faith negotiations, including the following escalation procedure and time limits, unless otherwise agreed in writing by the Parties:

***

If any escalation level does not resolve any matter to the Parties’ mutual satisfaction, the persons at such level will jointly brief and provide the next level with all information and background material necessary to resolve the matter through negotiations. Except for claims or the type described in Section 20.4.4 and claims in respect of which the applicable limitations period will imminently expire, which claims will not be subject to the procedures set forth in this Section 20.4.2, the Parties shall not make any claims for remedies based on an alleged breach of a Party’s obligations, assert any right to terminate or provide a Termination Notice in connection with an alleged breach of a Party’s obligations, or commence any other dispute resolution process, without first attempting to resolve the matter through the foregoing escalation procedure. Any applicable cure period under the Agreement shall run co-terminously with the duration of dispute resolution efforts undertaken under this Section.

20.4.3	Nothing in the Agreement affects any statutory rights that cannot be waived or limited by contract under applicable Law.

20.4.4	Notwithstanding anything contained in the Agreement to the contrary, the Parties shall be entitled to seek injunctive or other equitable relief whenever the facts or circumstances would permit a Party to seek equitable relief in a court of competent jurisdiction, including under the circumstances set forth in Section 14.7.

20.4.5	Notwithstanding anything contained in the Agreement to the contrary, controversies, claims or disputes, including any necessary fact or legal determination, that involves determining whether a Release Condition (as such term is defined in the Preferred Escrow Agreement) has occurred, will be resolved in accordance with the procedures set forth in the Preferred Escrow Agreement; provided, however, that MetroPCS and Amdocs agree that no finding of fact or law except that a Release Condition has or has not occurred shall be binding on a Party.

20.5	Independent Contractors. Amdocs, in furnishing services to MetroPCS hereunder, is acting as an independent contractor. No employer-employee relationship exists between a Party and the Personnel of the other Party. Amdocs is not an agent of MetroPCS and has no right, power or authority, expressly or impliedly, to represent or bind MetroPCS as to any matters, except as expressly authorized in the Agreement. MetroPCS is not an agent of Amdocs and has no right, power or authority, expressly or impliedly, to represent or bind Amdocs as to any matters, except as expressly authorized in the Agreement.

20.6	Assignment and Subcontracts.

20.6.1	Any assignment, subcontract or other transfer of a Party’s rights or obligations under the Agreement or any Order hereunder, in whole or in part, by operation of Law or otherwise, requires the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, upon prior written notice to the other, assign the Agreement and all Orders to: (a) any successor entity in connection with a Change in Control (but, in the case of MetroPCS, an assignment to such a successor entity that is an Amdocs Competitor will require Amdocs’ prior written consent, and in the case of Amdocs, an assignment to such a successor entity that is a MetroPCS Competitor will require MetroPCS’ prior written consent); or (b) an Affiliate, but only if the Affiliate is not a MetroPCS Competitor (in the case of proposed assignments by Amdocs) or an Amdocs Competitor (in the case of proposed assignments by MetroPCS). Prior to any such assignment, the assignee will be required to provide the other Party with a written undertaking to comply with all the assignor’s obligations under the Agreement and all applicable Orders. Any attempted assignment that does not comply with the terms of this Section shall be null and void ab initio.

20.6.2	Without the prior written consent of MetroPCS, and subject to the requirements set forth in Section 6.4, Amdocs may not subcontract, transfer or assign any of its obligations under the Agreement including, without limitation, the provision of licenses, Services or Amdocs Third Party Software or products, to any Amdocs Affiliates in respect of which Amdocs, directly or indirectly, holds *** , or which holds, directly or indirectly, *** of Amdocs and/or to any Third Party (where such consent is given by MetroPCS in writing, the applicable Affiliate or Third Party shall constitute an “Authorized Subcontractor”). Any such consent will be contingent upon the execution by such Authorized Subcontractor of an agreement with Amdocs containing, at a minimum, terms that are at least as protective of MetroPCS as those set forth in Sections 13, 14, 15, 18, 20.1, and 20.3. Subject to the requirements and limitations set forth in Section 6.4, and provided that: (a) no MetroPCS Confidential Information is disclosed to

Amdocs Personnel employed in countries outside the Territory *** (and such other countries as MetroPCS may confirm in writing as acceptable for purposes of this Section 20.6.2) (all such countries, the “Approved Countries”); and (b) all MetroPCS Confidential Information remains at all times within the Approved Countries, with written notice to MetroPCS, Amdocs may subcontract, transfer or assign any of its obligations under the Agreement including, without limitation, the provision of licenses, Services or Amdocs Third Party Software or products, to any Amdocs Affiliate in respect of which Amdocs, directly or indirectly holds *** , or which holds, directly or indirectly, *** of Amdocs, and any such Amdocs Affiliate to which obligations have been subcontracted, transferred or assigned shall constitute an Authorized Subcontractor for purposes of the Agreement.

20.6.3	With respect to any Authorized Subcontractor:
(a)	Amdocs shall be responsible for the performance (or non-performance, as the case may be) of any part of the Agreement and any Order hereunder which is subcontracted, transferred or delegated to an Authorized Subcontractor;

(b)	Amdocs’ obligations under the Agreement and any Order hereunder shall remain in full force and effect, despite the involvement of Authorized Subcontractors in performance of the Agreement; and

(c)	the applicable terms of the Agreement (including, without limitation, those referred to in Section 16.11) shall also apply to the Authorized Subcontractors.
20.7	Headings not Controlling. The headings of the Sections of the Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of the Agreement.

20.8	Notices.

20.8.1	Any notification, demand or communication which under the terms of the Agreement or otherwise must or may be given or made by a Party shall be in writing, addressed or transmitted to the other Party at the address and, if applicable, fax number, specified in this Section 20.8 and shall: (a) be given in person; or (b) made by any delivery (courier) service requiring signature on receipt; or (c) be given by fax.

20.8.2	Amdocs and MetroPCS may also communicate with each other, for their day-to-day project activities and management to be performed under the Agreement, by electronic means, including via e-mail. An identification code (called a user ID) contained in an electronic document will be deemed sufficient to verify the sender’s identity and the document’s authenticity.

20.8.3	Unless specified otherwise in the Agreement, notices shall be deemed given:
(a)	when delivered within the same country, upon the earlier of: (i) the day of receipt, if delivered in person or electronically (if a read receipt is permitted by the recipient); or (ii) the next business day after being given to an overnight courier with a reliable system for tracking delivery or after the transmission by fax and receipt by the sender of a confirmation of transmission showing successful completion of the transmission.

(b)	when delivered in a different country, upon the earlier of: (i) if in person, electronically or by fax, the same as described in a subsection (a) above; or (ii) if by express courier, the time frame for delivery generally stated by the courier service, but no greater than seven (7) days. Amdocs and MetroPCS shall provide notices under the Agreement to the following addresses and persons:

If to Amdocs, Inc.:	If to MetroPCS:

Amdocs, Inc.	MetroPCS Wireless, Inc.
***	***

If to ASSL:	With a copy to:

Amdocs Software Systems Limited	MetroPCS Wireless, Inc.
***	***

With copies to:

Amdocs, Inc.
***
20.8.4	Either Party may change its address, facsimile numbers and e-mail addresses for notification purposes by giving the other Party prior written notice of the new information and its effective date.

20.9	Successors and Assigns. To the extent assignment is permitted under Section 20.6, the Agreement shall be binding upon and inure to the benefit of the Parties hereof and to their permitted successors and assigns.

20.10	Publicity.

20.10.1	Except as set forth in this Section 20.10, each Party must obtain the other Party’s prior written consent before publicly using or disclosing any advertising, written sales promotion materials, press releases, or other publicity matters relating to the Agreement, which consent shall not be unreasonably withheld.

20.10.2	Notwithstanding anything to the contrary in Section 20.10.1, each of the Parties may include the names of the Parties, the existence of the Agreement, and a factual description of the Services performed under the Agreement:
(a)	on internal employee bulletin boards;

(b)	in internal business planning documents;

(c)	in public filings required by applicable Laws; and

(d)	whenever necessary to comply with generally accepted accounting principles, stock exchange rules or applicable Laws.
20.10.3	The Parties agree that, upon the execution of the Agreement and any renewal thereof, MetroPCS and Amdocs will issue a joint press release regarding the scope of the Agreement, provided that the content of the press release and the timing of its distribution are mutually agreed to by both Parties and the press release has received the prior written approval and consent of MetroPCS and Amdocs. Subject to the foregoing, the Parties agree to cooperate regarding the issuance of one or more additional press releases relating to the Agreement.

20.11	Export. The Parties expressly acknowledge their obligation to comply with all applicable Legal Requirements regarding export from the United States of computer equipment, software, technical data or derivatives thereof, as such requirements may be modified from time-to-time. Each Party will reasonably cooperate with the other and will provide to the other promptly upon request any end-user certificates, affidavits regarding re-export or other certificates or documents as are reasonably requested to obtain approvals, consents, licenses and/or permits required for any payment or any export or import of products or services under the Agreement.

20.12	Third Party Beneficiaries. The Agreement is entered into solely between, and may be enforced only by, MetroPCS and Amdocs. The Agreement shall not be deemed to create any benefits, rights, claims, obligations, or causes of action in, to, or on behalf of any Third Parties including, without limitation, Affiliates, Authorized Subcontractors, Third Parties, either Party’s Personnel, suppliers and customers of a Party, or to create any obligations of a Party to any such Third Parties other than to MetroPCS and Amdocs under the Agreement, except as set forth in Sections 18.1, 18.2, 18.3, and 18.4 or as otherwise expressly provided in the Agreement.

20.13	Covenant of Good Faith. Each Party agrees that, in its respective dealings with the other Party under or in connection with the Agreement, it shall act in good faith.

20.14	Similar Agreements. Provided Amdocs complies with its obligations under the Agreement, Amdocs may enter into similar agreements with others and develop and provide equipment, software, or services that are similar to or competitive with the equipment, software, and Services provided under the Agreement. Provided MetroPCS complies with its obligations under the Agreement (including under Sections 2.4 and 14.3), MetroPCS may enter into agreements with Third Parties for such Third Parties to provide services that are not *** .

20.15	Acknowledgment. The Parties each acknowledge that the terms and conditions of the Agreement have been the subject of active and complete negotiations, and that such terms and conditions should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of the Agreement.

20.16	Order of Precedence. In the event of conflict in substance, impact or otherwise between the terms of the Agreement and any Schedule, Order, Attachment, Exhibit or other document attached to and/or incorporated by reference herein or therein:
(a)	to the extent the conflicting terms can reasonably be interpreted so that such terms are consistent with each other, such consistent interpretation shall prevail; and

(b)	to the extent subsection (a) does not apply, the following order of precedence will prevail:
(i)	the Agreement (including its Schedules, Exhibits and/or Attachments) will prevail over a conflicting term in an Order (including its Schedules, Exhibits and/or Attachments), except where an Order expressly states that such conflicting term will take precedence;

(ii)	the terms set forth in the body of the Agreement will prevail over a conflicting term in the Schedules, Exhibits and/or Attachments to the Agreement;

(iii)	the terms set forth in the body of an Order will prevail over a conflicting term in the Schedules, Exhibits and/or Attachments to such Order; and

(iv)	the terms set forth in the Agreement (including its Schedules, Exhibits and/or Attachments) or in an Order (including its Schedules, Exhibits and/or Attachments) will prevail over a conflicting term in the System Procedures Manual.
The Parties shall work together cooperatively and in good faith to resolve any interpretation conflicts that may arise.

20.17	Execution of Agreement. The Agreement may be executed in duplicate counterparts and both together will constitute one and the same document. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed PDF form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

20.18	Entire Agreement and Changes; Termination of the Letter of Authorization.

20.18.1	This Agreement and Orders hereunder shall together constitute the entire agreement between MetroPCS and Amdocs with respect to the subject matter hereof and shall supersede all prior oral and written quotations, communications, representations, agreements and understandings of the Parties with respect to the subject matter thereof. Neither the Agreement nor any Order may be modified except by a written instrument signed by a duly authorized representative of each Party. Orders and other documents or instruments required to be signed by Amdocs shall designate the particular Amdocs entity (ASSL or Amdocs, Inc.) that is executing such Order, document or instrument. ASSL and Amdocs, Inc. shall each be responsible for its own performance under the Agreement and solely responsible for any breach or other claim arising from its acts or omissions in connection with this Agreement, provided, however, that at MetroPCS’ election, termination of the Agreement as against either ASSL or Amdocs, Inc. will be effective against both ASSL and Amdocs, Inc. Nothing in this Agreement shall be construed as: (a) conveying liability on ASSL or Amdocs, Inc. for the acts or omissions of the other or (b) ASSL or Amdocs, Inc. guaranteeing the performance of one another. Any terms that may appear on Amdocs’ invoices or any of MetroPCS’ documents that add to, vary from, or conflict with, the provisions of the Agreement or the applicable Order shall be void.

20.18.2	The Parties agree that, as of the Signing Date, the LOA is terminated and of no further force or effect. All fees, charges and expenses arising out of such LOA are included within the fees, charges and expenses set forth in Schedule 8.
~Signature Page Follows~

IN WITNESS WHEREOF, MetroPCS and Amdocs have caused the Agreement to be signed by their duly authorized representatives as of the Signing Date.

MetroPCS Wireless, Inc.		Amdocs Software Systems Limited

By:	/s/ Roger D. Linquist	By:	/s/ Neville Walker

	(Signature)		(Signature)

Name:	Roger D. Linquist	Name:	Neville Walker

	(Typed or Printed)		(Typed or Printed)

Title:	President and Chief Executive Officer	Title:	Deputy General Manager

	(Typed or Printed)		(Typed or Printed)

Date:	9-15-08	Date:	September 16, 2008

Amdocs, Inc.

		By:	/s/ Thomas C. Drury

(Signature)

		Name:	Thomas C. Drury

(Typed or Printed)

		Title:	President

(Typed or Printed)

		Date:	9-16-08

SCHEDULE 1
METROPCS-OWNED DELIVERABLES
     The following are MetroPCS-Owned Deliverables:
***

SCHEDULE 2
AMDOCS SYSTEMS
ASAP — Amdocs Service Activation
Amdocs Store Ordering and Activation Platform (ASAP) is a system used for managing orders of cellular equipment as well as services.
CIM — Customer Interaction Manager
Amdocs Customer Interaction Manager (CIM) is a web-based, call center agent desktop for high-volume, multi-functional, multimedia contact centers, designed to enable integrated customer management strategy.
AMSS — Amdocs Self Service
Amdocs Self Service (AMSS) software offers a set of self service applications that enable self service for MetroPCS’ subscribers. It allows the subscriber to view account details and make payments.
APILink — Amdocs APIs
APILink is a set of Java-based APIs, enabling different Amdocs applications as well as Third Party applications to integrate with the System and utilize the rich capabilities it provides.
ARM — Amdocs Resource Manager
The Amdocs Resource Management (ARM) module manages the lifecycle of resources. This includes receiving the resources from communication authority, allocating them to dealers, maintaining their status (active, reserved, cancelled, etc.), including managing numbers.
AAM — Amdocs Activation Manager
Amdocs Activation Manager (AAM) software streamlines the activation and provisioning of mobile voice and data services. It automates the activation of services and individual Subscribers and supports multi-vendor, multi-class and multi-technology networks and application servers, as well as a vast range of IT elements.
SCP
The Amdocs SCP is highly available software that can provide ISUP messaging for establishing a control relationship with the monitoring MSC. It has full support for outbound/inbound calling, including mid-call teardown, an interface with Amdocs charging and open Internet protocol interface to other IPs, or Interactive Voice Response (IVR).
AR — Amdocs Account Receivable
The Amdocs Accounts Receivable (AR) module manages the account MRC balance by handling all the financial activities of the MetroPCS subscriber. Its GL sub-module reports all those financial activities to the MetroPCS financial application.

ARC — Amdocs Roaming Controller
Amdocs Roaming Controller (ARC) software is the unique Amdocs solution for real-time prepaid roaming support. It intercepts messages between VLR and SHLR and integrates with SCP and OLC to authorize those calls.
AIP — Amdocs Inventory Platform
The Amdocs Inventory Platform (AIP) is a full scale, standard inventory control system. AIP tracks the inventory of serial items and accessories in the locations where inventory is held (stores and warehouses).
PC — Product Catalog
Product Catalog (PC) software handles all product and service offerings in an easy-to-access format in a single database, supports flexible definition and bundling of price plans and services.
OLC — Online Charging
Online Charging (OLC) software is responsible for the real-time processing of request messages and event records, originating from various network elements. Multiple processing modes are supported, including request-response, transaction-based and file-based modes.
ABM — Amdocs Balance Management
Amdocs Balance Management is (ABM) software a value-added component, which maintains the real-time account balance and reserved amounts, supports various balance policies and generates balance threshold-based actions.
RPL — Amdocs Replenishment Management
Amdocs Replenishment Management (RPL) software is a value-added component that manages the recharging of prepaid balances through multiple payment methods (vouchers, cash, debit, and credit) and recharge channels (CSRs, IVRs, Web, handset, etc.).
MAF — Amdocs Message Acquisition and Formatting
Amdocs Message Acquisition and Formatting (MAF) software performs the mediation function and receives various data files and reformats them. MAF reformats incoming messages into a format acceptable to the target system. These functions are carried out with the aid of business rules defined by MetroPCS.
APRM — Amdocs Partner Manager
Amdocs Partner Manager (APRM) software is a multi-lingual stand-alone product for handling any type of business-to-business settlement.
ADD — Amdocs Document Designer
The Amdocs Document Designer (ADD) software receives the anniversary handling information and generates a statement. The statement can handle various formats and languages, and send output for different media, such as paper and electronic.

Amdocs Support
Amdocs Support software is a comprehensive workflow-driven support application designed for a first and second-tier support role. It allows the CSRs to log and route cases, set priorities, verify contracts, review case histories.

SCHEDULE 3
FILE FORMAT FOR VERISIGN SYSTEM DATA EXTRACTION
[SEE ATTACHED]
***

SCHEDULE 4

AMDOCS THIRD PARTY SOFTWARE
Amdocs-Provided Third Party Software:
***
Amdocs-Used Third Party Software:
UNIX SOFTWARE
Software List

Functionality	Name	Vendor	Version
Customer DB + Provisioning
***	***	***	***
Amdocs Charging DB
***	***	***	***
API_TRB + RPL
***	***	***	***
Amdocs Charging FR
***	***	***	***
Amdocs Charging RB
***	***	***	***
AVM
***	***	***	***
Billing and PRM
***	***	***	***
Auxiliary
***	***	***	***
Transmission/OAM
***	***	***	***
OVO / AMC
***	***	***	***
Tuxedo + Web
***	***	***	***
CRM Backend and Poller
***	***	***	***
ASAP and PRM app
***	***	***	***
WEB FE App
***	***	***	***

Functionality	Name	Vendor	Version
CRM App
***	***	***	***
APIs
***	***	***	***
ASAP Web
***	***	***	***
WEB FE Web
***	***	***	***
CRM Web
***	***	***	***
Authentication
***	***	***	***
Mail
***	***	***	***
Print
***	***	***	***
Mediation (XACCT) DB/CEM/CUI
***	***	***	***
Mediation (XACCT) Gatherer
***	***	***	***

NT SOFTWARE
Software List

Functionality	Name	Vendor	Version
Citrix
***	***	***	***
Active Directory Domain Controllers
***	***	***	***

SCHEDULE 5
ENVELOPE AND STORAGE PARAMETERS
[SEE ATTACHED]

SCHEDULE 5
ENVELOPE AND STORAGE PARAMETERS
Envelope Parameters
Background
The Envelope Parameters specified in the table immediately below represent the mutually agreed sizing and capacity assumptions relating to the Outsourcing Services. As part of its Outsourcing Services-related responsibilities, Amdocs and MetroPCS continuously shall monitor the Envelope Parameters and, in mutual consultation, proactively engage in capacity planning aimed at avoiding having any of the Envelope Parameters exceed their respective metric for longer than the applicable Tolerance Period. In connection with Amdocs’ capacity planning activities, to the extent it reasonably is able to do so, MetroPCS shall provide Amdocs with advance notice of any known event which will make the Envelope Parameters exceed their respective metric for longer than the applicable Tolerance Period. *** .
Table Definitions

CPSs Impacted (From Schedule 11)	This column indicates that there may be a CPS impact if the applicable Envelope Parameter metric is exceeded beyond its metric value which may result in Amdocs seeking an “exclusion” of the listed CPS(s) pursuant to Section V of Schedule 11 *** .

Hardware, Software, Storage and Staffing columns	A checkmark in the “Hardware,” “Software,” “Storage” or “Staffing” columns represents the areas of cost that might be impacted if the applicable Envelope Parameter metric is exceeded beyond its Tolerance Period.

Concurrent Users	The number of MetroPCS connections (human or automated) to the applicable system (e.g., web server, Citrix, API, DB, etc.) simultaneously requesting such system to execute a transaction.

Tolerance Period	The Tolerance Period column represents the number of *** in a *** period by which an Envelope Parameter metric is allowed to exceed its metric before Amdocs may *** . The Tolerance Period must be exceeded *** . *** .

Monthly Fee & Growth Interval	An estimate of the approximate cost *** to increase the applicable Envelope Parameter metric by the applicable metric increase amount (i.e., growth interval).

General
The Envelope Parameters may need to be altered, added or removed throughout the Term of the Agreement as products and/or functionality changes. All such alterations, additions and/or removals shall be implemented through mutual written agreement as provided in the Agreement.

CPSs
		Impacted					Tolerance			Monthly Fee
Envelope		(From					Period	Comments and	Description of Envelope	& Growth
Parameter	Metric	Schedule 11)	Hardware	Software	Storage	Staffing	(days)	Notes	Parameter	Interval
Production
***	***	***					***	***	***	***

Storage Parameters
The storage parameters specified in the attached table represent the mutually agreed storage sizing assumptions relating to the Services. *** .
Note: ***

	Available	Online		Unit of
Storage Parameter	Online	History	Offline	measurement	Comments	Description of Parameter
***	***	***	***	***	***	***

SCHEDULE 6
IMPLEMENTATION AND MIGRATION SERVICES
[SEE ATTACHED]

SCHEDULE 6
IMPLEMENTATION AND MIGRATION SERVICES
The purpose of this Schedule 6 is to provide a general description of the Implementation and Migration Services and approach for commercial availability and migration of MetroPCS’ existing subscriber base from MetroPCS’ current billing and operational support system to the System. This Schedule addresses (at a high-level) the preparation and implementation of the System, migration of subscribers from MetroPCS’ current billing and operational support system to the System, and consolidation of operations.
The Parties acknowledge and agree that this Schedule 6 is intended to generally describe the principal Implementation and Migration Services and that all the Implementation and Migration Services are not set forth in this Schedule. Any Services that are not described in this Schedule 6 or elsewhere in the Agreement that are an inherent part of the Services described in this Schedule or are reasonably required for the proper implementation of the System or migration of MetroPCS’ existing subscriber base from MetroPCS’ current billing and operations support system to the System that are not set forth in the Agreement as the responsibility of MetroPCS or a Third Party shall be deemed to be included within the scope of the Implementation and Migration Services to be provided by Amdocs ***.
Included in this document are general descriptions of the following:
Chapter 1 of this Schedule defines the scope of the implementation of the System and migration of MetroPCS’ existing subscriber base from MetroPCS’ current billing and operations support system to the System.
Chapter 2 of this Schedule defines the project approach which will be finalized and mutually agreed upon as a result of the *** , to include the following categories:
1. ***
2. ***
3. ***
Chapter 1. Scope & Definitions
1.1 Scope
The Implementation and Migration Services involves *** .
All aspects related to the scope and business processes supported by the System are discussed in Schedule 15.
1.2 Definitions
The following definitions shall apply to this Schedule.
“CTL” means the management process of ordering and implementing all Third Party hardware and software.
“IA” means impact assessment. *** .

“ITV ” means the independent testing validation team *** .
“BV” means billing validation, *** .
“PLAB” means performance environment *** .
“PP Mapping” means the process of mapping all MetroPCS price plans from the legacy system to the price plans of the System.
“SQA” means software quality assurance or testing.
“RT Maintenance” means maintenance performed in the reference tables used by the System.
“UAT” means user acceptance testing.
“UF” means the universal format of the extracted data from the legacy system *** .
Chapter 2. Implementation and Migration Services Approach
2.1. System Implementation
Amdocs will provide *** .
The System will be commercially available to MetroPCS for *** on or before the date specified in Schedule 14 of the Agreement.
2.2. MetroPCS System Migration
The System migration will provide for MetroPCS subscriber conversions *** .
Amdocs has provided a “Universal Format” file definition to MetroPCS as set forth in Schedule 3. As set forth in Schedule 8, MetroPCS or Amdocs will be responsible *** . Amdocs will be responsible for *** .
2.3. Timeline
See Schedule 14 for the applicable timeline.
2.3.1. Acceptance
System Acceptance shall be determined as set forth in Agreement.

2.4. Standard Life Cycle Methodology
***
2.5. Migration and Data Conversion
***
2.5.1. Data Mapping
***
2.5.2. Universal File Format
***
2.5.3. Customer Conversion Testing
***
2.5.4. Migration and Conversion Timing
***
2.7. Business Parameter, Security and Operational Table Population
***
2.8. CPS Assumptions
***
Annex. Implementation Schedule
The master implementation and migration schedule is maintained by *** .

SCHEDULE 7
METROPCS’ CURRENT LEGACY SYSTEMS
None as of the Signing Date.

SCHEDULE 8
FEES
[SEE ATTACHED]

SCHEDULE 8
FEES
1. Implementation Fees
As provided in Section 12.1.1 of the Agreement, Amdocs shall issue an invoice to MetroPCS for, *** for the implementation of the System as provided for in the Agreement.
For additional subscribers added to the System as a result of mergers, acquisitions or other business combinations, for the right to add such subscribers to the System as provided for in the Agreement, MetroPCS will pay Amdocs an initial fee of *** . Amdocs shall have the right to invoice MetroPCS for the initial fee for such subscribers *** . If any such subscribers are added to the System following termination of the Outsourcing Services *** , then Amdocs shall have the right to invoice MetroPCS for *** . Notwithstanding anything contained herein to the contrary, *** .
On *** , Amdocs may invoice MetroPCS for *** .
2. Monthly Fees
In accordance with the terms set forth in Section 12.1.2(b) of the Agreement, Amdocs shall have the right to invoice for, and MetroPCS will pay to Amdocs, a Monthly Fee for each System Subscriber in accordance with the table set forth below:

Number of	Monthly Fee per
System Subscribers	System Subscriber
***	***
*** .
For purposes of calculating any fees or charges under the Agreement, “System Subscribers” shall be calculated by *** .
The records of each Data History Subscriber will be maintained on the System and available to MetroPCS and the Data History Subscriber *** . For each Data History Subscriber whose account data is maintained on the System at MetroPCS’ request for more than *** , MetroPCS shall pay *** . ***         .
If MetroPCS requests a Change that modifies the length of its billing cycles to System Subscribers, the Parties shall negotiate in good faith *** in accordance with the Change Management Procedures.
3. Credits
     (a) Credits Related to ***
(i) *** .
(ii) *** .

(iii) *** .
     (b) Credits Related to ***
(i) *** :
   (A) *** ; and
   (B) *** .
or
(ii) *** .
     (c) Credits During ***
(i) *** .
(ii) *** .
4. Data Extract Costs
If, on or before the date on which a data extract for the migration *** to the System is required under the Project Plan, Amdocs: (A) *** ; or (B) *** . To the extent MetroPCS requires Additional Services related to providing to Amdocs the data extract as set forth in subsection (B) above, the Parties shall mutually agree to an Order for such Additional Services.
5. Development Fund
Beginning as of the Initial Term Commencement Date, Amdocs will allocate an amount equal to *** to a development fund for use by MetroPCS (the “Development Fund”). The Development Fund may be applied by MetroPCS, *** . *** . Any unused amounts remaining in the Development Fund upon the termination or expiration of the Agreement *** . On a monthly basis, Amdocs will provide a written report to MetroPCS detailing amounts in the Development Fund *** . The report shall include, at a minimum, *** .
6. DR Services
MetroPCS has elected to purchase from Amdocs its Gold Plus (Gold+) solution for Disaster Recovery services (“Gold Plus DR”) (as described in Schedule 13-B to the Agreement). For the Initial Term, the cost of the Gold Plus DR is *** . Following the Initial Term *** .
7. Travel and Living Expenses
In order to reimburse Amdocs for all travel and associated living expenses for Amdocs personnel who are providing Services under the scope of the Agreement, MetroPCS will pay Amdocs as follows:
     (a) *** .

     (b) *** .
8. Additional Services
     (a) For Additional Services requested by MetroPCS, the Amdocs blended hourly rates that will be charged for such Services are as follows:

Activity	Hourly Rate
Development	***
PMO/Systems Integration	***
     (b) *** .
     (c) *** .
     (d) *** .
9. Termination Fees
Termination Fees, if any, payable by MetroPCS are set forth Section 16 of the Agreement.
10. Maintenance Services
In accordance with the terms set forth in Section 16.9(g) of the Agreement, MetroPCS shall have the right to order preferred support maintenance services from Amdocs at an annual maintenance fee *** , equal to the greater of: (a) *** ; or (b) *** .
11. Support Services
In accordance with the terms set forth in Section 16.9(h) of the Agreement, MetroPCS shall have the right to order support services from or through Amdocs for the Amdocs-Provided Third Party Software and the portions of the Amdocs Systems described in subsection (b) of the “Amdocs Systems” definition. The scope of such support services, and the fees for such support services, will be subject to mutual agreement of the Parties in an Order.
12. Excluded Services
The following items are not Included Services:
     (a) *** .
     (b) *** .
     (c) *** .
     (d) *** .
     (e) *** .

     (f) *** .
Among others, the following items are available from Amdocs at an additional charge to be agreed upon by the Parties:
     (a) *** .
     (b) *** .
     (c) *** .
     (d) *** .
     (e) *** .
     (f) *** .
13. General Terms and Assumptions
     (a) *** .
     (b) *** .

SCHEDULE 9
PRODUCT DOCUMENTATION

Document Name	Version	Document Type	Date Modified
***	***	***	***

Document Title	Delivery Date
***	***

SCHEDULE 10
ROLES AND RESPONSIBILITIES DOCUMENT
[SEE ATTACHED]

SCHEDULE 10
ROLES AND RESPONSIBILITIES DOCUMENT
The Roles and Responsibilities Document sets forth certain roles and responsibilities of the Parties which apply to activities associated with the operation of the System from an operational perspective, including, without limitation, certain on-going operation and maintenance activities related to the System with respect to each market, once converted to the System.
The level of each Party’s responsibility with respect to each of the obligations set forth in this Schedule is specified by the insertion of the letter *** adjacent to such obligation and beneath such Party’s name.
The letter “ *** “ indicates *** .
The letter “ *** “ indicates *** .
The letter “ *** “ indicates *** .
The absence of any letter indicates *** .

ROLES AND RESPONSIBILITIES

1	RELEASES	MetroPCS	Amdocs	Notes
***	***	***	***	***
***

ROLES AND RESPONSIBILITIES

2	SYSTEM PERFORMANCE	MetroPCS	Amdocs	Notes
***	***	***	***	***
***

ROLES AND RESPONSIBILITIES

ISSUE MANAGEMENT AND SOFTWARE
3	MAINTENANCE	MetroPCS	Amdocs	Notes
***	***	***	***	***
***

ROLES AND RESPONSIBILITIES

4	TRAINING	MetroPCS	Amdocs	Notes
***	***	***	***	***
***

ROLES AND RESPONSIBILITIES

5	BUSINESS TABLE MAINTENANCE	MetroPCS	Amdocs	Notes
***	***	***	***	***
***

ROLES AND RESPONSIBILITIES

6	OPERATIONS	MetroPCS	Amdocs	Notes
***	***	***	***	***
***

ROLES AND RESPONSIBILITIES

7	MISCELLANEOUS	MetroPCS	Amdocs	Notes
***	***	***	***	***

8	PMO	MetroPCS	Amdocs	Notes
***	***	***	***	***
***

SCHEDULE 11
CRITICAL PERFORMANCE SPECIFICATIONS
[SEE ATTACHED]

Schedule 11
Creditable Performance Specifications
I.	Scope
Amdocs shall provide the Services in accordance with the CPSs commencing on the first day of the Deployment Use Period.
In accordance with the further terms of this Schedule, Amdocs shall measure and report its performance against the CPSs set forth below (each of which is more fully defined in the attached Appendix I). Each CPS is ranked “High”, “Medium” or “Low” based on the level of criticality to MetroPCS (the “Criticality Levels”).

	Creditable Performance	Criticality
Number	Specification	Level
***	***	***
II.	Grace Periods
Subject to the further terms of this Section, Amdocs’ obligation to perform the Services in accordance with applicable CPSs will be suspended (any such applicable CPS is sometimes referred to hereinafter as a “Suspended CPS”) during certain specified time periods (each a “Grace Period”) upon the occurrence of *** . During the applicable Grace Period: *** . Set forth below is a table summarizing the CPS Suspension Events and the related Suspended CPS(s) and Grace Periods:

CPS Suspension
No.	Event	Grace Period	Suspended CPS(s)
1	***	***	***
2	***	***	***
3	***	***	***
4	***	***	***
5	***	***	***
6	***	***	***
7	***	***	***
***
The Parties shall prorate *** .
III.	CPS Credits

A.	General. Each CPS and KPI shall be measured using a *** . All amounts set forth in the table below represent *** .

Criticality	Color	CPS Credit as Percentage of ***
		***	***	***
***	***	***	***	***
For the avoidance of doubt, *** .
SCHEDULE 11

***

B.	Monthly At-Risk Amount. Notwithstanding the calculation of the CPS Credits under this Schedule, the aggregate CPS Credits in any single month credited to MetroPCS by Amdocs shall not exceed *** for the applicable month (the “Monthly At-Risk Amount”).

C.	Earnback Rights. CPS Credits owed by Amdocs to MetroPCS as set forth in subsection (A) above may be “earned back” *** .

***.
SCHEDULE 11

***

IV.	Monthly CPS Report

A.	General. On a monthly basis, Amdocs shall provide a written report to MetroPCS that includes the following information and any other information reasonably requested by MetroPCS (the “Monthly CPS Report”): *** . Amdocs shall meet with MetroPCS at least monthly, or more frequently if requested by MetroPCS, to review Amdocs’ actual performance against the CPSs, *** .

B.	Root Cause Analysis. *** , Amdocs shall perform a root-cause analysis to identify the cause of *** .

V.	Creditable Performance Specification Review and Change Process
*** , the Parties shall negotiate in good faith to: *** .
*** shall have the right to change and/or add CBFs to individual CPSs. Such changes and/or additions, if any, shall be effective *** .
*** .
VI.	Definitions

Term	Definition
API	Application programming interface. A set of functions and values used by one program to communicate with another program or with an operating system.

Associated Measure	The performance criteria component of a CPS. The Associated Measures for each CPS are set forth in the Associated Measurement Chart set forth in Section VII.

Critical Business Function(s) or CBF	A critical business function of the System as set forth and/or described in Appendix I.

Critical Times	*** .

Customer Help Desk	Ticketing process used to log, track and close internal MetroPCS issues, *** .

GE	Greater than or equal to.

GT	Greater than.

LE	Less than or equal to.

LT	Less than.

Major Customization Release	A customization of the Amdocs System pursuant to an Order which requires Amdocs to provide *** .

Minor Customization Release	A customization of the Amdocs System pursuant to an Order which requires Amdocs to provide *** .

Measurement Period	Period of time over which Amdocs’ performance against a CPS or KPI is measured, scored and reported. These time periods are defined as part of the CPS, and are generally *** .

Network Demarcation Point	*** .

New Network Element	Any new telephony network device added to the System (e.g., HLR, MSC, CDMA)

Outage Time	See Appendix II.

Outage	*** .

Priority Incident Level	The priority designation assigned to an incident to reflect the business impact of that particular incident. Priority Incident Levels are assigned *** in accordance with the criteria set forth below and may be re-classified to a different Priority Incident Level *** within the criteria set forth below.

Priority 1 Incident (P 1): *** .

Priority 2 Incident (P 2): *** .

Priority 3 Incident (P 3): *** .
VII.	Individual CPS Monthly Scoring Matrix
*** .
Associated Measures Chart
*** .

CPS
Individual CPS	Associated Measure	Percentage
***	***	***
	***	***
Individual CPS BGYR Chart
***
Sample Calculation
Step 1: Calculate *** .
     *** .
Step 2: Calculate *** .
     *** .
Step 3: Calculate *** .
     *** .
SCHEDULE 11

Special Exception: *** .
Computing the CPS Score *** .
Rounding Sample
***
***
*** .
VIII.	Customer Satisfaction
On an *** basis Amdocs shall administer satisfaction surveys to MetroPCS Personnel designated by MetroPCS. Amdocs shall deliver a report to MetroPCS detailing the results of the satisfaction survey and *** .
SCHEDULE 11

Appendix I
Creditable Performance Specifications
***
SCHEDULE 11

SCHEDULE 12
OUTSOURCING SERVICES
[SEE ATTACHED]

SCHEDULE 12
OUTSOURCING SERVICES
1.	INTRODUCTION

The Outsourcing Services are comprised of the following principal Services categories:
a)	Service Delivery Management

b)	Data Center and IT Operations

c)	Billing Operations

d)	Application Support
The Parties’ various roles and responsibilities for activities related to each of these categories are specified in the Schedule 10.

CPSs for the Service are set forth in Schedule 11.

Outsourcing Services are expected to be *** (except as otherwise agreed by the Parties from time to time in advance). Notwithstanding the foregoing, MetroPCS acknowledges that Amdocs will maintain and update the Amdocs System ““during the “Maintenance Windows” set forth in Section 1.2 of Appendix II to Schedule 11. If MetroPCS has specific needs to keep the System available during such Maintenance Windows, Amdocs will try to accommodate these requests in good faith and at Amdocs’ reasonable discretion. Amdocs will advise MetroPCS of Amdocs’ maintenance needs during the weekend portion of the Maintenance Window in order to support MetroPCS’ business scheduling needs (i.e., staffing).

Descriptions of these principal Outsourcing Services are provided in this Schedule. The full and complete details of the Parties’ roles and responsibilities with respect to the descriptions herein are as set in Schedule 10.

The Parties agree that this Schedule 12 is intended to generally describe the principal Outsourcing Services listed above and that all the Outsourcing Services are not set forth in this Schedule. *** .

2.	SERVICE DELIVERY MANAGEMENT

Service delivery management (“Service Delivery Management”) represents the day-to-day interface between MetroPCS and Amdocs. Service Delivery Management covers managerial and ongoing communications between the Parties and includes Service performance issue resolution and working jointly with MetroPCS to plan and coordinate future Changes. Amdocs believes that the key to successful Service Delivery Management is *** .

Amdocs will establish a service and program management team that will be responsible for managing the entire range of activities related to the Outsourcing Services, from Implementation and Migration Services through on-going Outsourcing Services (including all Additional Services a part thereof). Along with dedicated Amdocs Personnel to support MetroPCS, Amdocs will have Amdocs Personnel resources available and supporting MetroPCS who are highly knowledgeable (through training and knowledge transfer by MetroPCS) of MetroPCS’ key business practices and procedures who will be able to lead and assist the service and program management team in providing the Outsourcing Services. Appropriate level management of both Amdocs and MetroPCS will meet at a minimum on a monthly (or more frequent as requested by MetroPCS) basis on-site (at either Amdocs or MetroPCS Facilities, alternating as mutually agreed upon by the Parties) to review the performance of Service Delivery Management and Outsourcing Services for the past, current, and coming month, working to identify areas of improvement necessary and develop action plans to address those areas to be measured reviewed in the next meeting. The governance mechanism components of Amdocs’ Service Delivery Management are as follows:

2.1	Account Management

The Amdocs “Client Business Executive” is responsible for the entire relationship between MetroPCS and Amdocs. He or she will be chosen from Amdocs’ highly experienced management team and will be dedicated to the MetroPCS account.

2.2	Service Management

In the service management structure, Amdocs includes the following group of Services to be delivered as an integral part of the Outsourcing Services, which allows Amdocs to supply and track the required CPSs.

2.2.1 Service Manager

Amdocs will appoint a dedicated “Service Manager” who will be the primary point of contact between Amdocs and MetroPCS for Outsourcing Services. This manager will be MetroPCS’ contact point for daily operations, issues and escalation, and will supervise activities needed to ensure that the production environment is stable and performing as expected. The Service Manager is responsible for maintaining communication with MetroPCS regarding production operation related approvals.

2.2.2 Production Manager

Amdocs will appoint a “Production Manager” who will be responsible for all daily operations and providing centralized management of production operations.

2.2.3 Help Desk for Tier 2 Support

The Amdocs help desk (the “Help Desk”) will provide tier 2 technical support for the System and its operation. The Help Desk is established as the primary interface and communication point for MetroPCS to communicate issues with the System, and the Help Desk personnel will address any System related question, problem, or request initiated from MetroPCS’ help desk, including the following:
a)	Troubleshoot *** issues and provide solutions;

b)	Refer problems reported by MetroPCS related to *** to the MetroPCS’ tier 1 help desk or appropriate Amdocs Personnel, as the case may be;

c)	Distinguish between *** and refer them to the appropriate group within Amdocs;

d)	Create, track, manage, and report on questions, problems and issues through final resolution through the use of *** ;

e)	*** ; and

f)	Provide problem status updates, resolution progress, and trend reporting.
2.2.4 CPS Management

Amdocs’ CPS management team (the “CPS Management Team”) will have responsibility for the daily tracking and reporting of the end-to-end compliance of Outsourcing Services with the CPSs set forth in the Schedule 11. Working across functional boundaries, this team will assure that all elements of the Outsourcing Services are provided in accordance with the agreed upon provisions of Schedule 11. The CPS Management Team will provide a single point of accountability and responsibility relating to CPSs.

2.2.5 Change Management

Amdocs, provides Services with respect to the “Change Management Procedure” as described in Schedule 17 of the Agreement in order to manage all Changes related to the Services and System in production and non-production environments. This function ensures that each Change will be carefully controlled. Details of the Change Management Procedures respective to the Parties’ obligations are reflected in Schedule 17 (Change Management Procedures).

Each Change will be examined, documented, its risk and impact assessed, and scheduled by Amdocs in advance with MetroPCS (with the exception of ***). Each Change will be implemented only after being tested and receiving sign-off approval in accordance with the Change Management Procedures (with the exception of ***), Amdocs will coordinate and manage the Change process with all professional teams according to the respective defined timeline and implementation plan and Change Management Procedures. MetroPCS will be kept apprised of the status of any Changes by Amdocs.

Additionally, MetroPCS will use its commercially reasonable efforts to apprise Amdocs of any material changes related to the systems and services that feed into and affect the System. Material changes to: *** that relate to the use of the System shall be documented and scheduled with Amdocs in advance and will be tested wherever commercially reasonable.

3.	DATA CENTER AND IT OPERATIONS

Amdocs’ Services for the data center and IT operations will involve the planning, scheduling, and maintenance of activities required to ensure the smooth and efficient operation of the Systems and respective processes. The Services provided for the operation of the Amdocs data center (the “Amdocs Data Center”) are described in this Section 3.

3.1	Facilities and Asset Management

Amdocs’ Facilities and asset management activities include the full management and maintenance of the outsourcing facilities (i.e., the Amdocs Facilities, including air-conditioning, electricity, computers and peripherals). This Service will include drawing up and monitoring relevant support and service contracts for the various facilities, as well as performing scheduled preventive maintenance activities, and detecting and correcting malfunctions within the facilities.

3.2	Equipment Setup and Maintenance

The Amdocs activities for equipment setup and maintenance will encompass the initial setup, ongoing management, preventative maintenance, and strategic planning of the hardware and Amdocs Third Party Software. Additionally, Amdocs will order, install, upgrade, maintain and service the hardware and System software utilized by Amdocs as part of the Outsourcing Services.

Amdocs will operate the Systems (production and non-production environments) from the Amdocs Facilities, except in the case of a Disaster where non production Outsourcing Services may be operated from a mutually agreeable site. Amdocs will be responsible for the purchasing, setup, installation and maintenance of all equipment, Amdocs Systems, hardware and Amdocs Third Party Software and tools needed for the System implementation and any future installations that may be needed as part of the System, scalability and a future Releases. For any

Additional Services which Amdocs and MetroPCS have signed an Order, MetroPCS will be responsible for the costs set forth in such Order. Unless otherwise set forth in the Order, Amdocs shall remain the owner of such hardware and/or software and is responsible for all maintenance and support going forward.

***.

In addition, Amdocs will be responsible for Amdocs Equipment and Amdocs Third Party Software maintenance contracts and management of Amdocs’ subcontractors/vendors. Amdocs will establish service level agreements and quality assurance procedures with these vendors as well, to ensure the service levels provided allow Amdocs to comply with the standards set forth in Schedule 11.

3.3	Operations Monitoring

Amdocs Personnel operating the System are located on-site at Amdocs’ managed services center and will perform monitoring functions *** . This will include monitoring of the System, including, without limitation, all hardware, software and the Amdocs data center environment. Amdocs Personnel operating the System will also perform basic Amdocs data center maintenance activities; execute and monitor batch cycles; and provide first-level support for system, networking, and basic application problems.

Primary activities of the Amdocs Personnel operating and monitoring the System include:
o	First-level monitoring of the System

o	Data backup and restoration, to include:

***

o	First-level processing and serving as the focal point for application processing, including:

***.
3.4	Amdocs Systems Administration

Amdocs systems administration responsibilities will consist of management of hardware and software utilized by Amdocs as part of the Outsourcing Services, including day-to-day monitoring of the System; and planning and execution of System maintenance, backup, off-site backup storage, recovery, performance tuning, high availability failover and capacity planning.

3.4.1	Database Administration

Amdocs will provide management and administration of the database at the physical and structural level. Such activities will consist of planning and execution of backup and recovery strategies, monitoring of database performance, identification of performance bottlenecks, and administration of security policies at the database level.

3.5	Networking and Security

Amdocs will manage the Amdocs data center’s LAN and access to internet services; the communications facilities between the Amdocs data center and the Disaster Recovery site. This Service will be comprised of detailed analysis of network use and management capacity, and provision of additional network links and components. This Service will include the implementation and maintenance of Amdocs internal security policies, and detailed investigation of all network alerts raised by the Amdocs operations team.

Amdocs will assume full responsibility for the administration and maintenance of the local area network (“LAN”) within the Amdocs data centers. Amdocs will be responsible for all wide area network (“WAN”) connectivity from its operations centers to its development and other operations centers.

MetroPCS will provide and manage the network elements from MetroPCS Facilities to the production and non-production Disaster Recovery sites.

Amdocs will maintain security components needed to secure the System production and non-production environments for MetroPCS *** , in accordance with the procedures set forth in Amdocs’ SAS 70 Type II Audit reports. Amdocs will supply all security management related to facilities, systems, applications, and data.
o	Facilities Security — Amdocs Facilities providing Outsourcing Services are secured with security systems, including access systems, and movement detectors. Only authorized personnel who have been granted access will be allowed to access the Amdocs Facilities and the Amdocs data center itself. Amdocs will maintain the Amdocs Facilities security *** .

o	System Security and Access — MetroPCS will manage the MetroPCS Personnel profiles and be responsible for the daily maintenance of these tables. Amdocs will implement this policy for Amdocs Personnel as well.

o	Data Security — Amdocs will ensure, as part of its System maintenance obligations, that the access of the MetroPCS Data by authorized Personnel only. The proper profiles will be determined and only authorized Personnel from MetroPCS and/or Amdocs will be allowed to access MetroPCS Data, in accordance with MetroPCS’ security policies as set forth in Schedule 19.
3.6	Capacity Management

Amdocs will provide capacity management, consisting of follow-up and monitoring of the performance of the current technical architecture and the design for growth on the basis of MetroPCS’ business needs, as required. Amdocs will upgrade capacity as needed to support MetroPCS’ business needs as a result of the growth of MetroPCS, as set forth in Schedule 5 and Schedule 8.

3.7	Disaster Recovery Planning

Amdocs will provide Services for Disaster recovery planning in the areas of the equipment, processes, and mechanisms needed to ensure business continuity and to restore saved data and the Amdocs Solution in the event of a disaster. Details of such Services are included in the Disaster Recovery Plan document (Schedule 13-B).

4.	BILLING OPERATIONS

Amdocs’ Services for billing operations will consist of the various IT billing operations required to produce monthly subscriber bills, as detailed below.

The Amdocs “Billing Operations Team” will provide Outsourcing Services for billing operations *** where required.

4.1	Switch Polling, Event Processing and Error Handling

Within the scope of the Outsourcing Services, Amdocs shall:
a)	Monitor the event-processing activities from the agreed to delivery point to the rating mechanism for smooth transfer and adequate processing.

b)	Handle System and process errors detected during the processing of call records.

c)	Ensure that all records have been processed correctly; and providing ongoing Services (such as tracking).

d)	Providing technical support for event processing, related error investigation, issue resolution, planning, and execution.
Amdocs will provide full event process monitoring including files monitoring and error handling. Amdocs will produce the reports and perform trend analysis associated with the usage analysis.

The Amdocs event processing team will work closely with MetroPCS’ business team to confirm procedures for record error handling and resolution and to review audit reports. Amdocs will be responsible for error investigation and correction using *** , and MetroPCS will provide reasonable assistance as necessary, including with regard to errors which require business consideration and coordination with MetroPCS’ service network team.

4.2	Operations Scheduling

Amdocs will provide Services for the creation of daily, weekly, and special schedules for the billing operations, according to the agreed planned business scheduling requirements (i.e., billing cycle schedules) and the System maintenance activities. Creation of the schedules will be comprised of the following:
a)	Setting up job dependencies in accordance with MetroPCS requirements;

b)	Scheduling daily, weekly, and monthly jobs to be executed in sequence;

c)	Monitoring the scheduling process; and

d)	Handling job products.
4.3	Coordination Of Billing Quality Assurance (“QA”) Activities

Amdocs Services for billing quality assurance will consist of invoice and financial reviews, and coordination of cycle statistics and trending. On the basis of criteria defined by MetroPCS, invoices will be generated for a subset of the bill cycle population during the billing run. Reports that provide an overall financial picture of the entire bill cycle base will be generated.

4.4	Interface Handling

Working closely with data center operations and Third Parties, Amdocs’ interface handling team will provide tracking and have responsibility for actual transition of interface files from the Systems environment to and from Amdocs’ designated delivery points. The status of the files and information accessibility will be monitored continually by Amdocs.

4.5	Accounts Receivable (“A/R”)

Amdocs’ Services for A/R will consist of handling the System reports and tracking the related operation activities, such as interface audits, special reports definition, and letter production. A key function of this Service is the forwarding of financial reports to MetroPCS’ finance team for analysis of revenue generated, as reported by the System and help with any issue resolution.

4.6	Revenue Assurance Support

Amdocs will provide revenue assurance support Services in order to seek to ensure the integrity of the revenue stream. Revenue assurance is concerned with all auditing functions, starting with event processing, through bill day audits, and up to payment receipts. Amdocs’ billing operations team will provide the Parties’ revenue assurance team with the reports required to reconcile revenue production as set forth and/or described in Schedule 15.

4.7	Table Maintenance Support

The Outsourcing Services include performing and supporting MetroPCS in the maintenance of reference tables, business parameters, and price plans based on MetroPCS’ business needs. Amdocs will perform the table inserts in a test environment, where appropriate, and together with MetroPCS will validate tests of new reference parameters and price plans, where appropriate. All Changes warrant testing in a manner agreed by the Parties; provided that no Changes will be made without MetroPCS final written approval. Amdocs will provide the coordination, test billings, production assessment, and distribution of tables to the production environment. Procedures for updating the tables will be jointly established with MetroPCSin order to meet requirements for table updates and distribution. Approval for distribution to production will be made by MetroPCS.

4.8	Bill Printing Support

MetroPCS maintains primary responsibility for the print vendor contract and will manage the print and mailing communications with the print vendor. Therefore Amdocs will be responsible for the delivery of the flat files to the print vendor and provide regular output management reports and file reconciliations. MetroPCS will be responsible for managing all communication and coordination aspects of the fulfillment process with their chosen vendor. Notwithstanding the foregoing, MetroPCS shall have the right, at its election, in accordance with the Change Management Procedures, to request that Amdocs manage the print and mailing process should Amdocs offer such Services at rates agreeable to MetroPCS.

4.9	Operational Support and Inquiries

All Help Desk tickets relative to billing operations will not be handled by the Help Desk, but will be routed automatically to, responded to and resolved by the Amdocs “Billing Operations Team”.

5.	APPLICATION SUPPORT

Amdocs’ ongoing support Services (“OGS”) included in the Outsourcing Services encompasses the activities required to maintain, update and service the System. In addition, the application support function tracks Changes to the System in accordance with the process set forth in Service Delivery Management above. Every Change is recorded in a central database to ensure that cross-system impact is assessed and the Change is properly implemented. The records will be sufficient to provide quarterly and annual reports of all Changes implemented since the prior report date. The Amdocs OGS will be provided to MetroPCS during normal business operations hours, as well as support in accordance with agreed upon assignments schedules and respective timelines and acceptance, and as necessary to provide the support governed by CPSs.

5.1	Production Application Support

Production application support includes Services for production support for the System for operations and application issues. Services will include application tuning, problem determination and correction and operational assistance.

Amdocs will provide OGS for all modules and applications of the System. The Amdocs OGS team will support and troubleshoot batch cycle and online system daily operations and System functionality issues. The Amdocs OGS team will, among other things:
a)	Address errors by performing diagnoses, locating the sources of problems, determining the responsible Party for resolving the errors, and directing the recommended remedies to the appropriate group;

b)	For programming errors, perform the necessary corrections (including installing the corrections and performing all related data clean-up activity);

c)	Resolve of database integrity issues;

d)	Report to help resolve production or billing issues, plan and support for production rollout for new versions of the System;

e)	Ensure Change Management Procedures are followed for any type of Releases;

f)	Perform emergency software-related anomaly fixes in production; and

g)	Support the business user community in finding efficient work-arounds for problems that require more time to correct).
5.2	System Enhancements Support

Amdocs will provide OGS for new Releases in order to facilitate the smooth introduction and integration of such Releases of the Systems into production environment.

5.3	Change Request Handling

The Amdocs OGS related to application Change Requests will consist of receiving and analyzing Change Requests from MetroPCS and providing written proposals for the solutions, along with business impact and work estimates, and a recommendation for the proposed Release.

Amdocs will provide for initial and detail estimates of Change Requests from MetroPCS as provided for in the Agreement.

5.4	Product Releases

Amdocs will coordinate Release deployment for the System with MetroPCS. Deployment (integration and implementation) and operation of the Releases are provided to MetroPCS as part of the OGS. Amdocs will make reasonable efforts to minimize the time needed, and will work closely with MetroPCS on defining the implementation plan.

5.4.1 Product Release Test. For any Release that requires UAT or another test type by MetroPCS, there will be mutually agreed and defined test criteria to support the test type and provide for test acceptance of the Release.

5.5	Training — Technical and Train-the-Trainer

Amdocs will provide OGS for the designated MetroPCS training environment located at the Amdocs data center, and for MetroPCS user training, such training to include the following:
o	Technical management of the training environment;

o	Providing technical support and consultation for training planning, strategy, and methodology;

o	Providing technical support and consultation for training data creation and gathering;

o	Provide, *** , train the trainer training for the System for up to *** MetroPCS Personnel. MetroPCS will try to provide the same Personnel to Amdocs for training purposes;

o	Provide updated train the trainer materials for all Major Releases;

o	Prepare training environment for training;

o	Execute required jobs and processes to support training or the training environment; and

o	Delivering all Releases into the training environment upon MetroPCS request.
Other training Services, not included above or as designated in the Agreement, are available through the Change Management Procedures as provided in the Agreement.

5.6	Infrastructure Support

The Amdocs OGS team will perform the following infrastructure support activities:
a)	Execute changes to operational tables to define new job dependencies;

b)	Release new job parameter files into operational environments;

c)	Support configuration control activities in the following ways:
1)	Maintain Source Materials through appropriate check-in and check-out procedures;

2)	Maintain and build data layers, software libraries, and executables;

3)	Maintain modification history in the configuration control database for future use (such as when the next Release of the System is implemented); and

4)	Maintain and build the test and training environments.

SCHEDULE 13-A
SYSTEM PROCEDURES MANUAL
[Parties to attach]

SCHEDULE 13-B
DISASTER RECOVERY PLAN
[SEE ATTACHED]

SCHEDULE 13-B
DISASTER RECOVERY PLAN
1. Introduction
This Schedule outlines the recovery steps and activities to be performed by Amdocs when a Disaster (as defined in the Agreement) occurs *** . Amdocs will perform similar Disaster recovery activities if the primary Amdocs data center from which Amdocs is providing the Outsourcing Services is changed. The recovery process will begin *** ; this will enable continuity of Amdocs ability to provide the Outsourcing Services using an alternate Amdocs Site, *** (“Alternative Site”).
This Schedule covers the complete range of activities to be executed from the start of the Disaster to the stage where the Alternative Site and environment is activated, operating and providing the Outsourcing Services (i.e., the alternate environment serves as the production environment for the Outsourcing Services). ***         .
2. Procedure Maintenance Method
2.1. General
This Schedule shall *** .
A hard copy of the DRP kit must be stored in the following Amdocs Sites:
***
Additional hard copies must be held by the following Personnel:
***
2.2. Procedure Changing Process
Management of the activities set forth in this Schedule is the obligation of the *** .. Within Amdocs, the following people must approve Changes made to this document:
***
OR
***
Whenever there are Changes (including revisions) to this Schedule, *** is responsible for deploying copies of the updated version to the appropriate areas and personnel as described in Section 2.1. All Changes to this Schedule shall be made pursuant to the Change Management Procedures. After the updated version has been distributed, *** must verify the following:
▪	All required Personnel have received the new version.

▪	Hard copies have been stored in the required places.

▪	All previous hard copies have been destroyed.

▪	Document review *** .
2.3. Version Control Statement
Amdocs shall ensure that the then-current version of this Schedule is available from the document repository. The version of this Schedule in the document repository shall be used in the event of a Disaster and for all DRP testing.
2.4. Training
This Schedule is an integral part of any training/coaching plan for the following Personnel, which training/coaching shall occur *** :
***
2.5. Periodic Review of Documentation
The contents of this Schedule must be fully reviewed and verified on a *** basis. The *** is responsible for initiating and managing the review process.
The following Personnel must participate in these reviews:
***
3. Overview
3.1. Disaster Scenario
The MetroPCS DRP solution covers all Disaster scenarios
3.2. Basic Assumptions
The following basic assumptions apply:
***
3.3. DRP Solution and Priority

System	1st Recovery	2nd Recovery
***	***	***

The “1st Recovery” column sets forth the portions of the System that will be at *** , as applicable, within *** of the occurrence of the Disaster.
The “2nd Recovery” column sets forth the portions of the System that were *** and indicates that all such portions of the System will be at *** .
The entire System (including any portions of the System that are not listed in the table above) shall be recovered to *** within *** of the occurrence of the Disaster.
*** .
The DRP configuration on the floor *** will meet “DRP Solution” as indicated in this Section 3.3.
*** .
3.4. Solution Architecture
  3.4.1. Guidelines
The following guidelines apply:
     ***
  3.4.2. Alternative Site
Alternative Site Location
In the event of a Disaster at the primary MetroPCS production data center *** , computer-processing capabilities will be moved to the following Amdocs Alternative Site:
***
This Alternative Site is an active data center, meeting industry standards, normally housing other *** .
The underlying purpose of the DRP is to restore Amdocs ability to provide the Outsourcing Services to MetroPCS *** . The strategy to accomplish this purpose requires the utilization of a second Amdocs Site to accommodate the recovery effort. The Alternative Site contains *** .
Note: Amdocs will consistently evaluate additional recovery locations, should the above location change, MetroPCS will be made aware of the changes well in advance to ensure proper planning and this Schedule will be modified pursuant to the Change Management Procedures.
Alternative Working Area in ***
In the event of a Disaster at *** , the recovery teams will be moved to the following Amdocs Site:
***

These Amdocs Sites will be active working spaces, meeting industry standards, normally housing other *** .
  3.4.3. Off-Site Storage
*** .
  3.4.4. Backup Tape Testing
Regular testing of the system backup tapes is performed by *** .
4. Disaster Event Occurrence
4.1. Immediate Notification Contacts
Once a Disaster occurs, Amdocs and MetroPCS *** . The following sections identify the key contacts and DRP management Personnel for Amdocs and MetroPCS.
***
4.2. Disaster Declaration Criteria
A Disaster will have occurred and will be declared by the Personnel indicated in Section 4.3, upon *** .
***
4.3. Disaster Declaration Authorizations
Amdocs
***
MetroPCS
***
4.4. Emergency Operations Concept
In the event of a Disaster, the recovery activities will be done from *** :
***
  4.4.1. Emergency Operations Center (EOC)
For situations in which the primary Amdocs data center at *** is or may become inaccessible, an emergency operations center (“EOC”) will be formed. ***

   4.4.2. Emergency Operations Center (EOC) Location
Primary EOC Location ( *** )
***
Secondary EOC Location ( *** )
***
Another EOC room *** .
   4.4.3. EOC (War Room) and Work Area
The following requirements apply to the operation of the EOC (War Room) and work area:
*** .
4.5. Recovery Log Maintenance
*** .
5. Recovery Process Stages
The MetroPCS DRP solution is based on *** :
*** .
The recovery process will be performed as follows:
*** .
6. Recovery Cycles
*** .
6.1. Process Scheme
*** .
6.2. Recovery Cycle Process flow
*** .
***

7. Roles and Responsibility
The following section has roles and responsibilities defined for major task between Amdocs and MetroPCS.
7.1. Roles and Responsibility
The level of each Party’s responsibility with respect to each of the obligations set forth in this Section is specified by the insertion of the letter “ *** “ adjacent to such obligation and beneath such Party’s name.
The letter “ *** “ indicates that a Party *** .
The letter “ *** “ indicates that a Party *** .
The letter “ *** “ indicates that a Party *** .
***

#	Disaster Recovery	MetroPCS	Amdocs
***	***	***	***

8. DR Plan
     The following Disaster recovery plan will be used as the basis of the plan for Disaster recovery testing and the Disaster recovery.

#	TASK	Duration
***	***	***

SCHEDULE 14
PROJECT PLAN
[SEE ATTACHED]
***

SCHEDULE 15
SPECIFICATIONS
[SEE ATTACHED]
***

SCHEDULE 16
STEERING COMMITTEE AND ***
[SEE ATTACHED]

SCHEDULE 16
STEERING COMMITTEE ***
STEERING COMMITTEE
MetroPCS Representatives

Role/Job Title	Name (as of the Signing Date)
***	***
Amdocs Representatives

Role/Job Title	Name (as of the Signing Date)
***	***
***
***
SCHEDULE 16

SCHEDULE 17
CHANGE MANAGEMENT PROCEDURES
[SEE ATTACHED]

SCHEDULE 17
CHANGE MANAGEMENT PROCEDURES
The Change Management Procedures set forth in this Schedule 17, supplement the terms set forth in Section 10 of the Agreement and, together with the terms set forth in that Section, set forth the only authorized mechanism to request and approve Changes. The persons authorized to request and/or approve Changes for and on behalf of each Party are identified in Attachment 1 to this Schedule 17.
1. Contractual Changes. Except to the extent the Agreement expressly permits a Change to be made by a Party without the consent of the other Party, neither Party will make any Change to the *** (each, a “Contractual Change”) without complying with the Change Management Procedures set forth herein.
With respect to requests for Contractual Changes initiated by MetroPCS, the following process will be followed:
1.1 MetroPCS-Initiated Contractual Change Requests.
(a)	To request a Contractual Change, MetroPCS’ authorized person will prepare and submit a Change Order Request and Authorization form, a sample copy of which is attached hereto as Attachment 2 (the “CORA”), to Amdocs’ authorized person, *** .. Once MetroPCS completes the CORA and submits it to Amdocs, it shall constitute a “Contractual Change Request”. If a Contractual Change Request is directed to *** .

(b)	Upon receipt of a Contractual Change Request, the Amdocs *** will determine the impact of the Contractual Change, utilizing the appropriate Amdocs Personnel. The *** .. Amdocs’ response to the Contractual Change Request (the “Contractual Change Response”) will be provided to MetroPCS *** . If necessary, MetroPCS’ authorized person and the Amdocs Project Manager will *** . If *** the Contractual Change Response, *** will *** . Such Contractual Change Response, after execution *** , shall be deemed a “Contractual Change Order”. If *** does not execute a Contractual Change Response, the Parties will continue to comply with their obligations set forth in the Agreement.

(c)	The Contractual Change Order *** as set forth therein. Execution of a Contractual Change Order by one of MetroPCS’ authorized persons and *** .

(d)	Upon receipt of the Contractual Change Order, the *** will notify the appropriate Amdocs Personnel to *** .
1.2 Amdocs-Initiated Contractual Change Requests.
(a)	To request a Contractual Change, Amdocs’s authorized person will prepare and submit a CORA to MetroPCS for review and approval. Once Amdocs completes and submits the CORA to MetroPCS, it shall constitute a Contractual Change

Request.

(b)	Upon receipt of the Contractual Change Request, MetroPCS will evaluate it *** . Once *** it shall constitute a Contractual Change Order. Execution of a Contractual Change Request by *** . MetroPCS will *** . Upon receipt of the Contractual Change Order, the *** will notify the appropriate Amdocs Personnel *** .

(c)	If MetroPCS rejects any Amdocs Contractual Change Request, the Parties may *** ..
1.3	Customer Change Order Tracking. Amdocs will be responsible for tracking all Contractual Change Requests throughout the entire process from the initiation of the Contractual Change Request until the Contractual Change Order, if agreed, is completed.
2. Technical Changes. Except to the extent the Agreement expressly permits a Change to be made by a Party without the consent of the other Party, neither Party will *** (each, a “Technical Change”) without complying with the Change Management Procedures set forth in the attached Attachment 3.
3. Additional Services. To the extent Additional Services constitute a Contractual Change, the Parties must comply with Section 1 of this Schedule. To the extent Additional Services constitute a Technical Change, the Parties must comply with Section 2 of this Schedule. To the extent Additional Services constitute both a Contractual Change and a Technical Change, the Parties must comply with Sections 1 and 2 of this Schedule.

ATTACHMENT 1
PERSONS AUTHORIZED TO REQUEST AND ACCEPT CHANGE REQUESTS
For MetroPCS:
***
For Amdocs:
***

ATTACHMENT 2

CHANGE ORDER REQUEST & AUTHORIZATION FORM

<table>
<tr><th colspan="4">Contractual Change Request & Authorization Form</th></tr>
<tr><td colspan="3">Title:</td><td>#:</td></tr>
<tr><td colspan="2">Submitted by:</td><td>Phone Number:</td><td>Date:</td></tr>
<tr><td colspan="4">Description of proposed change:
(add attachments if necessary)</td></tr>
<tr><th colspan="4">Step 1: Assess impact of proposed change</th></tr>
<tr><td colspan="4">Cost:

Terms of payment:

Schedule:

Other impacts:</td></tr>
<tr><td colspan="4">Investigation to be completed by: ____________________________ by: ______________________________
(Name of lead investigator) (date)</td></tr>
<tr><th colspan="4">Step 2: Approval/Rejection of proposed change</th></tr>
<tr><td>MetroPCS</td><td>☐ Accept proposed change
☐ Reject proposed change</td><td>MetroPCS Authorized Signature:</td><td>Date:</td></tr>
<tr><td>Amdocs</td><td>☐ Accept proposed change
☐ Reject proposed change</td><td>Amdocs Authorized Signature:</td><td>Date:</td></tr>
<tr><td colspan="4">Reason for rejection: (add attachments if necessary)</td></tr>
<tr><td colspan="4">Notes regarding proposed change:</td></tr>
</table>

ATTACHMENT 3
CHANGE MANAGEMENT PROCEDURES FOR TECHNICAL CHANGES
***

SCHEDULE 18
AMDOCS MAINTENANCE
[SEE ATTACHED]

SCHEDULE 18
AMDOCS MAINTENANCE
[SEE ATTACHED]
SCHEDULE 18

SCOPE OF THIS DOCUMENT
This document provides an overview of the Amdocs Maintenance and Product Support packages. It applies to Amdocs’ proprietary generic software product(s) licensed to the customer under the Software License and Maintenance Agreement between Amdocs and the customer and all references to Amdocs’ products in this document refer to such licensed software. Please refer to the Amdocs Software License and Maintenance Agreement for details on maintenance terms and conditions.
This document will be revised periodically to reflect changes in the products being supported as well as the processes, procedures, and technologies being used to deliver that support. The latest version of this document is posted on the Amdocs Product Support web site (www.amdocs.com/support) or when in doubt email Amdocs Product Support at care@amdocs.com to make sure that you have the latest version of this document.
VERSION 308
© 2008 Amdocs. All Rights Reserved. Proprietary and Confidential Information.

CONTENTS

1. MAXIMIZE AND PROTECT YOUR AMDOCS INVESTMENT	2

2. AMDOCS PRODUCT SUPPORT PACKAGES AT-A-GLANCE	5

3. AMDOCS PREFERRED SUPPORT	7

3.1. SEAMLESS CASE HANDLING	8

3.1.1. Centralized Front Desk	8

3.1.2. 24x7 Case Handling	8

3.1.3. Support for Bundled 3rd Party Products	8

3.1.4. Case Flow Methodology: Flow-through Resolution	9

3.2. OPEN COMMUNICATION CHANNELS	10

3.2.1. Contact Us, Anytime, Anyway You Choose	10

3.2.2. Periodic Communications	10

3.2.3. Amdocs Product Support Portal	10

3.3. INTERACTIVE, CUSTOMER-SPECIFIC PRIORITIZATION AND RESOURCE ALLOCATION	11

3.3.1. Priority Management	11

3.3.2. Support Account Manager	11

3.4. MAINTENANCE RELEASES AND TOOLS	12

3.4.1. Monitoring and Control	12

3.4.2. Proactive Maintenance Releases	12

3.4.3. Online Download Center	12

3.5. WORKFORCE EMPOWERMENT	13

3.5.1. Online Knowledge Base	13

3.5.2. Online Product Training	13

3.5.3 Online Documentation	13

3.5.4. Technical Queries	13

3.6. PRODUCT EVOLUTION	14

3.6.1. Entitlement to New Releases	14

3.6.2. Business Innovation Workshops	14

4. AMDOCS PREMIUM SUPPORT	15

4.1. BUSINESS-ORIENTED SLA	16

4.2. COMMITTED RESTORATION AND RESOLUTION TIME	16

4.3. DEDICATED SUPPORT ACCOUNT MANAGER	16

5. AMDOCS ACTIVE SUPPORT	17

5.1. PERFORMANCE OPTIMIZATION	18

5.1.1. System Health Check	18

5.1.2. Performance Monitoring	18

5.1.3. Business Processes & Operations Optimization	18

5.2. LEARNING SERVICES	19

5.3. ONSITE PRODUCT SUPPORT EXPERT	19

6. AMDOCS PRODUCT RELEASE SUPPORT POLICY	21

7. TERMS OF SERVICE	22

8. SEVERITY LEVEL DEFINITIONS	24

1. MAXIMIZE AND PROTECT YOUR AMDOCS INVESTMENT
AMDOCS PRODUCT SUPPORT MAXIMIZES AND PROTECTS YOUR INVESTMENT IN AMDOCS PRODUCTS. BUILT ON AMDOCS’ PROVEN TRACK RECORD WITH BUSINESS-CRITICAL APPLICATIONS, AMDOCS PRODUCT SUPPORT PACKAGES CAN MAXIMIZE YOUR BUSINESS PERFORMANCE, STRENGTHEN YOUR COMPETITIVE POSITION AND ENSURE ONGOING, CONSISTENT OPERATIONS OVER THE LONG TERM.
Amdocs is dedicated to helping service providers deliver an intentional customer experience™. We strive to provide the best support and maintenance so that you can confidently deliver a superior experience to your customers. All backed by Amdocs’ deep industry insight, successful implementations and experience in product development.
The global Amdocs Product Support organization operates based on well-defined best practices and certified methodologies. We continuously improve performance and are measured regularly according to stringent performance indicators and quality targets.
The Amdocs Product Support team leverages Amdocs’ strengths as both a product development and system integration company, and employs experts in both areas. The result: a unique understanding of what it takes to support, maintain and resolve problems with Amdocs products throughout their lifetime.

MAXIMIZE AND PROTECT YOUR AMDOCS INVESTMENT
COMMITTED, CUSTOMER-CENTRIC SUPPORT AT THE HIGHEST STANDARD
We personalize our product support in order to meet your specific needs. As elaborated below, we deliver around-the-clock technical support, with access to our experts for the most effective experience at the highest level of commitment.
We strive to accurately and effectively prioritize problems and allocate expert resources, in accordance with your needs. Our in-house case resolution process and engagement model aim to ensure that Amdocs Product Support takes immediate ownership of your case. It also enables you to expedite case handling during critical periods, such as upgrades and migrations. You can opt for a customized service-level agreement that provides a fixed timeframe for problem resolution to further secure your customer experience.
PREVENTIVE APPROACH FOR CONTINUOUS OPERATION AND PEACE OF MIND
Amdocs’ commitment to consistent system performance is backed by our unmatched industry experience and built-in measures to proactively adjust, update and monitor core Amdocs applications. Periodic maintenance releases continuously improve the underlying operation of your Amdocs products and prevent faults.
With support options ranging from online support services to one-on-one interaction, we provide secure, responsive and reliable maintenance and support anytime, anywhere.
FUTURE-PROOF YOUR COMPETITIVE ADVANTAGE
Your significant investment in Amdocs products will drive your business strategy today and into the future. That is why Amdocs Product Support packages are designed to ensure the future of your business.
You are entitled to new releases of your purchased products. Upgrading your software future-proofs your strategic capital investment, and ensures that you benefit from all the latest features, technologies and efficiencies. However, if the needs of your business make it best to stay on an existing release, our value-added services and our long term release support policy ensure that you take full advantage of the award-winning functionality of your installed Amdocs release. With Amdocs Product Support’s long term product release support policy, you have total control over your upgrade path and timing. You can be confident that your investment is well-protected and that your competitive advantage is secured.
COMMITTED. PREVENTIVE. FUTURE-PROOF

AMDOCS PREFERRED SUPPORT
AMDOCS PREMIUM SUPPORT
AMDOCS ACTIVE SUPPORT

AMDOCS PRODUCT SUPPORT PACKAGES AT-A-GLANCE
2. AMDOCS PRODUCT SUPPORT PACKAGES AT-A-GLANCE
AMDOCS PRODUCT SUPPORT PACKAGES ARE FLEXIBLE AND CAN BE ADAPTED TO MEET YOUR SPECIFIC NEEDS. AMDOCS PREFERRED SUPPORT IS THE ESSENTIAL FOUNDATION SUPPORT PACKAGE, WHICH CAN BE FURTHER ENHANCED AND TAILORED WITH THE OPTIONAL AMDOCS PREMIUM SUPPORT AND AMDOCS ACTIVE SUPPORT.
AMDOCS PREFERRED SUPPORT
Feature-rich support and maintenance package which includes an extensive range of essential support services to meet the requirements of business-critical applications.
AMDOCS PREMIUM SUPPORT
An optional, supplementary package to Amdocs Preferred Support for committed, customized service-level agreement (SLA) resolution time.
AMDOCS ACTIVE SUPPORT
An optional, supplementary package to Amdocs Preferred Support for proactive prevention of faults and performance optimization.

ESSENTIAL, COMPREHENSIVE,
FEATURE-RICH SUPPORT AND
MAINTENANCE PACKAGE FOR
BUSINESS-CRITICAL APPLICATIONS

AMDOCS PREFERRED SUPPORT
3. AMDOCS PREFERRED SUPPORT
AMDOCS PREFERRED SUPPORT IS DESIGNED SPECIFICALLY TO MEET THE NEEDS OF BUSINESS-CRITICAL APPLICATIONS. AMDOCS PREFERRED SUPPORT BOASTS MANY RICH FEATURES TO ENSURE YOU RECEIVE THE RIGHT SUPPORT AT THE RIGHT TIME, SUCH AS AROUND-THE-CLOCK ACCESS, 24x7 BUSINESS-CRITICAL CASE HANDLING, PRIORITY MANAGEMENT, MAINTENANCE AND PRODUCT EVOLUTION RELEASES AS WELL AS A LONG TERM SUPPORT POLICY.

COMMITTED, CUSTOMER-CENTRIC SUPPORT AT THE HIGHEST STANDARD
3.1. SEAMLESS CASE HANDING
Amdocs Product Support is designed to offer a hassle-free case handling experience. Business-critical situations1 in production are handled 24x7, and the entire process is transparent so that you always know exactly how the end-to-end case flow is progressing. When necessary, the Amdocs Product Support organization will cooperate closely with Amdocs Delivery support teams and with System Integrator teams to ensure information sharing between the teams.
3.1.1. CENTRALIZED FRONT DESK
Amdocs Preferred Support entitles customers to around-the-clock access regardless of time-zone and time of day, via a centralized Front Desk that provides worldwide coverage for Amdocs products. Our Front Desk accepts cases, performs an initial assessment, routes them to the appropriate product expert teams, and remains active throughout the entire process to validate that cases are being resolved properly. As part of our overall efforts to ensure rapid time to resolution, the Front Desk target times for case acceptance, initial assessment and routing, are:

SEVERITY[2]	FRONT DESK TARGET

Severity 1	Up to 30 minutes

Severity 2	Up to 1 hour

Severity 3, 4	Up to 3 hours
3.1.2. 24X7 CASE HANDLING
Amdocs Product Support works around-the-clock in business-critical situations in production until resolution is provided. Moreover, our expert teams are measured regularly according to stringent internal performance indicators and quality targets to continuously improve their performance and expedite case handling.
3.1.3. SUPPORT FOR BUNDLED 3RD PARTY PRODUCTS
Amdocs products are bundled with, or are integrated with, various third-party products. When a problem is encountered with an Amdocs product, we provide an initial analysis to determine where the fault lies. If a problem is related to a third-party product, Amdocs Product Support will, if possible and covered under Amdocs’ agreements with the third-party vendor, forward the problem to the relevant third-party vendor for further handling.

[1]	As defined in the Terms of Service on chapter 7

[2]	See Severity Level Definitions on chapter 8.

AMDOCS PREFERRED SUPPORT
3.1.4.	CASE FLOW METHODOLOGY: FLOW-THROUGH RESOLUTION
Amdocs Product Support operates based on a well-defined, transparent case flow methodology. From initiation through resolution, this methodology ensures that we take immediate ownership of your cases and efficiently advance them across different levels of support and domains. Case tracking is intuitive and easy; you can always know the exact status of your case. Our built-in priority management and escalation processes ensure that high priority issues are handled appropriately.

CUSTOMER IT/ AMDOCS DELIVERY/ SYSTEM INTEGRATOR (L0)
AMDOCS PRODUCT SUPPORT
FRONT DESK (L1)
SUPPORT ACCOUNT MANAGER
PRODUCT ANALYSTS (L2)
PRODUCT DEVELOPERS (L3)
Case Initiation
User notifies on a problem
> Reproduce the problem
> Identify problem as core issue
> Create case in Support Portal
> Set severity
Escalation
> Approve escalation if required
> Verify priority
Case Handling
Escalation
Checks status through:
> Support Portal
> Support Account Manager
> Initial assessment
> Information validation
> Route to the appropriate product analysts
> Analyze problem
> Consulting for solution/workaround
If fix is required
> Validate timeline with the customer
> Investigation
> Code fixing
> Testing
Case Closure
If Hot Fix
> Confirmation
> Deliver solution to the customer
> Apply the solution or Maintenance Release
> Test
> Roll out to the users
> Case closure
> Periodic reports/ updates
> Maintenance Release
Typical path
If applicable

3.2. OPEN COMMUNICATION CHANNELS
Amdocs Product Support’s communication channels, as well as our web-based portal, are designed to make the case handling experience, from initialization through resolution, as clear, efficient and user-friendly as possible.
3.2.1. CONTACT US, ANYTIME, ANYWAY YOU CHOOSE
Amdocs Product Support offers various communication channels for you to contact us anytime, anyway you choose. Our Support Portal is the most efficient and preferred channel, while for critical production issues, phone contact is recommended as an additional measure (available 24x7).
3.2.2. PERIODIC COMMUNICATIONS
Amdocs Product Support Provides our customers with ongoing communications about maintenance and new releases, changes, issues and capabilities. These communications may include emails, updated news on the Amdocs Product Support Portal and the Amdocs Annual Support Newsletter, which provides an overall picture of Amdocs Product Support’s activities and plans for the upcoming year.
3.2.3. AMDOCS PRODUCT SUPPORT PORTAL
The Amdocs Product Support Portal is our web-based support system designed to give you a single point of entry for Amdocs Product Support issues. It is secure, easy to work with, makes the required information available for you and serves as an open, bi-directional communication channel with our product experts.
The portal is powered by Amdocs’ own Customer Management products. It features a flexible case management mechanism to speed up response time and problem resolution, as well as powerful workflow functionality with closed-loop accountability guaranteed.
The Amdocs Product Support Portal features these beneficial services:
>	Online case logging, tracking and updating (Named Users3)

>	Self-configured, online reports on all open and recently-closed cases, according to different variables and levels of detail

>	Downloadable maintenance releases

>	Searchable knowledge base

>	Online product training and documentation

>	Online updates on the latest news from Amdocs Product Support

>	Online tutorial on how to work efficiently with Amdocs Product Support

[3]	Named Users are qualified users (up to 6 at no additional fee) who are authorized to open or update cases with Amdocs Product Support. Named Users should be suitably trained on Amdocs Software products and in differentiating between core product and customization layer (LEL) issues prior to opening cases.

COMMUNICATION CHANNEL	CONTACT DETAILS

AMDOCS PRODUCT SUPPORT PORTAL	WWW.AMDOCS.COM/SUPPORT

TELEPHONE	NORTH AMERICA	+1 314 212 7171
	EUROPE, MIDDLE EAST AND AFRICA	+44 20 7343 7171
	ISRAEL	+972 9 77 63333
	ASIA PACIFIC	+61 3 9835 3699
	CRM JAPAN	+81 3 3514 1830

E-MAIL	CARE@AMDOCS.COM

AMDOCS PREFERRED SUPPORT
3.3.	INTERACTIVE, CUSTOMER-SPECIFIC PRIORITIZATION AND RESOURCE ALLOCATION
Each support issue has a different level of urgency, and the required level of attention each customer needs changes over time. Amdocs Product Support stays streamlined and agile, and works with our customers to optimally focus and allocate resources.
3.3.1. PRIORITY MANAGEMENT
We strive to accurately and effectively prioritize problems and allocate expert resources, in accordance with your needs. This translates into efficiently determining case severity and customer-specific issues, such as business-critical periods and peak times.
Customers determine the severity level of their cases, which is verified and agreed upon with Amdocs Product Support, according to the Severity Level Definitions found on Chapter 8 of this document.
Customers may submit a request for higher priority to expedite case handling during specific business-critical periods, such as system upgrades, implementations of new interface software and peak service times. Each request is considered relative to the current priority mix of Amdocs Product Support customers. The Amdocs Preferred package also provides the option to secure higher priority for a specific period of time, for an additional fee4.
Customers may also initiate escalation of a case if they experience or foresee difficulties, delays or other problems with the resolution of their case. This process will ensure that the relevant managers and resource owners within Amdocs are aware of your potential problems and may obtain additional resources to assist in the problem resolution.
3.3.2. SUPPORT ACCOUNT MANAGER
Amdocs Product Support may assign a Support Account Manager (SAM) to work as your advocate, maximize communication, optimize the technical escalation process when required and constantly ensure the quality of your support services. The SAM will keep you informed on the latest updates and maintenance releases.
The SAM offers a unique combination of industry and Amdocs product expertise so that customers benefit from a holistic view of all support issues. The SAM is your best single point of contact and advocate within the Amdocs Product Support organization. The SAM holds regular ongoing sessions with Amdocs Delivery teams and SIs to review case status and verify priorities.

[4]	Not available for all products

PREVENTIVE APPROACH FOR CONTINUOUS OPERATION AND PEACE OF MIND
3.4. MAINTENANCE RELEASES AND TOOLS
Amdocs’ commitment to consistent system performance is backed by our unmatched industry experience and built-in measures to proactively adjust, update and monitor core amdocs applications and keep your systems running reliably and at peak performance.
3.4.1. MONITORING AND CONTROL
Monitoring your production systems on an ongoing basis will increase your operational efficiency and ensure that problems are identified and handled before they become critical. The Amdocs Monitoring and Control tool is available to be integrated with Amdocs products5, and provides a central point of monitoring and control for your production applications and processes6. It is secure, allows access only to authorized users and can be customized to fit specific implementations.
3.4.2. PROACTIVE MAINTENANCE RELEASES
Amdocs Product Support proactively works to continuously improve the underlying operation of your Amdocs products and prevent faults. Our products include all, or some, of the following types of maintenance releases:
>	Patch Bundles

Proactive, periodic releases that aggregate all fixes driven by worldwide installations.

>	Hot Fixes

For exceptional cases. To immediately resolve critical problems for specific customers.

>	Service Packs

Released regularly. Composed of a group of Patch Bundles and possibly third-party software upgrades and product enhancements.

>	Customer-initiated Enhancement Requests

Requests for additional features or functionality that are aligned with the Amdocs product roadmap, and are qualified to be included in a future release.
3.4.3. ONLINE DOWNLOAD CENTER
The Amdocs Product Support Download Center offers a convenient, secure and easy way to obtain maintenance releases and documentation. This centralized portal for searching and downloading Amdocs software and documentation is designed specifically to help customers keep software up to date and simplify the update process.

[5]	Not including OSS

[6]	Requires implementation effort

AMDOCS PREFERRED SUPPORT
3.5. WORKFORCE EMPOWERMENT
Keeping your workforce knowledgeable and up-to-date on installed Amdocs products helps your business continuously benefit from product features, saves costs and increases efficiency. Amdocs offers a wealth of vital information for your workforce, such as documentation, online training and technical queries. These materials can also be used for training and reducing ramp up time.
3.5.1 ONLINE KNOWLEDGE BASE
The Amdocs Product Support Online Knowledge Base is the best place to start — whether you are troubleshooting a problem, have a technical question or want to prevent a problem from occurring. Using an already published solution can save you time and money.
The Amdocs Product Support Knowledge Base is made up of solutions gathered from information shared about known problems and resolutions, references to the appropriate maintenance release, “how to” information and more. Customers can search and view the Online Knowledge Base via the Amdocs Product Support Portal. In fact, this is the same Knowledge Base that our product support experts use to analyze new cases opened by customers, System Integrators or the Amdocs Delivery organization.
3.5.2. ONLINE PRODUCT TRAINING
Amdocs Preferred Support customers can access Online Product Training through the Amdocs Product Support Portal. The training sessions include products overview, “tips and tricks” and best practices. These online training sessions are a combination of live and recorded sessions that can be used to maximize your investment in Amdocs products and for training new staff.
3.5.3. ONLINE DOCUMENTATION
Amdocs provides a full range of product documentation for different users in order to allow your staff to familiarize themselves with products, both for routine use and for troubleshooting. This downloadable documentation is available online from the Amdocs Product Support Portal and may include User Guides, Implementation Kits, Programmer Kits, Operator Kits, Installation Kits, Release Notes and more.
3.5.4. TECHNICAL QUERIES
Our customers and System Integrators may occasionally make Technical Queries directly to Amdocs experts on issues related to better maintaining your product. This is a complementary service to Amdocs Consultancy, Training and Professional Services and is available only for queries on troubleshooting unexpected behavior for documented features, further elaboration on documented features, or “where can I find?” questions.

FUTURE-PROOF YOUR COMPETITIVE ADVANTAGE
3.6. PRODUCT EVOLUTION
You have made a significant investment in your Amdocs products. And for good reason: they drive your business today and will help you grow tomorrow. That’s why the Amdocs Preferred Support package is designed to extend the value of Amdocs’ applications over the long term.
3.6.1. ENTITLEMENT TO NEW RELEASES
Amdocs Preferred Support entitles customers to innovative, visionary product releases of their purchased Amdocs products. These releases leverage new technologies, such as SOA, cross-product business processes, and may add new functionalities and new efficiencies to reduce total cost of ownership. Each new product release establishes a baseline for future maintenance releases, and normally includes a utility to upgrade from the previous release. Professional Services (that may be ordered separately) may be required in order to perform an end-to-end upgrade.
3.6.2. BUSINESS INNOVATION WORKSHOPS
From time to time, Amdocs offers onsite Business Innovation Workshops to share our expertise and knowledge on market trends and products with our customers.

>	Product Evolution Workshop

The Product Evolution Workshop presents Amdocs’ product and portfolio roadmaps, and how it is relevant to the customer’s vision and business strategy.

>	Innovative Use Workshop

This onsite interactive workshop demonstrates how Amdocs’ products enable customer marketing strategies, promote innovation and enable customers to further differentiate themselves from competitors and achieve their business goals.

>	Business Process Education Workshop

The Business Process Education workshop introduces a holistic approach for process-driven transformation and implementation, focusing on business process management (BPM) concepts, best practices and out-of-the-box processes.

>	Vision & Transformation: Thought Leadership Workshop This onsite workshop presents Amdocs’ vision of the service provider industry and its evolution. It covers both practical and logical architectures that outline the operational ideal that must be embraced to successfully evolve from voice, video and data utilities to purveyors of the digital lifestyle.

AMDOCS PREMIUM SUPPORT
4. AMDOCS PREMIUM SUPPORT
AMDOCS PREMIUM SUPPORT IS A TAILOR-MADE PACKAGE, DESIGNED TO FURTHER SECURE YOUR CUSTOMER EXPERIENCE THROUGH A CUSTOMIZED SERVICE-LEVEL AGREEMENT (SLA) THAT GUARANTEES A COMMITTED TIMEFRAME FOR PROBLEM RESOLUTION AND DEDICATED SUPPORT MANAGEMENT.
AMDOCS PREMIUM SUPPORT IS AN OPTIONAL, SUPPLEMENTARY PACKAGE TO AMDOCS PREFERRED SUPPORT AND INCLUDES A COMMITMENT TO A RESTORATION AND RESOLUTION TIME THAT MEETS YOUR MOST CRITICAL OPERATIONAL REQUIREMENTS.

4.1. BUSINESS-ORIENTED SLA
Combining your understanding of your specific business needs with Amdocs’ in-depth understanding of the business environment, industry and our products, we work together with our Amdocs Premium Support customers to define a Service-Level Agreement (SLA) which is truly business-oriented and economically viable.
4.2. COMMITTED RESTORATION AND RESOLUTION TIME
Our industry-acknowledged commitment enables you to confidently deliver the level of service you want to your customers. Our SLA represents a firm commitment to restoration and resolution time — above and beyond the standard commitment. Our product experts may be assigned to work onsite, as well as remotely, on resolving problems within the committed timeframe.
4.3. DEDICATED SUPPORT ACCOUNT MANAGER
A dedicated Support Account Manager (SAM) is an essential element of Amdocs Premium Support. A dedicated SAM, who has in-depth understanding of your business and integration environment, is your personalized guide and acts as a full customer advocate within the Amdocs Product Support organization. The dedicated Support Account Manager is responsible for delivering all Support Account Manager services, as well as:

>	Reaching an in-depth understanding of your Amdocs product implementations and environment by working closely with IT staff or SIs to ensure all issues are appropriately prioritized and the highest quality of service is provided, as committed in the SLA.

>	Notifying you of the most updated maintenance releases and working with you to plan an upgrade strategy for your production environment that balances the benefits of continuous system enhancements and system stability, taking into consideration your budget and timeline.

>	Helping you plan your future activities, based on in-depth knowledge of Amdocs products and understanding your business and goals.

AMDOCS ACTIVE SUPPORT
5. AMDOCS ACTIVE SUPPORT
AMDOCS ACTIVE SUPPORT IS AN OPTIONAL, SUPPLEMENTARY PACKAGE TO AMDOCS PREFERRED SUPPORT. IT OFFERS POWERFUL PROACTIVE TOOLS AND SERVICES THAT HELP CUSTOMERS MINIMIZE RISKS BY AIMING TO PREVENT PROBLEMS BEFORE THEY OCCUR AMDOCS ACTIVE SUPPORT ENABLES CUSTOMERS TO BENEFIT FROM AMDOCS’ EXPERIENCE IN SUPPORTING, IMPLEMENTING AND OPERATING SOME OF THE INDUSTRY’S LARGEST PROJECTS.
WITH AMDOCS ACTIVE SUPPORT, YOU CAN PICK AND CHOOSE FROM A RANGE OF AVAILABLE SERVICES TO BUILD A PROACTIVE PROGRAM THAT IS UNIQUELY SUITED TO YOUR BUSINESS REQUIREMENTS.

5.1. PERFORMANCE OPTIMIZATION
5.1.1. SYSTEM HEALTH CHECK
System Health Check is an onsite, preventive service designed to assess current system status and life expectancy, identify possible performance and availability problems, and optimize continuous operation of Amdocs products. Amdocs performance analysts use designated tools and accumulated knowledge to analyze performance-related aspects of Amdocs’ installations, and identify major bottlenecks across the environment, database, operating system, middleware and major applications.
The System Health Check report outlines key findings, highlights risks that require immediate attention, and recommends adjustments and performance improvement actions that should be taken.
5.1.2. PERFORMANCE MONITORING
With the Amdocs Performance Dashboard, customers can monitor their production environment on an ongoing basis to maintain optimized performance of Amdocs products7. It provides always-on, real-time monitoring of Amdocs system transactions and can drill-down to identify the root cause of problems when needed.
The Amdocs Performance Dashboard is based on a unique development of CA|Wily Introscope, leveraging its outstanding performance monitoring capabilities. It provides deep visibility via multi-level views (portfolio, product, process) at low overhead, with no adverse affect on system performance.
The Amdocs Performance Dashboard is focused on monitoring the key components that predominantly affect the performance of Amdocs systems and reports real-time system health and performance status. It can be customized to fit specific customer implementations as required.
5.1.3. BUSINESS PROCESSES & OPERATIONS OPTIMIZATION
Amdocs Active Support includes a set of consulting services that help our customers derive maximum benefit from their existing Amdocs investments. These incorporate Amdocs best practices, business processes, benchmarks and software tools to increase efficiency. These consulting services include:

>	Amdocs Billing Operations Improvement Service The Amdocs Billing Operations Improvement Service audits, analyzes and collects information at key control points in the billing system’s environment. It evaluates performance metrics for operational efficiencies and customer satisfaction, compared to industry best practices. Amdocs baselines these key control points, performs a gap analysis to industry best practices, and provides value-added recommendations from our Solution Toolbox to maximize operating efficiency and significantly stabilize the operating environment from mediation to bill production.

>	Amdocs Contact Center Optimization Service The Amdocs Contact Center Optimization Service is designed to help our customers drive greater value from their contact centers and optimize their business

[7]	Not available for all products

AMDOCS ACTIVE SUPPORT

performance. It utilizes an optimization assessment methodology to confirm a single view of management expectations and business objectives, assesses current contact center technologies, business processes and organization structures and identifies and quantifies improvement initiatives.

>	Amdocs Order-To-Activation Optimization Service The Amdocs Order-to-Activation Optimization Service delivers business process improvement recommendations, KPIs and performance metrics, system rollouts and data quality improvement to reduce order-to-cash cycle time, as well as the cost of acquiring and retaining customers.
5.2. LEARNING SERVICES
Amdocs Active Support offers a variety of Learning Services that empower your workforce, improve performance and proficiency, and maximize your Amdocs investment.
This service entitles you to a predefined number of courses selected from the courses in the Amdocs Training Catalogue. These courses can be conducted at your premises or at Amdocs worldwide learning centers.
5.3. ONSITE PRODUCT SUPPORT EXPERT
Amdocs Active Support offers you the option of having an Amdocs Product Support expert onsite prior to or during business-critical periods, to provide hands-on assistance and first-hand access to experience and best practices for worry free, proactive support.
This proactive service is particularly valuable during critical transition periods, go-live deployments, upgrades and peak time periods. The onsite expert can significantly expedite case handling, prevent escalations, and can provide the following services:

>	Technical assistance in advance of critical periods, to analyze and review status, identify risks and prepare a plan of action to minimize them, and help coordinate efforts with Amdocs Product Support.

>	Dedicated support during critical periods to guide and support throughout the entire process, provide rapid response, handle cases before they turn into critical situations and enhance the communication with Amdocs Product Support.

>	Leverage technical knowledge in Amdocs products and support to guide you in improving your system performance and work more efficiently with our support.

WITH OUR LONG TERM PRODUCT RELEASE SUPPORT POLICY, YOU HAVE TOTAL CONTROL OVER YOUR UPGRADE PATH AND TIMING, AND CAN BE CONFIDENT THAT YOUR INVESTMENT IS WELL-PROTECTED AND YOUR COMPETITIVE ADVANTAGE IS SECURED OVER TIME.

AMDOCS PRODUCT RELEASE SUPPORT POLICY
6. AMDOCS PRODUCT RELEASE SUPPORT POLICY
Amdocs Product Support believes your investment in an Amdocs product is an investment in your business’ future. You are entitled to new releases of your purchased products and we strongly recommend upgrading to a supported release within the supported window. However, if the needs of your business make it advantageous to remain with an existing release, our long term product release support policy ensures that you take full advantage of the award-winning functionality of your installed Amdocs release.
The Amdocs product release support policy defines three stages in the product support lifecycle8:

[8]	The release support policy applies to Amdocs 6 for later releases. Continued and Basic Support does not apply to OSS

7. TERMS OF SERVICE
This chapter clarifies and highlights issues regarding Amdocs Product Support offerings and describes certain customer responsibilities which are needed to enable Amdocs Product Support to deliver its services efficiently.
Note: The terms used here shall, unless otherwise defined, have the meaning assigned to them in the Amdocs Software License & Maintenance Agreement.
CUSTOMER RESPONSIBILITIES

>	The customer should use the English language to report all cases and for all dialogue with Amdocs Product Support.

>	When customers are not able to use the Amdocs Product Support Portal, they may communicate with Amdocs Product Support via e-mail.

>	Prior to opening a case, the problem should be analyzed and identified as a core product issue.

>	When case is opened, an accurate description of the problem should be provided along with reproduction steps and all corresponding logs, data, screen shots and error messages.

>	Production cases of Severity 1 or similar emergencies that require immediate attention, require telephone notification to Amdocs Product Support in addition to creating a case via the Amdocs Product Support Portal.

>	For all Severity 1 and 2 cases, the customer must keep suitable personnel continuously available to respond to Amdocs Product Support queries and requests.

>	Handling times exclude any periods of time when Product Support is waiting for a response from the customer (such as information required to debug a problem), or when web connectivity fails or slows significantly due to reasons that are not under Amdocs sole responsibility and control.

>	Customers must be using supported software releases with the maintenance release as instructed by Amdocs to receive support. If a third party vendor retires support for its product, you may be required to upgrade to a current certified application, hardware platform, framework, database and/or operating system configuration to continue receiving technical support services.
OFFERING CLARIFICATIONS

>	The Amdocs Product Support as described in this document for all types of packages is provided for Amdocs’ proprietary generic (core) software product licensed to the customers under the Software License and Maintenance Agreement between Amdocs and the customer and all references in this document to product shall be deemed to refer to the Software. Support or other services for any non-core software, including (without limitation) for third-party software products and for the LEL (Local Extension Layer, which may include customizations, localizations and/or implementations) is typically provided by a suitably trained Customer IT team, by an Amdocs delivery team, by a System Integrator team, or a combination of these teams.

>	All references in this document to errors, defects, problems, cases, bugs or other types of problems mean errors that cause the Software not to function in material conformity with the Software Documentation.

TERMS OF SERVICE

>	Amdocs Product Support will correct a specific defect only if that defect can be reliably reproduced in generic product environment. Correction may be in the form of a workaround, temporary fix, etc’.

>	Entitlement to new version releases may not include new applications or add-on applications that Amdocs may bring to the market. These must be purchased separately.

>	24x7 case handling is provided for business-critical situations in production, where the problem causes data corruption in such way that the data cannot be recovered or that it causes significant loss of revenue. This is a subset of the Severity 1 definition.

>	Onsite services included in the Amdocs Preferred Support package do not include travel and expenses costs.

>	Business innovation workshops will be offered to customers at Amdocs discretion and are subject to the availability of Amdocs experts.

>	Additional Named Users, in addition to the 6 Named Users offered with the Amdocs Preferred Support package, are available at additional fee.

>	The following types of services are not included in any of Amdocs Product Support packages:

>	Configuration or installation services in order to implement any upgrade, fix, patch, Service Pack or any other deliverable and any clean up activity resulting from such installation.

>	Data management, data retrieval, data file copying or distribution, administration and other routine operational responsibilities.

>	Software rebuilds, disc rebuilds or data restoration.

>	Any modification to the Amdocs products or Amdocs Product Support Service required as a result of legislative changes.

>	The Amdocs software product portfolio includes and integrates with some products that are based on third-party, ISV technologies. Under this offering we do not provide support for questions or problems arising from the use of the third-party product.

>	Existing customers of older Amdocs support packages:

>	Previous “Standard” package: customers on the previous “Standard” package will receive all “Preferred Support” services, except for 24x7 business-critical case handling, SAM services and new services applicable only to new releases.

>	Previous “Enhanced” package: customers of the previous “Enhanced” package will receive all “Preferred Support” services, except for new services applicable only to new releases.

>	In cases where the customer contract does not include L2 support services (possible for OSS product) some of the services will not be available

>	For a specific product, additional Terms of Service may be specified in a supplementary Amdocs document.

8. SEVERITY LEVEL DEFINITIONS
S1 (PRODUCTION ENVIRONMENT)
The system is either completely unavailable or a recurring problem renders the system inoperable; the problem or defect causes data corruption in a way that it can’t be recovered or that it causes significant loss of revenue.
The problem or defect has one or more of the following characteristics:

>	Main online system hangs indefinitely or there is severe performance degradation, causing unreasonable wait times for resources or response times.

>	Main online system crashes repeatedly — critical functionality is not available or the application cannot continue because a vital feature is not functioning.

>	Critical business data is lost in an unrecoverable manner.
S1 (NON-PRODUCTION ENVIRONMENT)
The defect causes a major fault in the application, a large piece of functionality or major system component is completely broken, and there is NO workaround, and significant testing cannot continue.

>	OSS Products: N/A
S2 (PRODUCTION ENVIRONMENT)
System functionality is limited resulting in critical business processes that are impacted or there is the potential for the problem or defect to cause data corruption and therefore possible revenue loss.
The problem or defect has one or more of the following characteristics:

>	A key application process crashes, but processes successfully on restart.

>	Data cannot be edited or saved, but it doesn’t prevent production of critical output.

>	Main online system crashes repeatedly; critical functionality is available but re-keying data or restarting the system is required.

>	A workaround exists; however there is operational or business impact.
S2 (NON-PRODUCTION ENVIRONMENT)
A major defect where a large piece of functionality or major system component is not working properly. However, there is a workaround and significant testing can continue.

>	OSS Products: N/A
S3 (PRODUCTION ENVIRONMENT)
The system is impaired, but key business processes are not interrupted. The problem or defect has one or more of the following characteristics:
> Online system crashes infrequently, but critical functionality is still available.

> Reporting or querying capability is impaired.

> Non-critical application process crashes infrequently.

> The performance of the system is not as documented; however, the output is intact.

> A workaround exists; there is little or no operational or business impact.
S3 (NON-PRODUCTION ENVIRONMENT)
A minor defect that imposes some loss of functionality which is not in the main stream of system functionality, but for which there is an acceptable and easily producible workaround. Testing can proceed without interruption.
S4 (PRODUCTION ENVIRONMENT)
Indicates a minor issue with no discernable impact on the customer’s operation, routine administrative requests, or queries that do not require an immediate response.
S4 (NON-PRODUCTION ENVIRONMENT)
A cosmetic defect. Usually things which are nice to have, i.e., slight GUI mistake, appearance of fields in the screen are inconvenient.

www.amdocs.com
ABOUT AMDOCS
Amdocs is the market leader in customer experience systems innovation, enabling world-leading service providers to deliver an integrated, innovative and intentional customer experience™ — at every point of service. Amdocs provides solutions that deliver customer experience excellence, combining the software, service and expertise to help its customers execute their strategies and achieve service, operational and financial excellence.
A global company with revenue of $2.84 billion in fiscal 2007, Amdocs has over 16,000 employees and serves customers in more than 50 countries around the world.
For more information, visit Amdocs at www.amdocs.com.
Amdocs has offices, development and support centers worldwide, including sites in:

THE AMERICAS:	ASIA PACIFIC:	EUROPE, MIDDLE EAST & AFRICA:
BRAZIL	AUSTRALIA	CYPRUS	IRELAND	RUSSIA
CANADA	CHINA	CZECH REPUBLIC	ISRAEL	SPAIN
MEXICO	INDIA	FRANCE	ITALY	SWEDEN
UNITED STATES	JAPAN	GERMANY	NETHERLANDS	TURKEY
	THAILAND	HUNGARY	POLAND	UNITED KINGDOM
For the most up-to-date contact information for all Amdocs offices worldwide, please visit our website at www.amdocs.com/corporate.asp

Copyright © Amdocs 2008. All Rights Reserved. Reproduction or distribution other than for intended purposes is prohibited, without the prior written consent of Amdocs. Amdocs reserves the right to revise this document and to make changes in the content from time to time without notice. Amdocs may make improvements and/or changes to the product(s) and/or programs described in this document any time. The trademarks and service marks of Amdocs, including the Amdocs mark and logo, Ensemble, Enabler, Clarify, Return on Relationship, Intelecable, Collabrent, Intentional Customer Experience, Cramer and Qpass are the exclusive property of Amdocs, and may not be used without permission. All other marks are the property of their respective owners.

SCHEDULE 19
DATA PRIVACY AND SECURITY
[SEE ATTACHED]
***

SCHEDULE 20
INSURANCE
[SEE ATTACHED]

SCHEDULE 20
INSURANCE
Amdocs shall procure, and at all times during the Term and until the conclusion of the Termination Assistance Period (and thereafter to the extent required under Section 18.4 of the Agreement) maintain, the types and amounts of insurance coverage described in this Schedule.
1. Commercial General Liability Insurance.
1.1	General. Amdocs shall procure and maintain a policy of commercial general liability insurance that provides limits of not less than:

Per Occurrence:	$10,000,000
General Aggregate:	$10,000,000
Products/Completed Operations:	$5,000,000
Personal and Advertising Injury:	$5,000,000
Fire Damage (any one occurrence):	$5,000,000
Medical Payments (any one person):	$10,000
Any deductible, self-insured retention or use of a captive insurance company subsidiary shall be the responsibility of Amdocs.

1.2	Required General Liability Policy Coverage. Any general liability policy provided by Amdocs shall include the following coverage: (a) premises and operations; (b) products/completed operations; (c) contractual liability; (d) personal injury and advertising injury liability; (e) independent contractors liability; and (f) severability of interest clause. The limits of liability set forth in Section 1.1 of this Schedule can be combined of primary and umbrella (excess) insurance.

1.3	Form of General Liability Insurance Policies. All general liability policies shall be on an occurrence basis written to apply to bodily injury, including death, property damage, personal injury, and other covered losses occurring during the policy term, and specifically shall insure the performance by Amdocs of its obligations under the Agreement.

2.	Business Automobile Liability Insurance. Amdocs shall procure business automobile liability insurance written for bodily injury and property damage occurring during the policy term, in the amount of not less than $5,000,000, combined single limit per accident, applicable to all owned, non-owned, and hired vehicles, and shall be amended to comply with Laws.

3.	Statutory Workers’ Compensation and Employers’ Liability Insurance. Amdocs shall maintain a policy of workers’ compensation coverage for no less than the minimum statutory amount required for the state(s) and/or countries in which Amdocs’ employees are performing Services on behalf of MetroPCS, and employers’ liability coverage for not less than $500,000 per occurrence for all employees of Amdocs engaged in the performance of Services or operations under the Agreement.

4.	Employee Dishonesty and Computer Fraud. Amdocs shall maintain employee dishonesty and computer fraud coverage in an amount not less than $2,000,000 per occurrence. Such insurance shall cover all of Amdocs’s employees. Coverage shall include a loss payee endorsement to MetroPCS. Any deductible or self-insured retention shall be the responsibility of Amdocs.

5.	Property Insurance. Amdocs shall provide insurance on all property owned by Amdocs and used to provide Services under the Agreement. Such policy shall provide “all risk” perils, including flood at full replacement cost, and shall be in an amount of not less than $50,000,000. Coverage shall include business personal property tenant improvements, and all real and personal property owned by Amdocs, including data and business income. Amdocs shall maintain earthquake insurance with respect to its property used to provide Services in an amount not less than $2,000,000. Amdocs shall be responsible for any deductible or self-insured retention.

6.	Umbrella or Excess Insurance. Amdocs shall maintain umbrella (excess) insurance coverages written on an occurrence basis in an amount of not less than $15,000,000. This coverage shall provide excess liability coverage in excess over all limits and coverages described in Sections 1.2 and 3 of this Schedule.

7.	Professional Errors and Omissions Liability Insurance/Electronic Errors and Omissions. Amdocs shall obtain professional errors and omissions liability insurance in an amount of not less than $10,000,000 per claim, with an aggregate limit of not less than $25,000,000, providing coverage for wrongful acts in the rendering of, or failure to render, professional services. As of the Effective Date, the coverage will not contain specific, express exclusions for design errors, or failure to design an adequate system arising out of Amdocs’s wrongful acts in the rendering of, or failure to render, professional services to MetroPCS. Amdocs will exercise commercially reasonable efforts to provide that such specific, express exclusions will not be contained in the insurance during the Term. Any deductible or self-insured retention must be declared to MetroPCS along with any changes thereto. Amdocs shall be responsible for any deductible or self-insured retention. This coverage shall be maintained for a minimum of two (2) years following termination or completion of Amdocs’s performance of its obligations under the Agreement.

8.	Primary Insurance Endorsement. The coverages afforded to Amdocs and MetroPCS under all of the required policies described in this Schedule shall apply as primary insurance, and any other insurance maintained by MetroPCS or its Affiliates, or any of their directors, officers, agents or employees, or any MetroPCS self-funded program, shall be excess only and not contributing with such coverage, except for premises liability covered under Amdocs’ Commercial General Liability insurance policy where work is performed on MetroPCS’ premises and Amdocs does not control that portion of MetroPCS’ premises.

9.	Cross Liability. The coverages required by Section 18.4 and this Schedule shall contain a standard cross liability endorsement which provides that the insurance applies separately to each insured.

10.	Waiver of Subrogation. All coverage required by this Schedule (except for the errors and omissions policy described in Section 7 above) shall include a waiver of subrogation against MetroPCS and its Affiliates, a copy of which shall be provided to MetroPCS upon request.

SCHEDULE 21
MASTER PREFERRED AGREEMENT AND AMENDMENT
This Schedule 21 consists of the following two (2) Attachments:
1. Attachment 1: Master Preferred Agreement; and
2. Attachment 2: First Amendment to the Master Preferred Agreement.

SCHEDULE 21

ATTACHMENT 1 TO SCHEDULE 21
MASTER PREFERRED AGREEMENT
[Attached Hereto]

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Master Preferred Agreement
Master Preferred offers the flexibility of a modifiable contract combined with a high level of protection for both the depositor and the beneficiary. It allows for additional parties to accept contract conditions with a one-page addendum. It provides frequent correspondence between DSI and all parties to the agreement. The depositor and beneficiary will receive signed confirmations from DSI that every deposit has been inspected; an account history report to notify them of the status of the escrow; and ongoing monitoring services to ensure compliance of contract terms.
Purpose
DSI’s Master Preferred Agreement is generally used when:
•	Both parties agree that a high level of escrow protection is needed.

•	The depositor or the beneficiary wants to establish an escrow contract that is executed once, defining the company’s preferred terms.

•	The depositor has multiple products to be licensed independently by various beneficiaries.

•	Both parties want to reduce the time spent on negotiating the basic terms and conditions of the escrow agreement.

•	Clients want to avoid setup costs when adding beneficiaries or depositors to their escrow account.
Features
Master Preferred customers benefit from these unique features:
•	One agreement ensures consistency for all escrow requirements.

•	Additional parties accept contract conditions with a one-page form.

•	Tailored release conditions.

•	Modification of terms for unique requirements.

•	Written notification detailing the contents of the initial deposit and each update.

•	Semiannual account histories listing all deposit activity.

•	DSI direct billing to beneficiary.

•	Technical verification options.
•	Audit trail of deposit created through inspection, date stamping of all deposit materials.

•	Deposit inspection with signed receipt for all parties.
Atlanta • Boston • Chicago • Dallas • San Diego • San Francisco • Toronto

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For More Information Call: (800) 962-0652 or Visit Us At www.dsiescrow.com or www.ironmountain.com

SCHEDULE 21

MASTER PREFERRED ESCROW AGREEMENT
Master Number ______________________
This agreement (“Agreement”) is effective January 18, 2003 among DSI Technology Escrow Services, Inc. (“DSI”), Amdocs Software Systems Limited (“Depositor”) and any additional party signing the Acceptance Form attached to this Agreement (“Preferred Beneficiary”), who collectively may be referred to in this Agreement as the parties (“Parties”).
A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement, and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as the “License Agreement”).
B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.
C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.
D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor.
E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).
ARTICLE 1 — DEPOSITS
1.1 Obligation to Make Deposit. Upon *** , Depositor shall deliver to DSI the *** (“Deposit Materials”) required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.
1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Depositor shall label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Exhibit B shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with

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respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section 2.2 below.
1.3. Escrow Account Name Identification. Subject to this Section 1, and at the time Depositor makes the initial deposit with DSI in accordance with Section 1.2 above, Depositor shall complete and sign Exhibit D naming the initial account upon which the Deposit Materials are written or stored. Any new deposits referencing new account names made subsequent to the signing of this Agreement, intended by the Depositor to be held in a separate account and maintained separately from the initial account, but made a part of this Agreement, shall be provided for by the Depositor on Exhibit E, and Exhibit E shall be signed by the Depositor and DSI.
1.4 Acceptance of Deposit. When DSI receives the Deposit Materials, DSI will conduct a deposit inspection. At completion of the deposit inspection, if DSI determines that the labelling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labelling does not match the item descriptions or quantity on Exhibit B, DSI will (a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) mail a copy of Exhibit B to Depositor and Preferred Beneficiary. DSI’s acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary’s notice that the Deposit Materials have been received and accepted by DSI. Other than DSI’s inspection of the Deposit Materials, DSI shall have no obligation to the accuracy, completeness, functionality, performance or non-performance of the Deposit Materials.
1.5 Depositor’s Representations. Depositor represents as follows:
a.	Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

b.	With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

c.	As of the effective date of this Agreement, the Deposit Materials are not the subject of a lien or encumbrances, however, any liens or encumbrances made after the execution of this Agreement will not prohibit, limit, or alter the rights and obligations of DSI under this Agreement;

d.	The Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement or Exhibit A, as the case may be; and

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e.	The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.
1.6 DSI’s Responsibilities. DSI shall:
1.6.1 Hold the Deposit Materials in a safe and secure environment;
1.6.2	in accordance with Clause 1.4 inform the Depositor and the Preferred Beneficiary of the receipt of any copy of the Deposit Material;

1.6.3	at all times retain a copy of the latest deposit of the Deposit Materials as deposited by Depositor ; and

1.6.4	notify the Depositor if it becomes aware at any time during the term of this Agreement that the copy of the Deposit Material held by it has been lost, damaged or destroyed.
1.7 Verification. Upon receipt of a written request from Preferred Beneficiary, DSI and Preferred Beneficiary may enter into a separate proposal agreement pursuant to which DSI will agree, upon certain terms and conditions, to inspect the Deposit Materials for the purpose of verifying its accuracy, completeness, sufficiency and quality (“Verification Proposal Agreement”); the cost of such verification shall be borne by the Preferred Beneficiary. Depositor shall reasonably co-operate with DSI by providing its facilities, computer software systems, and technical and support personnel for verification whenever reasonably necessary. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI’s election, an independent contractor or company selected by DSI, may perform the verification. The Preferred Beneficiary may only request, and the Depositor shall be obliged to permit such verification only once during any 12 month period.
1.8 Deposit Updates. Unless otherwise provided by the License Agreement, Depositor shall update the Deposit Materials within sixty (60) days of each release of a new version of the product, which is subject to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.
1.9 Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

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ARTICLE 2 — CONFIDENTIALITY AND RECORD KEEPING
2.1 Confidentiality. DSI shall have the obligation to protect the confidentiality of the Deposit Materials. Except as provided in this Agreement or any subsequent agreement between the Parties, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the terms of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal including, but not limited to, notices delivered pursuant to 7.6 below.
2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history semi-annually.
ARTICLE 3 — RIGHT TO MAKE COPIES
3.1 Right to Make Copies. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed. Any copying expenses incurred by DSI as a result of a request to copy will be borne by the party requesting the copies. Alternatively, DSI may notify Depositor requiring its reasonable cooperation in promptly copying the Deposit Materials in order for DSI to perform this Agreement.
ARTICLE 4 — RELEASE OF DEPOSIT
4.1 Release Conditions. As used in this Agreement, “Release Condition” shall mean the following:
a.	The Depositor without legal justification has been determined to have breached a material obligation imposed on it pursuant to the License Agreement and has failed to remedy that breach within ninety (90) days from receipt of notification from the Preferred Beneficiary; or
b.	the Depositor (i) shall become insolvent, (ii) cease doing business as a going concern, (iii) make an assignment for the benefit of its creditors, or (iv) admit in writing its inability to pay debts, or (v) if proceedings are instituted by or against it in bankruptcy, under applicable insolvency laws, or (vi) for receivership or dissolution, provided such proceedings are not dismissed within thirty (30) days of their commencement.

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4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary must provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials within thirty (30) days of becoming aware of the occurrence of a Release Condition. Within five (5) business days of receipt of a written notice, DSI shall provide a copy of the notice to Depositor. DSI will promptly notify the Parties unless DSI acknowledges or discovers independently, or through the Parties, its need for additional documentation or information in order to comply with this section. Such need for additional documentation or information may extend the time period for DSI’s performance under this section.
4.3 Contrary Instructions. From the date of receipt by Depositor of the DSI notice requesting release of the Deposit Materials, Depositor shall have thirty (30) business days to deliver to DSI contrary instructions (“Contrary Instructions”). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to Section 7.4. Subject to Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.4; or (c) order from a court of competent jurisdiction.
4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expenses will be chargeable to Preferred Beneficiary. Upon any such release, the escrow arrangement will terminate as it relates to the Depositor and Preferred Beneficiary involved in the release.
4.5 Right to Use Following Release. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of continuing its use of the software package licensed to Preferred Beneficiary by the License Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials. The release of the Deposit Materials to the Preferred Beneficiary will not act as an assignment of any Intellectual Property Rights that the Depositor possesses in the Deposit Material. For the purposes of this clause “Intellectual Property Rights” shall mean all or any copyright, patent, trade mark, design right, database rights, computer software and source code (whether or not any of these rights are registered, and including applications and the right to apply for registration of any such rights as registered rights anywhere in the world) and all rights and forms of protection of a similar nature or having similar or equivalent effect as the foregoing which may subsist anywhere in the world.

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ARTICLE 5 — TERM AND TERMINATION
5.1 Term of Agreement. The initial term of this Agreement is for a period of one (1) year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; (b) DSI instructs Depositor and Preferred Beneficiary in writing ninety (90) days after its renewal date that the Agreement is terminated for nonpayment in accordance with Section 5.2; or (c) DSI reserves the right to terminate this Agreement, for any reason, other than nonpayment, by providing Depositor and Preferred Beneficiary sixty (60) days written notice of its intent to terminate this Agreement. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of the Agreement to match the then prevailing anniversary date of such other escrow arrangements.
5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to the parties to this Agreement affected by such delinquency. Any such party shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one (1) month of the date of such notice, then at any time thereafter DSI shall have the right to terminate this Agreement to the extent it relates to the delinquent party by sending written notice of termination to such affected parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.
5.3 Disposition of Deposit Materials Upon Termination. Subject to the foregoing termination provisions, and upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor’s instructions. If there are no instructions within the notice period, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with Section 4.4.
5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:
a.	Depositor’s Representations (Section 1.5);

b.	The obligations of confidentiality with respect to the Deposit Materials;

c.	The obligation to pay DSI any fees and expenses due;

d.	The provisions of Article 7; and

e.	Any provisions in this Agreement which specifically state they survive the termination of this Agreement.

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ARTICLE 6 — DSI’S FEES
6.1 Fee Schedule. DSI is entitled to be paid agreed fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI’s fees at least sixty (60) days prior to any increase in fees. For any service not listed on DSI’s standard fee schedule (Exhibit G), DSI will provide a quote prior to rendering the service, if requested.
6.2 Payment Terms. DSI shall not be required to perform any service, including release of any Deposit Materials under Article 4, unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. DSI shall directly invoice each Preferred Beneficiary upon submission of the Preferred Beneficiary Acceptance Form and annually thereafter, unless otherwise instructed in writing by Depositor. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.
ARTICLE 7 — LIABILITY AND DISPUTES
7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.
7.2 Indemnification. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, reasonable attorney’s fees and other liabilities (“Liabilities”) incurred by DSI relating in any way to this escrow arrangement except where it is adjudged that DSI acted with gross negligence or willful misconduct.
7.3 Limitation of Liability. In no event will DSI be liable for any incidental, indirect, special, exemplary, punitive or consequential damages, including, but not limited to, damages (including loss of data, revenue, and/or profits) costs or expenses (including legal fees and expenses), whether foreseeable or unforeseeable, that may arise out of or in connection with this Agreement except to the extent that such loss or damage is caused by DSI’s gross negligent acts or omissions or a material breach of their obligations pursuant to the Agreement as determined by arbitration or a court of competent jurisdiction; and in no event shall the collective liability of DSI exceed the annual escrow fees paid under this Agreement.
7.4 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be submitted to, and settled by arbitration by a single arbitrator chosen by the San Diego Regional Office of the American Arbitration Association in accordance with the

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Commercial Rules of the American Arbitration Association. The arbitrator shall apply California law. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address. Any costs of arbitration incurred by DSI, including reasonable attorney’s fees and costs, shall be divided equally and paid by Depositor and Preferred Beneficiary.
7.5 Controlling Law. The Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.
7.6 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction, which may direct DSI to take, or refrain from taking any action, that party shall:
a.	Give DSI at least five (5) business days prior notice of the hearing;

b.	Include in any such order that, as a precondition to DSI’s obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

c.	Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.
ARTICLE 8 — GENERAL PROVISIONS
8.1 Entire Agreement. The Agreement, which includes the Acceptance Form and Exhibits A, B, C, D and E described herein, embodies the entire understanding among all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such License Agreement. DSI’s only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary, Exhibit C need not be signed by any party, Exhibit D need not be signed by Preferred Beneficiary or DSI and the Acceptance Form need only be signed by the parties identified therein.
8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C and Acceptance Form. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Any correctly

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addressed notice or last known address of the other parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities by mail, through messenger or commercial express delivery services. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.
8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.
8.4 Successors and Assigns. The Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.
8.5 Waiver. Any term of this Agreement may be waived by the party entitled to the benefits thereof, provided that any such waiver must be in writing and signed by the party against whom the enforcement of the waiver is sought. No waiver of any condition, or breach of any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.
8.6 Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.
8.7 Attorney’s Fees. In any litigation or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks declaration of any rights or obligations under this Agreement, the prevailing party who has proven in court by court decree, judgment or arbitrator’s decision that the other party has materially breached its representation and/or warranty under this Agreement shall be awarded reasonable attorneys’ fees, together with any costs and expenses, to resolve the dispute and to enforce final judgement.
8.8 No Third Party Rights. The Agreement is made solely for the benefit of the Parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless otherwise agreed to by all the parties hereto.

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8.9 Authority to Sign. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement.
8.10 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Amdocs Software Systems Limited (“Depositor”)	DSI Technology Escrow Services, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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EXHIBIT A
MATERIALS TO BE DEPOSITED
Account Number
Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:

Amdocs	Software	Systems	Limited

(“Depositor”)	(“Preferred Beneficiary”)

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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EXHIBIT B
DESCRIPTION OF DEPOSIT MATERIALS
Depositor Company Name: Amdocs Software Systems Limited
Account Number
Product Name                                                                                       Version
(Product Name will appear as Exhibit B Name on Account History report)
DEPOSIT MATERIAL DESCRIPTION:
1.               QUANTITY MEDIA TYPE & SIZE             LABEL DESCRIPTION OF
                  EACH SEPARATE ITEM

Disk 3.5” or ____

DAT tape ____mm

CD-ROM

Data cartridge tape

TK 70 or tape

Magnetic tape

Documentation

Other
PRODUCT DESCRIPTION:
Environment
DEPOSIT MATERIAL INFORMATION:
Is the media or are any of the files encrypted? Yes / No If yes, please include any passwords and the decryption tools.
Encryption tool name                                                                                                              Version
Hardware required
Software required
Other information                                                                                         required

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I certify for Depositor that the above described Deposit Materials	DSI has inspected and accepted the above materials (any exceptions are noted above):
have been transmitted to DSI:

Signature	Signature

Print Name	Print Name

Date	Date Accepted

Exhibit B#

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EXHIBIT C
DESIGNATED CONTACT
Master Number

Notices, deposit material returns and
communications to Depositor should	Invoices to Depositor should be
be addressed to:	addressed to:
Company Name: Amdocs	Amdocs
Address: 2570 Orchard Parkway	2570 Orchard Parkway
San Jose, CA 95131	San Jose, CA 95131
Designated Contact: Dawna Blanks	Contact: Dawna Blanks
Telephone: 408-965-7770	P.O.#: Will change annually.
Facsimile: 408-965-4313
E-mail: dblanks@amdocs.com
Verification Contact: Dawna Blanks
Telephone/E-mail:
T = 408-965-7770
E = dblanks@amdocs.com
Requests to change the designated contact should be given in writing by the designated contact or an authorized employee.

DSI has two Operations Centres to
service you. Agreements, Deposit
Materials and notices to DSI should	All invoice fee remittances to DSI
be addressed to: (select location)	should be addressed to:
☐ Attn: Client Services	DSI Technology Escrow Services, Inc.
9265 Sky Park Court, Suite 202	PO Box 45156
San Diego, CA 92123	San Francisco, CA 94145-0156
Telephone: (858) 499-1600
Facsimile: (858) 694-1919
E-mail: clientservices@dsiescrow.com

or

☐ Attn: Client Services
2100 Norcross Parkway, Suite 150
Norcross, GA 30071	Date:
Telephone: 770-239-9200
Facsimile: 770-239-9201
E-mail: clientservices@dsiescrow.com
SCHEDULE 21

EXHIBIT D
NAME OF INITIAL ACCOUNT
Account Number
Amdocs Software Systems Limited (“Depositor”) has entered into a Master Preferred Escrow Agreement with DSI Technology Escrow Services, Inc. (“DSI”). Pursuant to that Agreement, Depositor may deposit certain Deposit Materials with DSI.
The initial account will be referenced by the following name:
Amdocs CRM                                                             .
Amdocs Software Systems Limited
(“Depositor”)

By:

Name:

Title:

Date:

SCHEDULE 21

EXHIBIT E
ADDITIONAL ESCROW ACCOUNT
TO MASTER PREFERRED ESCROW AGREEMENT
Master Number
New Account Number
Amdocs Software Systems Limited (“Depositor”) has entered into a Master Preferred Escrow Agreement with DSI Technology Escrow Services, Inc. (“DSI”). Pursuant to that Agreement, Depositor may deposit certain Deposit Materials with DSI.
Depositor desires that new Deposit Materials be held in a separate account and be maintained separately from the initial account. By execution of this Exhibit E, DSI will establish a separate account for the new Deposit Materials. The new account will be referenced by the following name:                                         .
Depositor hereby agrees that all terms and conditions of the existing Master Preferred Escrow Agreement previously entered into by Depositor and DSI will govern this account. The termination or expiration of any other account of Depositor will not affect this account.

Amdocs Software Systems Limited (“Depositor”)	DSI Technology Escrow Services, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

SCHEDULE 21

EXHIBIT F
PREFERRED BENEFICIARY ACCEPTANCE FORM
Account Number
Depositor, Preferred Beneficiary and DSI Technology Escrow Services, Inc. (“DSI”), hereby acknowledge that MetroPCS Wireless, Inc., is the Preferred Beneficiary referred to in the Master Preferred Escrow Agreement effective *** , 2002 with DSI as the escrow agent and Amdocs Software Systems Limited as the Depositor. Preferred Beneficiary hereby agrees to be bound by all provisions of such Agreement.
Depositor hereby enrolls Preferred Beneficiary to the following account(s):

Account Name	Account Number

Notices and communications to Preferred
Beneficiary should be addressed to:	Invoices should be addressed to:

Company Name:

Address:

Designated Contact:	Contact:

Telephone:	P.O.#, if required:

Facsimile:

E-mail:

Amdocs Software Systems Limited

Preferred Beneficiary	(“Depositor”)

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

SCHEDULE 21

DSI Technology Escrow Services, Inc.

By:

Name:

Title:

Date:

SCHEDULE 21

EXHIBIT G
Pricing for standard Master Program:

Service	Set-Up Fee	Annual	Qty	Total
***
Additional Fees:
***

SERVICE OPTIONS	FEES
***	*	**

SCHEDULE 21

ATTACHMENT 2 TO SCHEDULE 21
FIRST AMENDMENT TO THE MASTER PREFERRED AGREEMENT
[Attached Hereto]

FIRST AMENDMENT TO THE
MASTER PREFERRED ESCROW AGREEMENT
     This First Amendment to the Master Preferred Escrow Agreement (this “First Amendment”), is made and entered into as of the 15th day of September, 2008 (the “Effective Date”), by and among DSI Technology Escrow Services, Inc. (“DSI”), Amdocs Software Systems Limited (“Amdocs”) and MetroPCS Wireless, Inc. (“MetroPCS”) (MetroPCS, Amdocs and DSI are sometimes collectively referred to herein as the “First Amendment Parties”).
R E C I T A L S
     WHEREAS, Amdocs and DSI are parties to that certain Master Preferred Escrow Agreement dated January 18, 2003 (the “Escrow Agreement”).
     WHEREAS, Amdocs, Amdocs, Inc., and MetroPCS are parties to that certain Managed Services Agreement effective as of April 8, 2008 (as the same may be amended from time to time, the "MetroPCS/Amdocs MSA”).
     WHEREAS, in connection with the execution of the MetroPCS/Amdocs MSA, Amdocs and DSI have agreed to amend the Escrow Agreement in the manner hereinafter set forth in connection with: (a) the primary escrow account referenced in the attached Appendix B (the “Primary Account”; and (b) the additional escrow account referenced in the attached Appendix B (the “Additional Account”).
     NOW THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Amendment Parties agree to the foregoing and as follows:
1. Scope of First Amendment. This First Amendment is made solely in connection with the Primary Account and the Additional Account and for no other purpose. Nothing in this First Amendment shall be construed to amend or modify the Escrow Agreement in connection with any deposit account established under the Escrow Agreement other than the Primary Account and the Additional Account.
2. Incorporation of Recitals; Definitions. The foregoing recitals are hereby incorporated into the First Amendment and made a part hereof. Except to the extent provided otherwise herein, capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Escrow Agreement or in the MetroPCS/Amdocs MSA, as applicable. For the avoidance of doubt, solely as it relates to the First Amendment Parties, all references to “License Agreement” in the Escrow Agreement shall be deemed to mean the MetroPCS/Amdocs MSA.
3. Deposit Materials. The Deposit Materials shall consist of the items described in the attached Appendix A and shall be deposited in either the Primary Account or the Additional Account, as noted on Appendix A.

4. Preferred Beneficiary. Upon execution of a separate Acceptance Form in the form attached hereto as Appendix B, MetroPCS shall be deemed to be a Preferred Beneficiary under the terms of the Escrow Agreement, and the MetroPCS/Amdocs MSA shall constitute a License Agreement for purposes of the Escrow Agreement.
5. Amendments.
     5.1 Section 1.1, Deposit Updates. The following sentence is added at the end of Section 1.1, Obligation to Make Deposit, of the Escrow Agreement:
Notwithstanding anything herein to the contrary, Depositor must deposit with DSI a complete version of all Deposit Materials to be included in the Additional Account (as such term is defined in that certain First Amendment to the Master Preferred Escrow Agreement by and among DSI Technology Escrow Services, Inc., Amdocs Software Systems Limited and MetroPCS Wireless, Inc.) on or before fourteen (14) days prior to Deployment Use (as such term is defined in the License Agreement).
     5.2 Section 1.8, Deposit Updates. The first sentence of Section 1.8, Deposit Updates, of the Escrow Agreement is deleted in its entirety and replaced with the following:
In respect of the products licensed to Preferred Beneficiary under the License Agreement, Depositor shall update the Deposit Materials within sixty (60) days following: (a) in the case of Deposit Materials included in the Primary Account (as such term is defined in that certain First Amendment to the Master Preferred Escrow Agreement by and among DSI Technology Escrow Services, Inc., Amdocs Software Systems Limited and MetroPCS Wireless, Inc.), each release of a new version of such products; and (b) in the case of Deposit Materials included in the Additional Account, each Release (as such term is defined in the License Agreement), modification or change to such products, but in each of the cases described in the foregoing subsections (a) and (b), Depositor shall update the Deposit Materials at least twice annually at six (6)-month intervals.
     5.3 Section 4.1, Release Conditions. Section 4.1, Release Conditions, of the Escrow Agreement is deleted in its entirety and replaced with the following:
    4.1 Release Conditions. As used in this Agreement, “Release Condition” shall mean the following in respect of both the Primary Account and the Additional Account:
a.	*** .

b.	(i) Depositor: (A) becomes insolvent; (B) ceases doing business as a going concern; (C) makes an assignment for the benefit of its creditors; or (D) admits in writing its inability to pay its debts; or (ii) proceedings are instituted by or against Depositor in bankruptcy, under applicable insolvency laws; or (iii) Depositor becomes subject to receivership or dissolution proceedings, provided such proceedings are not dismissed within thirty (30) days of their commencement.

c.	An event described in the foregoing subsections (b)(ii) or (b)(iii) occurs and: (i) the License Agreement is not accepted by Depositor or its trustee within thirty (30) days after such proceedings are instituted; or (ii) Depositor or a trustee elects, or files pleadings to, reject the License Agreement at any time after such proceedings are instituted.
In respect of the Additional Account, as used in this Agreement, “Release Condition” shall additionally mean the following:
a.	*** .

b.	*** .
     5.4 Section 4.2, Filing for Release; Section 4.3, Contrary Instructions; Section 4.4, Release of Deposit; and Section 4.5, Right to Use Following Release. Section 4.2, Filing for Release; Section 4.3, Contrary Instructions; Section 4.4, Release of Deposit; and Section 4.5, Right to Use Following Release, of the Escrow Agreement are deleted in their entirety and replaced with the following:
     4.2 Release of Deposit Materials. *** .
     5.5 Section 5.3, Disposition of Deposit Materials Upon Termination. The last sentence of Section 5.3, Disposition of Deposit Materials Upon Termination, is deleted in its entirety and replaced with the following:
DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with the terms of this Agreement.
     5.6 Section 7.4, Dispute Resolution. Section 7.4 of the Escrow Agreement is deleted in its entirety.
6. Effect of Amendments. The amendments set forth herein are for the benefit of MetroPCS only and shall not apply to any other customers of Amdocs that constitute Preferred Beneficiaries under the Escrow Agreement. All terms of this First Amendment shall supersede any conflicting terms set forth in the Escrow Agreement. Subject to the terms of the foregoing sentence, any terms of the Escrow Agreement not expressly amended or replaced herein shall remain in full force and effect.
~ Signature Page Follows ~

IN WITNESS WHEREOF, the First Amendment Parties have caused this First Amendment to the Master Preferred Escrow Agreement to be executed by their duly authorized representatives as of the Effective Date.

MetroPCS Wireless, Inc.		Amdocs Software Systems Limited

By:		By:
	(Signature)		(Signature)
Name:		Name:
	(Typed or Printed)		(Typed or Printed)
Title:		Title:
	(Typed or Printed)		(Typed or Printed)
Date:		Date:

DSI Technology Escrow Services, Inc.

By:
(Signature)
Name:
(Typed or Printed)
Title:
(Typed or Printed)
Date:

APPENDIX A
DEPOSIT MATERIALS
The Deposit Materials to be deposited in the Primary Account consist of the following items (all of which shall be provided in human-readable, electronic and machine-readable form, unless stated otherwise below):
     ***

APPENDIX B
PREFERRED BENEFICIARY ACCEPTANCE FORM
Account Number ______________________
Depositor, Preferred Beneficiary and DSI Technology Escrow Services, Inc. (“DSI”), hereby acknowledge that MetroPCS Wireless, Inc., is a Preferred Beneficiary referred to in the Master Preferred Escrow Agreement effective January 18, 2003 with DSI as the escrow agent and Amdocs Software Systems Limited as the Depositor, as amended pursuant to that certain First Amendment to the Master Preferred Escrow Agreement between DSI, MetroPCS Wireless, Inc. and Amdocs Software Systems Limited dated September 15, 2008. The Parties hereby agree to be bound by all provisions of such Agreement, as amended.
Depositor hereby enrolls Preferred Beneficiary to the following accounts:

Account Names	Account Numbers

Primary Account:	Primary Account: ***
Additional Account:	Additional Account:

Notices and communications to	Invoices should be addressed to:
Preferred Beneficiary should be addressed to:

MetroPCS Wireless, Inc.	MetroPCS Wireless, Inc.
2250 Lakeside Blvd.	2250 Lakeside Blvd.
Richardson, TX 75082-4304	Richardson, TX 75082-4304
Designated Contact: ***	Contact: ***
Telephone: ***
Facsimile: ***
E-mail: ***

MetroPCS Wireless, Inc.	Amdocs Software Systems Limited
Preferred Beneficiary	Depositor

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

DSI Technology Escrow Services, Inc.

By:

Name:

Title:

Date:

APPENDIX C
ADDITIONAL CONFIDENTIALITY OBLIGATIONS
***

SCHEDULE 22
CONTROL OBJECTIVES
***

SCHEDULE 23
AMDOCS COMPETITORS
***

SCHEDULE 24
METROPCS COMPETITORS
***

SCHEDULE 25
BACKGROUND CHECKS
United States:
***
Cyprus:
***
Israel:
***
India:
***
***

SCHEDULE 26
METROPCS EQUIPMENT, METROPCS OWNED SOFTWARE
AND METROPCS THIRD PARTY SOFTWARE
MetroPCS Equipment
***
MetroPCS Owned Software
***
MetroPCS Third Party Software
None as of the Signing Date.